Administrative Agent

plus plus

employee benefit plan plan

significant

29 C.F.R. §2510.3-101(c)

29 C.F.R. §2510.3-101

per annum

plus

vice versa

inter se inter se

business development company

i.e.

pro rata

first second third pro rata fourth fifth sixth pro rata pro rata pro rata

and Chief Financial Officer

CNB – Willow Tree Revolving Credit and Security Agreement

CNB – Willow Tree Revolving Credit and Security Agreement

REVOLVING CREDIT AND SECURITY AGREEMENT

WILLOW TREE CAPITAL CORPORATION,

as the Primary Borrower

CITY NATIONAL BANK,
as the Administrative Agent and a Lender

As of November 8, 2024

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EXHIBITS

REVOLVING CREDIT AND SECURITY AGREEMENT

THIS **REVOLVING CREDIT AND SECURITY AGREEMENT** (as it may be further amended, restated or supplemented from time to time, this "Credit Agreement"), dated as of November 8, 2024 by and among **WILLOW TREE CAPITAL CORPORATION**, a Maryland corporation that is a closed-end investment company regulated as a business development company under the Investment Company Act (the "Primary Borrower" and together with any AIV Borrowers (as defined below), any Parallel Fund Borrowers (as defined below), each, a "Borrower", and collectively, "Borrowers"), the Lenders (as hereinafter defined) from time to time party hereto, and **CITY NATIONAL BANK** ("City National"), as the Administrative Agent for the Secured Parties (as hereinafter defined).

A. On or immediately prior to the Closing Date, the Merged Entities (as hereinafter defined) will merge with and into the Primary Borrower, with the Primary Borrower being the survivor of such merger.

B. The Primary Borrower and any other Borrower that becomes a party hereto have requested that the Lenders make loans to provide working capital to the Borrowers, finance the costs and other expenses to be incurred by the Borrowers in connection with making investments and finance the costs of other undertakings by the Borrowers for purposes permitted under their respective Constituent Documents.

C. The Lenders are willing to make loans upon the terms and subject to the conditions set forth in this Credit Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. DEFINITIONS

1.1 **Defined Terms.** For the purposes of the Loan Documents, unless otherwise expressly defined, the following terms shall have the meanings assigned to them below:

"Account Bank" means City National.

"Administrative Agent" means City National, until the appointment of a successor "*Administrative Agent*" pursuant to Section 11.9 and, thereafter, shall mean such successor Administrative Agent.

"Administrative Questionnaire" means an administrative questionnaire in a form supplied by the Administrative Agent.

"Advisers Act" means the Investment Advisers Act of 1940, as amended from time to time, together with all rules and regulations promulgated from time to time thereunder.

"Affiliate" of any Person means any other Person that, directly or indirectly, controls or is controlled by, or is under common control with, such Person. For the purpose of this definition, "control" and the correlative meanings of the terms "controlled by" and "under common control with" when used with respect to any specified Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares, partnership interests, shareholder interests, membership interests or by contract or otherwise.

"Agency Services Address" means the address for the Administrative Agent set forth in Section 12.6, or such other address as may be identified by written notice from the Administrative Agent to Borrower and the Lenders from time to time.

"Agent-Related Person" has the meaning provided in Section 11.3.

"AIV Borrower" means each Alternative Investment Vehicle which becomes a Borrower under this Credit Agreement pursuant to Section 6.3.

"Alternative Investment Vehicle" means any Person formed pursuant to the Constituent Documents of the Primary Borrower to make Investments in lieu of their being made directly by the Primary Borrower.

"Annual Valuation Period" means the "annual valuation period" as defined in 29 C.F.R. § 2510.3-101(d)(5), as determined for each applicable Credit Party.

"Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable to a Credit Party or any of their Subsidiaries from time to time concerning or relating to bribery or corruption.

"Anti-Terrorism Laws" means any Applicable Law relating to money laundering or terrorism, including, without limitation, the Bank Secrecy Act, the Patriot Act and any executive orders or regulations promulgated thereunder.

"Applicable Law" means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

"Applicable Margin" means (a) for a Term SOFR Loan or Daily Simple SOFR Loan, 2.50% per annum, or (b) for a Prime Loan, 1.50% per annum.

"Assignee" has the meaning provided in Section 12.11(b).

"Authorized Person" has the meaning provided in Section 5.2(b)(i).

"Availability Period" means the period commencing on the Closing Date and ending on the Maturity Date.

"Available Commitment" means, at any time of determination, the lesser of: (a) the Maximum Commitment; and (b) the Borrowing Base.

"Bank Products" means each and any of the following bank products and services provided to any Borrower by a Bank Product Provider: (a) credit or charge cards for commercial customers (including, without limitation, "commercial credit cards" and purchasing cards), (b) stored value cards, and (c) depository, cash management, and treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

"Bank Product Agreements" means those certain agreements pursuant to which any Bank Product Provider provides any of the Bank Products to any Borrower.

"Bank Product Obligations" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by any Borrower to any Lender or its Affiliates pursuant to or evidenced by the Bank Product Agreements regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several.

"Bank Product Provider" means any Person who was a Lender at the time of entry into the applicable Bank Product Agreement or an Affiliate of a Person who was a Lender at the time of entry into the applicable Bank Product Agreement that is a provider under such Bank Product Agreement.

"Benchmark" means, initially, with respect to any SOFR Loan, the SOFR-Based Rate upon which such SOFR Loan is based; provided that if a Benchmark Replacement Date has occurred with respect to any such SOFR-Based Rate, or any then current Benchmark, then "Benchmark" means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has become effective pursuant to Section 4.3.

"Benchmark Replacement" has the meaning given to such term in Section 4.3(b).

"Benchmark Replacement Date" has the meaning given to such term in Section 4.3(b).

"Benchmark Transition Event" has the meaning given to such term in Section 4.3(c).

"Beneficial Ownership Certification" means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

"Beneficial Ownership Regulation" means 31 C.F.R. § 1010.230.

"Borrower" and "Borrowers" have the meanings provided in the first paragraph hereof.

"Borrower Party" has the meaning provided in Section 11.1(a).

"Borrowing" means a disbursement made by the Lenders of any of the proceeds of the Loans, and "Borrowings" means the plural thereof.

"Borrowing Base" means, at any time of determination, sixty percent (60%) of the Unfunded Capital Commitments of the Included Investors of the Primary Borrower at such time, provided that if the Unfunded Capital Commitment of an Included Investor is greater than thirty-five percent (35%) of the aggregate Unfunded Capital Commitments, then the amount of such

Investor's Unfunded Capital Commitment in excess of 35% shall be excluded from the calculation of the Borrowing Base.

"Borrowing Base Certificate" means the certification and spreadsheet setting forth the calculation of the Available Commitment in the form of Exhibit A hereto.

"Borrowing Base Deficiency" means, at any time, the Principal Obligations of the Borrowers exceed the Available Commitments.

"Business Day" means any day of the year (other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Applicable Law to close); provided that, when used in connection with a SOFR Loan, or any other calculation or determination involving SOFR, the term "Business Day" means any such day that is also a U.S. Government Securities Business Day.

"Capital Call" means, with respect to any Borrower, a call upon any or all of such Borrower's Investors for payment of all or a portion of the Capital Commitments. "Capital Calls" means, where the context may require, all Capital Calls, collectively.

"Capital Call Cut-Off Date" means, with respect to any Borrower, the date on which such Borrower's ability to call Capital Commitments under its Constituent Documents or applicable Subscription Agreement, as applicable, for the purpose of repaying the Obligations is terminated.

"Capital Commitment" means, with respect to any Borrower, the capital commitment of the Investors to such Borrower pursuant to such Borrower's Constituent Documents or Subscription Agreement, as the case may be, in the amount set forth in the applicable Constituent Document or the applicable Subscription Agreement. "Capital Commitments" means, where the context may require, all Capital Commitments, collectively. For the avoidance of doubt, any Capital Commitment in any Merged Entity (whether originally arising under such Merged Entity's Limited Liability Company Agreement or related Subscription Agreement, as applicable) shall, immediately upon the effectiveness of the Merger, be understood to be a Capital Commitment to the Primary Borrower.

"Capital Contribution" means, with respect to any Borrower, the amount of cash actually contributed by an Investor to such Borrower with respect to its Capital Commitment, less any Returned Capital. "Capital Contributions" means, where the context may require, all Capital Contributions, collectively.

"Capital Return Certification" means a certificate in the form of Exhibit K hereto.

"Capital Return Notice" means the written notice delivered to an Investor by or on behalf of a Borrower for the purpose of making a return of capital pursuant to such Borrower's Constituent Documents or Subscription Agreement, as the case may be, which notice shall be in the form of Exhibit L hereto. "Capital Return Notices" means, where the context may require, all Capital Return Notices, collectively.

"Cayman Merged Entity" means Willow Tree Capital Offshore Fund, LLC, a Cayman Islands limited liability company.

"Change in Law" means the occurrence, after the Closing Date, of: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in Applicable Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued.

"Change of Control" means the Investment Manager is no longer the Investment Manager of the Borrower.

"City National" has the meaning provided in the first paragraph hereof.

"Closing Date" means November 8, 2024.

"Collateral" has the meaning provided in Section 5.1(a).

"Collateral Account" means, collectively, the Primary Collateral Account, and each other account of a Borrower to be opened at the Account Bank, in each case, to which such Borrower shall direct certain payments and collections in accordance with Section 5.2(a), together with any successor or substitute account(s), all of which are to be physically segregated at all times from the accounts of any other persons, firms or corporations.

"Collateral Account Reserve" means, as of any date, funds in a Borrower's Collateral Account that are contractually obligated to be used by such Borrower to make an Investment as of such date to a Person that is not an Affiliate of any Credit Party, the absence of which would directly cause an event of default to occur under the documentation for such Investment or would otherwise directly cause such Borrower to be unconditionally required under the terms of such documentation to pay, in cash, a financial penalty or fee to a Person that is not an Affiliate of any Credit Party, as evidenced in the written notice most recently delivered by such Borrower to the Administrative Agent in accordance with Section 8.1(q); provided, that, if such funds are not actually used by such Borrower to make such Investment within fifteen (15) Business Days after delivery of such notice, such funds shall no longer be included in the "Collateral Account Reserve".

"Commitment" means, for each Lender, the amount set forth on Schedule II hereto or on its respective Lender Assignment and Assumption Agreement or Lender Joinder Agreement as its "Commitment", as the same may be reduced from time to time by the Borrowers pursuant to Section 3.6 or by further assignment by such Lender pursuant to Section 12.11(b).

"Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

"Compliance Certificate" has the meaning provided in Section 8.1(b).

"Conforming Changes" means, with respect to either the use or administration of any SOFR-Based Rate or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Business Day", the definition of "Interest Period," or any similar or analogous definition, if applicable, the addition of a concept of "interest period", if applicable, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, and other technical, administrative or operational matters) to this Credit Agreement and the other Loan Documents that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Credit Agreement) and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such changes will become effective without any further action or consent of Borrower.

"Connection Income Taxes" means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

"Constituent Documents" means, for any Person, its constituent or organizational documents and any governmental or other filings related thereto, including: (a) in the case of any limited partnership, exempted limited partnership, joint venture, trust or other form of business entity, the limited partnership agreement, exempted limited partnership agreement, joint venture agreement, articles of association or other applicable agreement of formation and any agreement, instrument, certificates, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state or jurisdiction of its formation; (b) in the case of any limited liability company, the articles of formation, limited liability company agreement and/or operating agreement for such Person; and (c) in the case of a corporation or an exempted company, the certificate of incorporation, memorandum and articles of association, and/or the bylaws for such Person, in each such case as restated, modified, amended or supplemented in accordance with the terms and conditions of this Credit Agreement. For the avoidance of doubt, with respect to the Borrowers, their "Constituent Documents" shall include any registration statement and prospectus.

"Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to a Rollover of a Term SOFR Loan from one Interest Period to the next Interest Period.

"Controlled Group" means: (a) the controlled group of corporations as defined in Section 414(b) of the Internal Revenue Code; or (b) the group of trades or businesses under common control as defined in Section 414(c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code), in each case of which the applicable Credit Party is a member.

"Conversion Date" means any SOFR Rate Conversion Date or Prime Rate Conversion Date, as applicable.

"Conversion Notice" has the meaning provided in Section 2.3(h).

"Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 2.3(h).

"Credit Agreement" has the meaning provided in the preamble hereto.

"Credit Facility" means the credit facility provided to the Borrowers by the Lenders under the terms and conditions of this Credit Agreement and the other Loan Documents.

"Credit Party" means each Borrower individually; "Credit Parties" means all such Persons collectively.

"Daily Simple SOFR" means, for any day (a "SOFR Interest Day"), a rate per annum (rounded upward to the next one-sixteenth (1/16th) of one percentage (0.0625%), if necessary) equal to the greater of (a) SOFR for the day that is two (2) Business Days prior to (i) if such SOFR Interest Day is a Business Day, such SOFR Interest Day or (ii) if such SOFR Interest Day is not a Business Day, the Business Day immediately preceding such SOFR Interest Day and (b) one percent (1%). Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to Borrower.

"Daily Simple SOFR Loan" means any Loan bearing interest based upon Daily Simple SOFR.

"Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

"Default Rate" means on any day the lesser of: (a) the Benchmark rate in effect on such day *plus* the Applicable Margin *plus* two percent (2%) and (b) the Maximum Rate.

"Defaulting Lender" means, subject to Section 12.12(b), any Lender that (a) has failed to (i) fund all or any portion of the Loans required to be funded by it hereunder within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and Borrower in writing that such failure is the result of such Lender's determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified any Credit Party or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender's obligation to fund a Loan hereunder and states that such position is based on such Lender's determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified

in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Credit Parties, to confirm in writing to the Administrative Agent and the Credit Parties that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Credit Parties), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 12.12(b)) upon delivery of written notice of such determination to the Credit Parties and each other Lender.

"Distribution" has the meaning provided in Section 9.13.

"Dollars" and the sign "$" mean the lawful currency of the United States of America.

"Eligible Assignee" means any Person that meets the requirements to be an assignee under Section 12.11(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 12.11(b)(iii)).

"Environmental Laws" means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, Release, investigation or remediation of Hazardous Materials.

"Environmental Liability" means any liability, contingent or otherwise (including, without limitation, liability for damages, penalties, fines, indemnities or costs of environmental clean-up or remediation), of any Credit Party or any of its Subsidiaries directly or indirectly resulting from or with respect to (a) a violation of Environmental Law, (b) exposure to Hazardous Materials, (c) the generation, handling, use, storage, treatment, transportation or disposal of Hazardous Materials, (d) the Release of Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

"ERISA" means the U.S. Employee Retirement Income Security Act of 1974, and the rules and regulations promulgated thereunder, each as amended or modified from time to time.

"ERISA Investor" means an Investor that is: (a) an "*employee benefit plan*" (as such term is defined in Section 3(3) of ERISA) subject to Part 4 of Subtitle B of Title I of ERISA; (b) any "*plan*" defined in and subject to Section 4975 of the Internal Revenue Code; or (c) any entity or account whose assets include or are deemed to include the Plan Assets of one or more such employee benefit plans or plans pursuant to the Plan Asset Regulations or any other relevant legal authority.

"Erroneous Payment" has the meaning provided in Section 11.13(a).

"Erroneous Payment Deficiency Assignment" has the meaning provided in Section 11.13(d).

"Erroneous Payment Impacted Class" has the meaning provided in Section 11.13(d).

"Erroneous Payment Return Deficiency" has the meaning provided in Section 11.13(d).

"Erroneous Payment Subrogation Rights" has the meaning provided in Section 11.13(d).

"Event of Default" has the meaning provided in Section 10.1.

"Excluded Investor" means any Investor that is subject to an Exclusion Event.

"Excluded Taxes" means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office, or in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 4.7(b)) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 4.1, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient's failure to comply with Section 4.1(e), and (d) any U.S. federal withholding Taxes imposed under FATCA.

"Exclusion Event" means, with respect to any Investor, any of the following events shall occur (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) (1) it shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor, liquidator or other similar official of itself or of all or a substantial part of

its assets; (ii) file a voluntary petition as debtor in bankruptcy or admit in writing that it is unable to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or answer seeking reorganization or an arrangement with creditors or take advantage of any Debtor Relief Laws; (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against such Investor in any bankruptcy, reorganization, or insolvency proceeding; or (vi) take personal, partnership, limited liability company, corporate or trust action, as applicable, for the purpose of effecting any of the foregoing; or (2) an involuntary case or other proceeding shall be commenced against such Investor, seeking liquidation, reorganization or other relief with respect to such Investor or its debts under any Debtor Relief Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of such Investor or any substantial part of its property, or an order, order for relief, judgment, or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking such Investor's reorganization or appointing a receiver, custodian, trustee, intervenor, or liquidator of such Person or of all or substantially all of its assets;

(b) such Investor shall fail to fund a Capital Call when initially due and such delinquency or default is not cured within fifteen (15) Business Days (without regard to any notice or cure period under the applicable Constituent Document or Subscription Agreement, as applicable);

(c) such Investor shall be declared a "Defaulting Unitholder" or a "Defaulting Shareholder", as the case may be, under the applicable Limited Liability Company Agreement or Subscription Agreement;

(d) such Investor shall be excused or excluded from participating in any Investment which is being funded, in whole or in part, with the proceeds of a Borrowing; provided that, in such event, such Investor shall not be an Excluded Investor, but the portion of such Investor's Unfunded Capital Commitment that would otherwise be contributed to fund such Investment shall be excluded from the calculation of the Available Commitment;

(e) such Investor shall be a Sanctioned Person;

(f) any final judgment or decree which in the aggregate exceeds fifteen percent (15%) of the net worth of such Investor (measured as of the date of its initial designation as an Included Investor) shall be rendered against such Person, and (i) any such judgment or decree shall not be discharged, paid, bonded or vacated within forty five (45) days or (ii) enforcement proceedings shall be commenced by any creditor on any such judgment or decree;

(g) such Investor shall (i) repudiate, challenge, or declare unenforceable its obligation to make contributions pursuant to its Capital Commitment or a Capital Call or such obligation shall be or become unenforceable, (ii) otherwise disaffirm any provision of its Subscription Agreement or the Constituent Documents of any Borrower in any way relating to funding its Capital Contributions, or (iii) give any written notice of its intent to not fund future contributions pursuant to a Capital Call or comply with the provisions of its Subscription Agreement or the Constituent Documents of the applicable Borrower in any way relating to the funding of its Capital Contributions;

(h) a default shall occur in the performance by it of any of the material covenants or material agreements contained in its Subscription Agreement (or related Side Letter), or the applicable Constituent Document (except as otherwise specifically addressed in this definition), in each case, in any way relating to the funding of its Capital Contributions, and such default is not cured within ten (10) Business Days;

(i) such Investor shall withdraw as an investor from the applicable Borrower, or all or any portion of its equity interest is redeemed, forfeited or otherwise repurchased by the applicable Borrower; provided that, in such event, such Investor shall not be an Excluded Investor, but the portion of such Investor's Unfunded Capital Commitment that is redeemed, forfeited or otherwise repurchased by the applicable Borrower shall be excluded from the calculation of the Available Commitment;

(j) any representation, warranty, certification or statement made by such Investor under its Subscription Agreement (or related Side Letter), the Constituent Documents of the applicable Borrower or in any certificate, financial statement or other document delivered pursuant to the Loan Documents executed by such Person shall prove to be untrue, inaccurate or misleading in any material respect;

(k) the Uncalled Capital Commitment of such Investor ceases to be Collateral subject to a first priority perfected Lien in favor of the Administrative Agent for the benefit of the Secured Parties;

(l) such Investor encumbers its interest in the applicable Borrower; provided, that, if such encumbrance extends only to such Investor's economic rights (and not to its legal title or Capital Commitments), such encumbrance alone shall not result in an Exclusion Event under this clause (l) unless and until the related encumbrance holder shall commence an exercise of remedies with respect to such rights or interest;

(m) such Investor shall Transfer its equity interest in the applicable Borrower and be released from its obligation under the applicable Constituent Documents or Subscription Agreement to make contributions pursuant to a Capital Call with respect to such transferred interest; provided that, in such event, such Investor shall not be an Excluded Investor, but that portion of such Investor's Unfunded Capital Commitment that is so Transferred shall be excluded from the calculation of the Available Commitment;

(n) any Credit Party suspends, cancels, reduces, excuses, terminates or abates the Capital Commitment or any amounts due with respect to a Capital Contribution of such Investor; provided that, in such event, such Investor shall not be an Excluded Investor, but that portion of such Investor's Unfunded Capital Commitment that is so suspended, cancelled, reduced, excused, terminated or abated shall be excluded from the calculation of the Available Commitment;

(o) in connection with any Borrowing, any Credit Party has knowledge that such Investor will likely request to be, or has the right to be, excused from funding a Capital Call with respect to the Investment being acquired or otherwise funded with the proceeds of the related Borrowing; provided that, in such event, such Investor shall not be an Excluded Investor, but the

portion of such Investor's Unfunded Capital Commitment that would otherwise be contributed to fund such Investment shall be excluded from the calculation of the Available Commitment;

(p) if such Investor is an ERISA Investor, (i) any failure by its Sponsor to pay any contractual or statutory obligations or make any other payment required by ERISA or the Internal Revenue Code with respect to such ERISA Investor, or (ii) any determination by the Investment Manager or an ERISA Investor, that participation of ERISA Investors in the Borrower is "*significant*" for the purposes of the Plan Asset Regulations and no other exception thereunder from "plan assets" status applies;

(q) the occurrence of any circumstance or event that, in the reasonable discretion of the Administrative Agent, could reasonably be expected (i) to have a material and adverse impact on the financial condition and/or operations of such Investor or (ii) to impair, impede or jeopardize the obligation of such Investor to fulfill its obligations to make Capital Contributions under the Limited Liability Company Agreements, the Subscription Agreements or the Side Letters, as applicable; and

(r) such Investor shall amend its Side Letter in any way that would materially impair, impede or jeopardize the Lenders' rights in the Collateral, as determined by the Administrative Agent in its reasonable discretion.

"FATCA" means Sections 1471 through 1474 of the Internal Revenue Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Internal Revenue Code, or any U.S. or non-U.S. fiscal or regulatory legislation, rules, guidance notes or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Internal Revenue Code or analogous provisions of non-U.S. law.

"Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day (or, if such day is not a Business Day, for the immediately preceding Business Day), as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day.

"Fee Letter" means that certain Fee Letter dated as of the date hereof, between the Primary Borrower and the Administrative Agent, as may be supplemented, modified, amended, or restated from time to time.

"Filings" means (a) UCC financing statements, UCC financing statement amendments and UCC financing statement terminations, and (b) the substantial equivalent thereto as reasonably determined to be necessary by the Administrative Agent in any other jurisdiction in which any Credit Party may be formed.

"Floor" means 1.00%.

"Foreign Lender" means (a) if the applicable Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Lender that is resident

or organized under the laws of a jurisdiction other than that in which the applicable Borrower is resident for tax purposes.

"GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

"Governmental Approvals" means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

"Governmental Authority" means the government of the United States, or any other nation, or of any political subdivision thereof, whether state or local, and any agency, registrar of limited liability companies, registrar of exempted limited partnerships, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of government (including any supra-national bodies such as the European Union or the European Central Bank).

"Hazardous Materials" means (a) any gasoline, petroleum or petroleum products or by-products, radioactive materials, friable asbestos or asbestos-containing materials, urea-formaldehyde insulation, polychlorinated biphenyls, per- and polyfluoroalkyl substances, and radon gas, and (b) any other chemicals, materials, wastes or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

"Hedging Agreements" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement; and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, all as amended, restated, supplemented or otherwise modified from time to time.

"Hedge Product Provider" means any Person who was a Lender at the time of entry into the applicable Hedging Agreement or an Affiliate of a Person who was a Lender at the time of entry into the applicable Hedging Agreement that is a provider under such Hedging Agreement.

"Included Investor" means all Investors in the Borrowers, other than any Investor that is an Excluded Investor, provided that (1) any Investor in respect of which an Exclusion Event has occurred shall thereupon no longer be an Included Investor until such time as all Exclusion Events

in respect of such Investor shall have been cured and such Investor shall have been restored as an Included Investor in the reasonable discretion of the Required Lenders; and (2) each restoration under clause (1) of this proviso shall be subject to the satisfaction of such initial or ongoing conditions as may be specified by the Administrative Agent in its reasonable discretion. The Included Investors as of the Closing Date are set forth on Schedule III hereto, as in effect on the Closing Date, and Included Investors approved by the Administrative Agent or Lenders, as applicable, subsequent to the Closing Date shall be reflected in an updated Borrowing Base Certificate delivered to and accepted by the Administrative Agent or Lenders, as applicable.

"Indebtedness" means, with respect to any Person at any date, without duplication, the sum of: (a) all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations to pay the deferred purchase price of property or services (including, without limitation, all obligations under non-competition, earn-out or similar agreements), except trade payables arising in the ordinary course of business not more than ninety (90) days past due; (c) all attributable indebtedness in respect of capital leases and synthetic leases (regardless of whether accounted for as indebtedness under GAAP); (d) all obligations under conditional sale or other title retention agreements relating to property purchased to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); (e) all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person, whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) all obligations, contingent or otherwise, as an account party relative to the face amount of letters of credit, whether or not drawn, and banker's acceptances; (g) all obligations to repurchase any securities which repurchase obligation is related to the issuance thereof; (h) all net obligations under any Hedging Agreements; and (i) any of the foregoing guaranteed by such Person. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

"Indemnified Liabilities" has the meaning provided in Section 12.5(b).

"Indemnified Taxes" means (a) Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

"Indemnitee" has the meaning provided in Section 12.5(b).

"Interest Option" means Daily Simple SOFR, Term SOFR or the Prime Rate.

"Interest Payment Date" means: (a) with respect to any Prime Loan or Daily Simple SOFR Loan, the first Business Day of each calendar month; (b) as to any Term SOFR Loan in respect of which the applicable Borrower has selected a one- or three- month Interest Period, the last day of such Interest Period for such Term SOFR Loan; (c) the date of any prepayment of any Loan made hereunder, as to the principal amount prepaid; and (d) the Maturity Date.

"Interest Period" means, with respect to any Term SOFR Loan, the period commencing on the date such Term SOFR Loan is made, the date a Prime Loan is converted to a Term SOFR Loan or the date a Term SOFR Loan is continued, as applicable, and ending on the numerically corresponding day of the calendar month that is one or three months thereafter, as specified in the Request for Borrowing (in each case subject to the availability thereof); provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period; provided, however, no Interest Period may extend beyond the Maturity Date of such Term SOFR Loan.

(i) any Interest Period with respect to any Loan which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided further that if interest in respect of such Interest Period is computed by reference to SOFR, and such Interest Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Interest Period shall end on the next preceding Business Day;

(ii) if interest in respect of such Interest Period is computed by reference to SOFR, and such Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, then such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) in the case of any Interest Period for any Loan which commences before the Maturity Date and would otherwise end on a date occurring after the Maturity Date, such Interest Period shall end on (but exclude) such Maturity Date and the duration of each Interest Period which commences on or after the Maturity Date shall be of such duration as shall be selected by the applicable Lender in its sole discretion.

"Internal Revenue Code" means the U.S. Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, each as amended or modified from time to time.

"Investment" means, the "Investment" as that term is defined in the applicable Limited Liability Company Agreement or other Constituent Document.

"Investment Company Act" shall mean the U.S. Investment Company Act of 1940, as amended from time to time, or any successor statute thereto.

"Investment Manager" means (a) Willow Tree Capital Corp Advisors LLC, a Delaware limited liability company or (b) an Affiliate thereof that has (i) assumed all liabilities and obligations of the "Investment Adviser" under the Management Agreement pursuant to documentation in form and substance acceptable to the Administrative Agent; and (ii) assumed all obligations and liabilities of the Investment Manager under the Loan Documents (including,

without limitation, Section 5.4 of this Credit Agreement) pursuant to documentation in form and substance acceptable to the Administrative Agent.

"Investment Manager Claims" has the meaning provided in Section 5.4(a).

"Investment Obligor" means the borrower or borrowers on a respective Investment.

"Investor" means, as to a Borrower, any Person that is admitted to such Borrower as a limited partner, shareholder, member or general partner in accordance with the applicable Constituent Documents of such Borrower. For the avoidance of doubt, any Person that was admitted to a Merged Entity as a member in connection with the Limited Liability Company Agreement of such Merged Entity shall be deemed to be an Investor in the Primary Borrower.

"Investor Information" has the meaning provided in Section 12.17.

"Key Person Event" means either Timothy Lower or James Roche is no longer actively involved in the day to day business of any Credit Party or the Investment Manager.

"KYC Compliant" means any Person who has satisfied all requests for information from the Lenders for "know-your-customer" and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies and who would not result in any Lender being non-compliant with any such rules and regulations and related policies were such Person to enter into a banking relationship with such Lender.

"Lender Assignment and Assumption Agreement" means the agreement contemplated by Section 12.11, pursuant to which any Lender assigns all or any portion of its rights and obligations hereunder, which agreement shall be substantially in the form of Exhibit H.

"Lender Joinder Agreement" means an agreement substantially in the form of Exhibit F, pursuant to which a new Lender joins the Credit Facility as contemplated by Section 12.11(g).

"Lender Party" has the meaning provided in Section 11.1(a).

"Lenders" means, collectively, the Persons listed on Schedule II and any other Person(s) that shall have become party hereto pursuant to a Lender Assignment and Assumption Agreement or a Lender Joinder Agreement, other than any such Person that ceases to be a party hereto pursuant to a Lender Assignment and Assumption Agreement; "Lender" means any one of the foregoing.

"Lending Office" means, as to any Lender, the office or offices of such Lender (or an Affiliate of such Lender) described as such in such Lender's Administrative Questionnaire delivered to the Administrative Agent, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.

"Lien" means any lien, mortgage, security interest, assignment by way of security, charge, tax lien, pledge, encumbrance, or conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of indebtedness, whether arising by agreement or under common law, any statute, law, contract, or otherwise.

"Limited Liability Company Agreement" means (i) with respect to the US Merged Entity, that certain Amended and Restated Limited Liability Company Agreement dated as of January 25, 2024, as amended from time to time, (ii) with respect to the Cayman Merged Entity, that certain Amended and Restated Limited Liability Company Agreement dated as of September 28, 2023, as amended from time to time, and (ii) in the case of an AIV Borrower or Parallel Fund Borrower that joins this Credit Agreement after the Closing Date, as described on Schedule I to such Borrower's joinder agreement to this Credit Agreement).

"Loan Deficit" has the meaning provided in Section 2.3(g).

"Loan Documents" means this Credit Agreement, the Notes (including any renewals, extensions, re-issuances and refundings thereof), the Fee Letter, each Lender Assignment and Assumption Agreement, each joinder agreement to this Credit Agreement, each Lender Joinder Agreement, each Filing and such other agreements and documents, and any amendments or supplements thereto or modifications thereof, executed or delivered pursuant to the terms of the Loan Documents, including, for the avoidance of doubt, each Borrowing Base Certificate, Request for Borrowing and Compliance Certificate (but specifically excluding any Secured Hedging Agreement or any Bank Product Agreement).

"Loans" means SOFR Loans and Prime Loans made by the Lenders to the Borrowers pursuant to the terms and conditions of the Loan Documents.

"Management Agreement" means that certain Investment Management Agreement, dated as of November 4, 2024, between the Primary Borrower and the Investment Manager, as the same may be amended, restated, modified or supplemented from time to time in accordance with the terms of this Credit Agreement.

"Margin Stock" has the meaning assigned thereto in Regulation U.

"Material Adverse Effect" means a material adverse effect on: (a) the assets, operations, properties, liabilities (actual or contingent), condition (financial or otherwise), or business of any Credit Party, individually or taken as a whole; (b) the ability of any Credit Party to perform its obligations under any of the Loan Documents or any of its Constituent Documents; (c) the validity or enforceability of any of the Loan Documents, or the rights and remedies of the Secured Parties hereunder or thereunder taken as a whole; or (d) the ability of the Investors of any Borrower that hold, individually or in the aggregate, 15% or more of the Uncalled Capital Commitments at any time to perform their obligations under the applicable Limited Liability Company Agreements, the Subscription Agreements or the Side Letters, as applicable.

"Material Amendment" has the meaning provided in Section 9.5.

"Maturity Date" means the earliest of: (a) the Stated Maturity Date; (b) the date upon which the Administrative Agent declares the Obligations due and payable after the occurrence of an Event of Default; (c) reserved; (d) thirty (30) days prior to the termination of the Constituent Documents of any Borrower; (e) thirty (30) days prior to the earliest Capital Call Cut-Off Date of any Borrower; and (f) the date upon which the Borrowers terminate the Commitment pursuant to Section 3.6 or otherwise.

"Maximum Commitment" means $90,000,000, as it may be reduced by the Borrowers pursuant to Section 3.6.

"Maximum Rate" means, on any day, the highest rate of interest (if any) permitted by Applicable Law on such day.

"Merged Entities" means, collectively, the US Merged Entity and the Cayman Merged Entity and each, individually, a "Merged Entity".

"Merger" means the merger of the Merged Entities with and into the Primary Borrower, with the Primary Borrower being the surviving Person of such merger.

"Non-Consenting Lender" means any Lender that does not approve any consent, waiver, amendment, modification or termination that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 12.1 and (b) has been approved by the Required Lenders.

"Non-Defaulting Lender" means, at any time, each Lender that is not a Defaulting Lender at such time.

"Notes" means the promissory notes provided for in Section 3.1, and all promissory notes delivered in substitution or exchange therefor, as such notes may be amended, restated, reissued, extended or modified; and "Note" means any one of the Notes.

"Obligations" means all present and future indebtedness, obligations, and liabilities of the Credit Parties to the Lenders and other Secured Parties, and all renewals and extensions thereof (including, without limitation, Loans), or any part thereof, evidenced or arising pursuant to the Loan Documents (including, without limitation, indemnity provisions) or represented by the Notes, and all renewals and extensions thereof, or any part thereof, and all interest accruing thereon (including, without limitation, interest accruing at the rate provided in the applicable Loan Document on or after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable), and attorneys' fees, costs and expenses incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several.

"OFAC" means the United States Department of the Treasury's Office of Foreign Assets Control.

"OFAC Regulations" means the regulations promulgated by OFAC, as amended.

"Operating Company" means an "operating company" within the meaning of *29 C.F.R. §2510.3-101(c)* of the Plan Asset Regulations.

"Other Claims" has the meaning provided in Section 5.4(b).

"Other Connection Taxes" means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a

party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

"Other Taxes" means all present or future stamp, court, documentary, excise, property, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.7(b)).

"Parallel Fund" means, as to any Borrower, a "Parallel Fund" as that term is defined in the Limited Liability Company Agreement of such Borrower.

"Parallel Fund Borrower" means each Parallel Fund which becomes a Borrower under this Credit Agreement pursuant to Section 6.3.

"Parallel Investment Vehicle" means a parallel or feeder partnership or other investment vehicle created with respect to the Borrowers.

"Participant" has the meaning provided in Section 12.11(d).

"Participant Register" has the meaning provided in Section 12.11(e).

"Patriot Act" has the meaning provided in Section 12.18.

"Payment Recipient" has the meaning provided in Section 11.13(a).

"Pending Capital Call" means a Capital Call that has been made on an Investor but that has not yet been funded.

"Permitted Indebtedness" means, as to any Borrower, (i) to the extent the obligations arising in connection with the Repo Transactions constitute Indebtedness, such obligations, in each case (x) to the extent arising in the ordinary course of business and consistent with past practice and (y) as evidenced in the written notice most recently delivered by such Borrower to the Administrative Agent in accordance with Section 8.1(r), and (ii) other Indebtedness of a Borrower that is unsecured in an aggregate amount not to exceed $900,000.

"Permitted Liens" means (a) banker's Liens, rights of setoff or similar rights and remedies arising in the ordinary course of business as to deposit or securities account or other funds maintained with depositary institutions or arising as a result of law; (b) Liens relating to Taxes, either (i) not due and payable or (ii) being contested in good faith by appropriate proceedings and for which, in either case, the applicable Borrower or its Subsidiaries maintain adequate reserves in accordance with GAAP; (c) any Liens in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Loan Documents; and (d) Liens in favor of a Repo Lender securing Indebtedness under clause (ii) of the definition of "Permitted Indebtedness"; provided, that, in the case of this clause (d), such Liens do not extend to any Collateral.

"Person" means an individual, sole proprietorship, joint venture, association, trust, estate, business trust, corporation, limited liability company, exempted company, limited liability partnership, limited partnership, exempted limited partnership, nonprofit corporation, partnership, sovereign government or agency, instrumentality, or political subdivision thereof, or any similar entity or organization.

"Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), including any single-employer plan or multiemployer plan (as such terms are defined in Section 4001(a)(15) and in Section 4001(a)(3) of ERISA, respectively), that is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Internal Revenue Code.

"Plan Asset Regulations" means *29 C.F.R. §2510.3-101*, et seq, as modified by Section 3(42) of ERISA.

"Plan Assets" means "plan assets" within the meaning of the Plan Asset Regulations.

"Potential Default" means any condition, act or event which, with the giving of notice or lapse of time or both, would become an Event of Default.

"Primary Borrower" has the meaning provided in the first paragraph hereof.

"Primary Collateral Account" means Account Number 211067195 at the Account Bank, ABA Number 122016066 and any successor or substitute accounts, to which the Primary Borrower shall direct certain payments and collections in accordance with Section 5.2(a).

"Prime Loan" means a Loan bearing interest at the Prime Rate.

"Prime Rate" means the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section as the U.S. "Prime Rate", as in effect from time to time. The parties hereto acknowledge that Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

"Prime Rate Conversion Date" has the meaning provided in Section 2.3(h).

"Principal Obligations" means the aggregate outstanding principal amount of the Loans.

"Pro Rata Share" means, with respect to each Lender, the percentage obtained from the fraction: (a) (i) the numerator of which is the Commitment of such Lender; and (ii) the denominator of which is the aggregate Commitments of all Lenders; or (b) in the event the Commitments of all Lenders have been terminated: (i) the numerator of which is the sum of the Principal Obligations (or, if no Principal Obligations are outstanding, the Obligations) owed to such Lender; and (ii) the denominator of which is the aggregate Principal Obligations (or if no Principal Obligations are outstanding, the Obligations) owed to all of the Lenders.

"Proceedings" has the meaning provided in Section 7.9.

"Proper Instructions" means instructions received by the Account Bank in form acceptable to it, from any of the Credit Parties, or any Person duly authorized by any of the Credit Parties in any of the following forms acceptable to the Account Bank:

(a) in writing signed by the Authorized Person (whether by manual, facsimile, PDF or other electronic signature);

(b) by electronic mail from an Authorized Person;

(c) in a communication utilizing access codes effected between electromechanical or electronic devices; or

(d) such other means as may be agreed in writing upon from time to time by the Account Bank and the party giving such instructions, including oral instructions.

provided that, for any transaction involving cash (e.g., withdrawals, transfers and disbursements) or assets, the Account Bank shall confirm that the instruction is authorized by an Authorized Person by telephone call-back at the telephone number designated in Schedule IV. The Authorized Person confirming the instruction shall be a person other than the Authorized Person from whom the Instruction was received.

"Proposed Amendment" has the meaning provided in Section 9.5.

"Recipient" means (a) the Administrative Agent and (b) any Lender.

"Register" has the meaning provided in Section 12.11(c).

"Regulation D," "Regulation T," "Regulation U," and "Regulation X" means Regulation D, T, U, or X of the Board of Governors of the Federal Reserve System, from time to time in effect, and shall include any successor or other regulation relating to reserve requirements or margin requirements applicable to member banks of the Federal Reserve System.

"Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person's Affiliates.

"Release" means any actual or threatened release, spill, pumping, escaping, dumping, pouring, emission, injection, deposit, disposal, discharge, dispersal, leaking, leaching or migration into or through the environment or within any building, structure, facility or fixture (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material).

"Repo Lender" means: (a) Macquarie US Trading LLC or an Affiliate thereof or (b) another Person acceptable to the Administrative Agent.

"Repo Transactions" means, with respect to any Borrower, collectively, each (a) sale by such Borrower or its Subsidiaries of a participating interest in certain Investments to a Repo Lender, (b) agreement by such Borrower or its Subsidiaries thereof to repurchase such

participating interest from a Repo Lender at a future date; and (c) to the extent so required, a guaranty by such Borrower of its Subsidiary's repurchase obligations to a Repo Lender described under clause (b) above.

"Request for Borrowing" has the meaning provided in Section 2.3(a).

"Required Lenders" means, (i) at all times there is only one (1) Lender, such Lender, (ii) at all times there are two (2) Lenders that are not Affiliates, both such unaffiliated Lenders, and (iii) at all times there are three (3) or more Lenders, the Lenders holding an aggregate Pro Rata Share of greater than fifty percent (50%). The Commitments, Principal Obligations and Obligations of any Defaulting Lender shall be disregarded from both the numerator and the denominator in determining Required Lenders at any time.

"Required Payment Time" means (i) promptly on demand, and in any event within two (2) Business Days, to the extent such funds are available to the Borrowers (provided, any Collateral Account Reserve shall not be considered available for purposes of this clause (i)); and (ii) otherwise, to the extent that it is necessary for the Credit Parties to issue a Capital Call to fund such required payment, within fifteen (15) Business Days (but, in any event, the Credit Parties shall issue such Capital Call and shall make such payment promptly after the related Capital Contributions are received).

"Resignation Effective Date" has the meaning provided in Section 11.9(a).

"Responsible Officer" means (a) in the case of a corporation, its president or any vice president or any other officer or the equivalent thereof (including a secretary, but not including an assistant secretary), and, in any case where two Responsible Officers are acting on behalf of such corporation, the second such Responsible Officer may be a secretary or assistant secretary or the equivalent thereof; (b) in the case of a limited partnership or an exempted limited partnership, an officer of its general partner or an officer of an entity that has authority to act on behalf of such general partner, acting on behalf of the general partner in its capacity as general partner of such limited partnership; (c) in the case of a limited liability company, an officer of such limited liability company or, if there is no officer, a manager, director or managing member, or the individual acting on behalf of such manager or managing member, in its capacity as manager or managing member of such limited liability company; and (d) in the case of an exempted company, its director, or in each case such other authorized officer or signatory who has the power to bind such corporation, limited partnership, limited liability company, exempted company or any other Person who has provided documentation evidencing such authority. Any document delivered under any Loan Document signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

"Returned Capital" means, for any Investor, at any time, any amounts distributed to such Investor that are added back to such Investor's Uncalled Capital Commitment and subject to recall as a Capital Contribution pursuant to and in accordance with the applicable Limited Liability Company Agreement. Any amount of Returned Capital distributed to an Investor shall appear on

a Capital Return Notice, duly completed and executed by a Credit Party, in the form of Exhibit L hereto.

"RIC" means a Person qualifying for treatment as a "regulated investment company" under the Internal Revenue Code.

"Rollover" means the renewal of all or any part of any Term SOFR Loan upon the expiration of the Interest Period with respect thereto, pursuant to Section 2.3.

"Rollover Notice" has the meaning provided in Section 2.3(i).

"Sanctioned Country" means any country, region or territory which is itself the subject or target of any Sanctions.

"Sanctioned Person" means (a) a Person named in any Sanctions-related list of designated Persons maintained by OFAC (including the "Specially Designated Nationals and Blocked Persons" maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time), the United States Department of State, the United Nations Security Council, the European Union, any European Union member state, His Majesty's Treasury of the United Kingdom, or any other relevant sanctions authority; or (b) (i) an agency of the government of a Sanctioned Country, or (ii) a person located, organized, or resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC; or (c) a Person owned or controlled by any such Person or Persons described in clauses (a) or (b) above.

"Sanctions" means all economic or financial sanctions, sectoral sanctions, secondary sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the United States government (including those administered by OFAC or the United States Department of State), or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty's Treasury of the United Kingdom, or any other relevant sanctions authority with jurisdiction over any Credit Party or any of their respective Subsidiaries or Affiliates.

"Secured Hedging Agreements" means any Hedging Agreement between a Borrower and a Hedge Product Provider.

"Secured Obligations" means all Obligations, all Bank Product Obligations, and all obligations arising under any Secured Hedging Agreements, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired (including all interest, costs, fees, and charges after the entry of an order for relief against any Credit Party in a case under any Debtor Relief Law or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against such Credit Party in any such proceeding).

"Secured Parties" means the Administrative Agent, the Lenders, the Bank Product Providers, the Hedge Product Providers, and each Indemnitee.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.

"Side Letter" means any side letter executed by or on behalf of an Investor with any Credit Party or the Investment Manager with respect to such Investor's rights and/or obligations under its Subscription Agreement or Constituent Documents of the applicable Borrower, as applicable.

"SOFR" means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on its website on the immediately succeeding Business Day.

"SOFR-Based Rate" means either Daily Simple SOFR or the Term SOFR Reference Rate.

"SOFR Conversion Date" has the meaning provided in Section 2.3(h).

"SOFR Loan" means any Loan bearing interest based upon any SOFR-Based Rate.

"Solvent" means, with respect to any Credit Party, as of any date of determination, that (a) the fair value of the assets of such Credit Party and, with respect to each Borrower, the aggregate Unfunded Capital Commitments of its Investors, are greater than the total amount of liabilities, including contingent liabilities, of such Credit Party; (b) the fair value of the assets of such Credit Party and, with respect to each Borrower, the aggregate Unfunded Capital Commitments of its Investors, are not less than the amount that will be required to pay the probable liability of such Credit Parties on its debts as they become absolute and matured; (c) such Credit Party does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts or liabilities as they become absolute and matured; and (d) such Credit Party is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which its assets would constitute unreasonably small capital. For the purposes of this definition, the amount of contingent liabilities (such as litigation, guarantees, and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably expected to become an actual or matured liability and are determined as contingent liabilities in accordance with applicable federal and state laws governing determinations of insolvency.

"Specified Default" means a Potential Default with respect to Sections 10.1(a), (h) or (n).

"Sponsor" means, for any ERISA Investor, a sponsor as that term is understood under ERISA or otherwise generally understood in connection with employee benefit plans, and, without limiting the generality of the foregoing, in all events includes (i) the entity that established the plan and is responsible for the maintenance of the plan, and (ii) in the case of a plan that has a sponsor and participating employers, the entity that has the ability to amend or terminate the plan, and (iii) in the case of an ERISA Investor that is an individual retirement account or individual retirement annuity, the owner of such account or annuity for whose benefit the account or annuity has been established

"Stated Maturity Date" means November 7, 2025, subject to the Borrowers' extension of such date under Section 2.12; provided that the Stated Maturity Date shall, in any and all

circumstances, refer to a date on or before thirty (30) days prior to the earliest Capital Call Cut-Off Date of any Borrower.

"Subscription Agreement" means a Subscription Agreement (including, without limitation, an agreement under a Limited Liability Company Agreement to make Capital Commitments) and any related supplement thereto executed by an Investor in connection with the subscription for an interest in a Borrower (including any Merged Entity prior to the effectiveness of the Merger), as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms and conditions of this Credit Agreement; "Subscription Agreements" means, where the context may require, all Subscription Agreements, collectively.

"Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the equity interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of a Borrower.

"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties.

"Term SOFR" means, for any Interest Period for a Term SOFR Loan, the greater of (a) the Term SOFR Reference Rate (rounded upward to the next one-sixteenth (1/16th) of one percent (0.0625%), if necessary) for a tenor comparable to the applicable Interest Period on the day that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator and (b) one percent (1%).

"Term SOFR Administrator" means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

"Term SOFR Loan" means any Loan bearing interest based upon Term SOFR.

"Term SOFR Reference Rate" means the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR.

"Transaction Information" has the meaning provided in Section 12.17.

"Transfer" means to assign, convey, exchange, pledge, sell, set-off, transfer or otherwise dispose.

"UCC" means the Uniform Commercial Code as adopted in the State of New York and any other state from time to time, which governs creation or perfection (and the effect thereof) of security interests in any Collateral.

"Uncalled Capital Commitment" means, with respect to any Investor at any time, such Investor's uncalled Capital Commitment, including, for the avoidance of doubt an Investor's "Undrawn Capital Commitment" as defined in the applicable Limited Liability Company Agreement or Subscription Agreement.

"Unfunded Capital Commitment" means, with respect to any Investor, such Investor's Uncalled Capital Commitment minus any portion thereof subject to a Pending Capital Call.

"Upfront Fee" has the meaning provided in Section 2.9.

"U.S. Government Securities Business Day" means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

"US Merged Entity" means Willow Tree Capital Fund, LLC, a Delaware limited liability company.

"U.S. Person" means any Person that is a "United States person" as defined in Section 7701(a)(30) of the Internal Revenue Code.

"U.S. Tax Compliance Certificate" has the meaning provided in Section 4.1(f)(ii)(B)(iii).

1.2 **Other Definitional Provisions.** Unless otherwise specified herein or in such other Loan Document:

(a) all terms defined in this Credit Agreement shall have the above-defined meanings when used in any other Loan Documents or any certificate, report or other document made or delivered pursuant to this Credit Agreement, unless otherwise defined therein;

(b) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;

(c) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

(d) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation;

(e) the word "will" shall be construed to have the same meaning and effect as the word "shall";

(f) any reference herein to any Person shall be construed to include such Person's successors and assigns;

(g) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Credit Agreement in its entirety and not to any particular provision hereof;

(h) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Credit Agreement;

(i) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;

(j) the term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form;

(k) in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including";

(l) section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Credit Agreement or any other Loan Document;

(m) a Potential Default is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived.

1.3 **Accounting Terms.** All accounting terms not specifically or completely defined in any Loan Document shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted hereunder shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein.

1.4 **UCC Terms.** Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions.

1.5 **Times of Day.** Unless otherwise specified, all references herein to times of day shall be references to times of day in New York, New York.

1.6 **Rates.** The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the administration of, submission of, calculation of or any other matter related to any SOFR-Based Rate, any component definition thereof or rates referenced in the definition thereof or any alternative, comparable or successor rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, comparable or successor rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, any SOFR-Based Rate or any other Benchmark, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any SOFR-Based Rate or any component thereof or any other Benchmark, in each case pursuant to the terms of this Credit Agreement, and shall have no liability to the Borrower or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential

damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. In connection with the use or administration of any SOFR-Based Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document. The Administrative Agent will promptly notify the Primary Borrower of the effectiveness of any Conforming Changes.

1.7 **Defined Terms.** Certain defined terms hereunder are defined by cross reference to a Borrower's or a Merged Entity's Limited Liability Company Agreement or Subscription Agreement, as the case may be, and certain provisions of this Credit Agreement and the other Loan Documents reference particular sections of a Borrower's or Merged Entity's Limited Liability Company Agreement or Subscription Agreement. With respect to any Borrower that joins this Credit Agreement after the Closing Date in accordance with the terms hereof, such definitions and provisions with respect to such other Borrower shall be deemed to refer to the definitions and sections in such other Borrower's Constituent Documents or Subscription Agreement, as applicable, that correspond to the stated definitions and sections of the Borrowers' Constituent Documents or Subscription Agreement, as the case may be.

Section 2. REVOLVING CREDIT LOANS

2.1 **The Commitment**.

(a) **Committed Amount**. Subject to the terms and conditions herein set forth, each Lender agrees, during the Availability Period, to extend to each Borrower a revolving line of credit in Dollars.

(b) **Revolving Credit Commitment**. Subject to the terms and conditions herein set forth, each Lender severally agrees, on any Business Day during the Availability Period, to make Loans to the Borrowers at any time and from time to time in an aggregate principal amount up to such Lender's Commitment at any such time. Subject to the limitations and conditions set forth in Sections 2.2 and 6 and the other terms and conditions hereof, each Borrower may borrow, repay without penalty or premium, and re-borrow hereunder, during the Availability Period. No Lender shall be obligated to fund any Loan if the interest rate applicable thereto under Section 2.6(a) would exceed the Maximum Rate in effect with respect to such Loan.

2.2 **Limitation on Borrowings and Re-borrowings.** No Lender shall be required to advance any Borrowing hereunder if after giving effect to such Borrowing:

(a) the conditions precedent for such Borrowing in Section 2.3 or Section 6 have not been satisfied or waived in accordance with Section 12.1 by the applicable Lenders; and/or

(b) (i) the Principal Obligations owed to any Lender would exceed such Lender's Commitment; and/or (ii) the Principal Obligations owed to all the Lenders would exceed the Available Commitment.

2.3 **Manner of Borrowing**.

(a) **Request for Borrowing**. The applicable Borrower shall give the Administrative Agent notice at the Agency Services Address of the date of each requested Borrowing hereunder, which notice may be by telephone, if confirmed in writing, facsimile, electronic mail, or other written communication (a "Request for Borrowing"), in the form of Exhibit B hereto, and which notice shall be irrevocable and effective upon receipt by the Administrative Agent. Each Request for Borrowing: (a) shall be furnished to the Administrative Agent no later than 11:00 a.m. (x) at least one (1) Business Day prior to the requested date of Borrowing in the case of a Prime Loan or Daily Simple SOFR Loan, and (y) at least two (2) Business Days prior to the requested date of Borrowing, in the case of a Term SOFR Loan; and (b) must specify:

> (i) the amount of such Borrowing; (ii) the Interest Option; (iii) the Interest Period therefor (which shall be either one or three months), if applicable; (iv) the date of such Borrowing, which shall be a Business Day, and whether such Borrowing will be a SOFR Loan or a Prime Loan; (v) the applicable Borrower with respect to such Loan (or, if both Borrowers, the amount of such Loan being requested by each Borrower); and (vi) the then current Uncalled Capital Commitments of the Included Investors. For the avoidance of doubt, clause (vi) can be included in the Borrowing Base Certificate delivered in connection with such Borrowing under Section 2.3(b). Any Request for a Borrowing received by the Administrative Agent after 11:00 a.m. shall be deemed to have been given by the applicable Borrower on the next succeeding Business Day. Each Request for Borrowing submitted by a Borrower shall be deemed to be a representation and warranty by such Borrower that the conditions specified in Section 6 have been satisfied on and as of the date of the applicable Borrowing. No Request for Borrowing shall be valid hereunder for any purpose unless it shall have been accompanied or preceded by the information and other documents required to be delivered in accordance with this Section 2.3.

A Loan will be a Prime Loan any time it is not a Term SOFR Loan or Daily Simple SOFR Loan based on the applicable Borrower's failure to make a selection or conversion (but not a failure to elect a continuation of a Term SOFR Loan) to a Term SOFR Loan hereunder.

(b) **Further Information**. Each Request for Borrowing shall be accompanied or preceded by: (A) a duly executed Borrowing Base Certificate dated the date of such Request for Borrowing; and (B) such documents as are required to satisfy any applicable conditions precedent as provided in Section 6.

(c) **Request for Borrowing Irrevocable**. Each Request for Borrowing shall be irrevocable and binding on the applicable Borrower and the applicable Borrower shall indemnify each Lender against any cost, loss or expense incurred by such Lender, either directly or indirectly, as a result of any failure by such Borrower to complete such requested Borrowing, including any cost, loss or expense incurred by the Administrative Agent or any Lender, either directly or indirectly by reason of the liquidation or reemployment of funds acquired by such Lender in order to fund such requested Borrowing. A certificate of such Lender setting forth the amount of any such cost, loss or expense, and the basis for the determination thereof and the

calculation thereof, shall be delivered to such Borrower and, in the absence of a manifest error, be conclusive and binding.

(d) **Loans in Dollars**. All Loans hereunder shall be in Dollars.

(e) **Lender Funding Shall be Proportional**. Each Lender shall make each requested Loan to the applicable Borrower in accordance with its Pro Rata Share thereof.

(f) **Administrative Agent Notification of the Lender**s. The Administrative Agent shall promptly notify each Lender of the receipt of a Request for Borrowing, a Conversion Notice or a Rollover Notice, the identity of the applicable Borrower, the amount of the Borrowing and the amount of such Lender's Pro Rata Share of the applicable Loans, the date the Borrowing is to be made, the Interest Option selected, the Interest Period selected, if applicable, and the applicable rate of interest.

(g) **Defaulting Lender**. If, by 1:00 p.m. on any funding date, one or more Lenders fails to make its share of any Loan available to the Administrative Agent (the aggregate amount not so made available to the Administrative Agent being herein called in either case the "Loan Deficit"), then the Administrative Agent shall, by no later than 1:30 p.m. on the applicable funding date instruct each other Lender to pay, by no later than 2:00 p.m. on such date, in immediately available funds, to the account designated by the Administrative Agent, an amount equal to the lesser of: (i) such other Lender's proportionate share (based upon the relative Commitments of the other Lenders) of the Loan Deficit; and (ii) its unused Commitment. A Defaulting Lender shall forthwith, upon demand, pay to the Administrative Agent for the ratable benefit of the other Lenders all amounts paid by each such other Lender on behalf of such Defaulting Lender, together with interest thereon, for each day from the date a payment was made by each such other Lender until the date such other Lender has been paid such amounts in full, at a rate *per annum* equal to the Default Rate.

(h) **Conversions**. The applicable Borrower shall have the right, with respect to: (i) any Prime Loan, on any Business Day (a "SOFR Conversion Date"), to convert such Prime Loan to a SOFR Loan; and (ii) any SOFR Loan, on any Business Day (a "Prime Rate Conversion Date") to convert such SOFR Loan to a Prime Loan; provided that the applicable Borrower shall, on such Prime Rate Conversion Date, make the payments required by Sections 4.4 and 4.5, if any; in either case, by giving the Administrative Agent written notice substantially in the form of Exhibit N hereto (a "Conversion Notice") of such selection no later than 11:00 a.m. at least either (x) three (3) Business Days prior to such SOFR Conversion Date or (y) one (1) Business Day prior to such Prime Rate Conversion Date, as applicable. Each Conversion Notice shall be effective upon notification thereof to the Administrative Agent. Each Conversion Notice shall be irrevocable. A request of a Borrower for a Conversion of a Prime Loan into a SOFR Loan is subject to the condition that no Event of Default or Potential Default exists at the time of such request or after giving effect to such Conversion.

(i) **Continuations**. No later than 11:00 a.m. at least three (3) Business Days prior to the termination of each Interest Period related to a Term SOFR Loan, the applicable Borrower shall give the Administrative Agent written notice (which notice may be via fax or electronic mail) in the form of Exhibit M (the "Rollover Notice") whether it desires to renew such

Term SOFR Loan. The Rollover Notice shall also specify the length of the Interest Period selected by such Borrower with respect to such Rollover. Each Rollover Notice shall be irrevocable and effective upon notification thereof to the Administrative Agent. If a Borrower fails to timely give the Administrative Agent the Rollover Notice with respect to any Term SOFR Loan, such Borrower shall be deemed to have elected to renew such Term SOFR Loan as a Term SOFR Loan with a one month Interest Period. Any Rollover is subject to the condition that no Event of Default or Potential Default exists at the time of such request or after giving effect to such Rollover.

(j) **Tranches**. Notwithstanding anything to the contrary contained herein, no more than ten (10) SOFR Loans may be outstanding hereunder at any one time during the Availability Period.

2.4 **Minimum Loan Amounts.** Each Loan shall be in an aggregate amount that is not less than $100,000.

2.5 **Funding**.

(a) **Funding of Borrowings**. Subject to the fulfillment of all applicable conditions set forth herein, each Lender shall make the proceeds of its Pro Rata Share of each Borrowing available to the Administrative Agent no later than 11:00 a.m. on the date specified in the Request for Borrowing by such requesting Borrower as the borrowing date, in immediately available funds, and, upon fulfillment of all applicable conditions set forth herein, the Administrative Agent shall deposit such proceeds in immediately available funds in the applicable Borrower's account maintained with the Administrative Agent not later than 2:00 p.m. on the borrowing date or, if requested by the applicable Borrower in the Request for Borrowing, shall wire-transfer such funds to the applicable Borrower as requested on or before such time. Subject to Section 2.3(g), if a Lender fails to make its Pro Rata Share of any requested Borrowing available to the Administrative Agent on the applicable borrowing date, then the Administrative Agent may recover the applicable amount on demand: (i) from such Lender, together with interest at the Federal Funds Rate for the period commencing on the date the amount was made available to the applicable Borrower by the Administrative Agent and ending on (but excluding) the date the Administrative Agent recovers the amount from such Lender; or (ii) if such Lender fails to pay its amount upon the Administrative Agent's demand, then from the applicable Borrower by the Required Payment Time, together with interest at a rate per annum equal to the rate applicable to the requested Borrowing for the period commencing on the borrowing date and ending on (but excluding) the date the Administrative Agent recovers the amount from the applicable Borrower.

(b) **Obligations of Lenders Several**. The liabilities and obligations of each Lender hereunder shall be several and not joint, and, subject to the provisions of Section 2.3(g) hereof, neither the Administrative Agent nor any Lender shall be responsible for the performance by any other Lender of its obligations hereunder. The failure of any Lender to advance the proceeds of its Pro Rata Share of any Borrowing required to be advanced hereunder shall not relieve any other Lender of its obligation to advance the proceeds of its Pro Rata Share of any Borrowing required to be advanced hereunder. Each Lender hereunder shall be liable to the Borrowers only for the amount of its respective Commitment.

2.6 **Interest**.

(a) **Interest Rate**. Each Loan shall accrue interest at a rate per annum equal to: (i) with respect to a Term SOFR Loan, the greater of (A) the Floor and (B) Term SOFR for the applicable Interest Period, *plus* the Applicable Margin; (ii) with respect to a Prime Loan, the greater of (A) the Floor and (B) the Prime Rate, plus the Applicable Margin, and (iii) with respect to a Daily Simple SOFR Loan, the greater of (A) the Floor, and (B) Daily Simple SOFR, plus the Applicable Margin. At any time, each Loan shall have only one Interest Period and one Interest Option (it being understood and agreed that the Borrower may borrow multiple Loans simultaneously). Notwithstanding anything to the contrary contained herein, in no event shall the interest rate hereunder exceed the Maximum Rate.

(b) **Change in Rate; Calculations of Interest**. Each change in the rate of interest for any Borrowing consisting of Prime Loans or Daily Simple SOFR Loans shall become effective, without prior notice to the Credit Parties, automatically as of the opening of business of the Administrative Agent on the date of said change. Interest on the unpaid principal balance of each Loan shall be calculated on the basis of the actual days elapsed in a year consisting of 360 days.

(c) **Default Rate**. If an Event of Default under Section 10.1(a) or Section 10.1(h) has occurred and is continuing, then upon demand of the Administrative Agent, all outstanding amounts shall bear interest before and after judgment at the Default Rate. Upon the request of the Required Lenders, while any other Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Law, with such Default Rate being imposed retroactive to the time of the occurrence of such Event of Default.

2.7 **Determination of Rate.** The Administrative Agent shall determine each interest rate applicable to Loans hereunder and shall, upon request, give notice to the Borrowers and to the Lenders of each rate of interest so determined and its determination thereof shall be conclusive and binding absent manifest error.

2.8 **Use of Proceeds.** The proceeds of the Loans to the Borrowers shall be used solely for purposes permitted under the Constituent Documents of the Borrowers and under the Investment Company Act, including financing the Borrowers' Investments, providing working capital, and paying fees and expenses relating to this Credit Agreement. Neither the Lenders nor the Administrative Agent shall have any liability, obligation, or responsibility whatsoever with respect to a Borrower's use of the proceeds of the Loans, and neither the Lenders nor the Administrative Agent shall be obligated to determine whether or not any Borrower's use of the proceeds of the Loans are for purposes permitted under the Constituent Documents of such Borrower. Nothing, including, without limitation, any Borrowing or acceptance of any other document or instrument, shall be construed as a representation or warranty, express or implied, to any party by the Lenders or the Administrative Agent as to whether any Investment by a Borrower is permitted by such Borrower's Constituent Documents. The Borrowers agree to respond promptly to any reasonable requests for information related to its use of Loan proceeds to the extent required by any Lender in connection with such Lender's determination of its compliance

with Section 23A of the Federal Reserve Act (12 U.S.C. § 371c) and the Federal Reserve Board's Regulation W (12 C.F.R. Part 223). The Borrowers shall not to their actual knowledge use the proceeds of any Borrowing hereunder to purchase securities from any Lender or any Affiliate thereof. In connection with each Request for Borrowing hereunder, the requesting Borrower shall be deemed to have represented and warranted to the Administrative Agent on the date of such Borrowing that, to its actual knowledge, as of the date of the requested Borrowing, the proceeds of such Borrowing will not be used by such Borrower to, directly or indirectly, either (x) purchase securities issued by any Lender or Affiliate thereof or (y) invest in any fund sponsored by a Lender or Affiliate thereof.

2.9 **Fees.** The Borrowers shall ratably pay to the Administrative Agent, for the benefit of each applicable Lender, all fees set forth in the Fee Letter.

2.10 **Unused Commitment Fee.** The Borrowers shall ratably pay to the Administrative Agent, for the account of each Lender, an aggregate unused commitment fee at the rate of thirty-five (35) basis points (0.35%) per annum on the Available Commitment which was unused during the applicable calendar quarter (or portion thereof), calculated on the basis of actual days elapsed in a year consisting of 360 days and payable in arrears on the first Business Day of each January, April, July and October for the preceding quarter. The fee shall be calculated on a daily basis. The parties acknowledge and agree that the unused commitment fees payable hereunder are bona fide unused commitment fees and are intended as reasonable compensation to the Lenders for committing to make funds available to the Borrowers as described herein.

2.11 **Reserved**.

2.12 **Extension of Maturity Date.** The Borrowers shall have an option to extend the Stated Maturity Date then in effect to a date agreed upon in writing among the Administrative Agent, Lenders and Borrowers, subject to satisfaction of the following conditions precedent:

(a) each of the Lenders and the Administrative Agent consent to the extension in their sole discretion;

(b) as of the effective date of such extension, both immediately prior to and immediately after giving effect to such extension, the representations and warranties set forth herein and in the other Loan Documents are true and correct in all material respects with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date); provided that if a representation or warranty is qualified as to materiality, with respect to such representation or warranty, the foregoing materiality qualifier shall be disregarded for the purposes of this condition;

(c) the Borrowers shall have paid an extension fee to the Administrative Agent for the benefit of the extending Lenders consenting to such extension in an amount agreed to by the Borrowers and the consenting Lenders at such time, each in their sole discretion;

(d) the Borrowers shall have delivered to the Administrative Agent: (x) a Borrowing Base Certificate; and (y) resolutions adopted by the Credit Parties approving or consenting to such extension, certified by a Responsible Officer of the Credit Parties that such resolutions are true and correct copies thereof and are in full force and effect;

(e) both immediately prior to and immediately after giving effect to such extension, no Potential Default or Event of Default shall have occurred and be continuing on the date on which notice is given in accordance with the following subsection (e) or on the Stated Maturity Date then in effect; and

(f) the Borrowers shall have delivered an Extension Request to the Administrative Agent not less than thirty (30) days prior to the Stated Maturity Date then in effect (which shall be promptly forwarded by the Administrative Agent to each Lender).

Section 3. PAYMENT OF OBLIGATIONS

3.1 **Revolving Credit Notes.** Any Lender may request that the Loans be evidenced by a promissory note. In such event, each Borrower shall execute and deliver a Note or Notes in the form of Exhibit I (with blanks appropriately completed in conformity herewith), in favor of such Lender. Each Borrower agrees from time to time, upon the request of the Administrative Agent or any Lender, to reissue a new Note, in accordance with the terms and in the form heretofore provided, to the Administrative Agent or such Lender, in renewal of and substitution for the Note previously issued by such Borrower to the Administrative Agent or such Lender, and such previously issued Note shall be returned to such Borrower marked "replaced".

3.2 **Payment of Obligations.** The Principal Obligations outstanding on the Maturity Date, together with all accrued but unpaid interest thereon and any other outstanding Obligations, shall be due and payable on the Maturity Date.

3.3 **Payment of Interest**.

(a) **Interest**. Interest on each Borrowing and any portion thereof shall commence to accrue as of the date of the disbursement or wire transfer of such Borrowing by the Administrative Agent, notwithstanding whether the applicable Borrower received the benefit of such Borrowing as of such date and even if such Borrowing is held in escrow pursuant to the terms of any escrow arrangement or agreement. When a Borrowing is disbursed by wire transfer pursuant to instructions received from a Borrower in accordance with the related Request for Borrowing, then such Borrowing shall be considered made at the time of the transmission of the wire, rather than the time of receipt thereof by the receiving bank. With regard to the repayment of the Loans, interest shall continue to accrue on any amount repaid until such time as the repayment has been received in federal or other immediately available funds by the Administrative Agent.

(b) **Interest Payment Dates**. Accrued and unpaid interest on the Obligations shall be due and payable in arrears (i) on each Interest Payment Date, (ii) on each other date of any reduction of the outstanding principal amount of the Loans hereunder, and (iii) upon the occurrence and during the continuance of an Event of Default, at any time upon demand by the Administrative Agent. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

3.4 **Payments on the Obligations**.

(a) **Credit Party Payments**. All payments of principal of, and interest on, the Obligations to or for the account of the Lenders, or any of them, shall be made without condition or deduction or counterclaim, set-off, defense or recoupment for receipt by the Administrative Agent before 1:00 p.m. in federal or other immediately available funds to the Administrative Agent at the account the Administrative Agent designates in writing to the Borrowers. Funds received after 1:00 p.m. shall be treated for all purposes as having been received by the Administrative Agent on the next Business Day.

(b) **Lender Payments**. Except as provided in Section 12.12, each Lender shall be entitled to receive its Pro Rata Share of each payment received by the Administrative Agent hereunder for the account of the Lenders on the Obligations. Each payment received by the Administrative Agent hereunder for the account of a Lender shall be promptly distributed by the Administrative Agent to such Lender. The Administrative Agent and each Lender hereby agree that payments to the Administrative Agent by a Borrower of principal of, and interest on, the Obligations to or for the account of the Lenders in accordance with the terms of the Credit Agreement, the Notes and the other Loan Documents shall constitute satisfaction of such Borrower's obligations with respect to any such payments, and the Administrative Agent shall indemnify, and each Lender shall hold harmless, each Borrower from any claims asserted by any Lender in connection with the Administrative Agent's duty to distribute and apportion such payments to the Lenders in accordance with this Section 3.5.

(c) **Application of Payments**. So long as no Event of Default has occurred and is continuing, all payments made on the Obligations shall be applied as directed by the Borrowers. At all times when an Event of Default has occurred and is continuing, all payments made on the Secured Obligations shall be credited in the following manner: (a) first, against all costs, expenses and other fees (including attorneys' fees) arising under the terms hereof; (b) second, against accrued and unpaid interest on the Obligations; (c) third, against all Principal Obligations and Secured Obligations owing under Bank Product Agreements and Secured Hedging Agreements then due and owing; (d) fourth, to all other amounts constituting any portion of the Secured Obligations; and (e) fifth, the balance, if any, after all Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Applicable Law.

Notwithstanding the foregoing, Secured Obligations arising under Bank Product Agreements and Secured Hedging Agreements shall be excluded from the application described above if the Administrative Agent has not received a notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Bank Product Provider or Hedge Product Provider, as the case may be. Each Bank Product Provider or Hedge Product Provider not a party to this Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Section XI for itself and its Affiliates as if a "Lender" party hereto.

3.5 **Prepayments**.

(a) **Voluntary Prepayments**. The Borrowers may, upon irrevocable written notice to the Administrative Agent, at any time or from time to time, voluntarily prepay Loans then outstanding in whole or in part without premium or penalty on any Business Day; provided that: (a) such notice must be received by the Administrative Agent not later than 11:00 a.m.: (i) three (3) Business Days prior to any date of prepayment of Term SOFR Loans, and (ii) one (1) Business Day prior to any date of prepayment of any Prime Loan or Daily Simple SOFR Loan; and (b) any prepayment of Loans shall be in a minimum principal amount of $100,000 or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date (which shall be a Business Day) and amount of such prepayment. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such written notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 4. Each such prepayment shall be applied to the Obligations held by each Lender in accordance with its respective Pro Rata Share.

(b) **Mandatory Prepayment.**

(i) If, on any day, the Principal Obligations exceed the Available Commitment, including, without limitation, as a result of any failure of an Investor to remain an Included Investor, then the Borrowers shall pay without further demand such excess to the Administrative Agent, for the benefit of the Lenders, in immediately available funds by the Required Payment Time.

(ii) Notwithstanding anything to the contrary, each Borrower hereby agrees that the Administrative Agent may withdraw from any Collateral Account any Capital Contributions deposited therein, other than any Collateral Account Reserve, and apply the same to the Principal Obligations until such time as the payment obligations of this Section 3.5(b) have been satisfied in full.

3.6 **Reduction or Early Termination of Commitments.** So long as no Request for Borrowing is outstanding, the Borrowers may terminate the Commitments, or reduce the Maximum Commitment by giving prior irrevocable written notice to the Administrative Agent five (5) Business Days prior to the effective date thereof (which date shall be specified in such notice and shall be a Business Day): (a) in the case of complete termination of the Commitments, upon prepayment of all of the outstanding Obligations (other than Obligations consisting of indemnification obligations for which no claims have been made); or (b) in the case of a reduction of the Maximum Commitment, upon prepayment of the amount equal to the sum of (i) the amount by which the Principal Obligations exceed the reduced Available Commitment resulting from such reduction, and (ii) the amount of all interest accrued thereon. Notwithstanding the foregoing: (x) any reduction of the Commitment shall be in an amount equal to $1,000,000 or multiples thereof; and (y) in no event shall a reduction reduce the Maximum Commitment to $10,000,000 or less (except for a termination of the Maximum Commitment). Promptly after receipt of any notice of reduction or termination, the Administrative Agent shall notify each Lender of the same. Any

reduction in the Maximum Commitment shall reduce the Commitments of the Lenders according to their Pro Rata Share.

3.7 **Lending Office.** Each Lender may: (a) designate its principal office or a branch, subsidiary or Affiliate of such Lender as its Lending Office (and the office to whose accounts payments are to be credited) for any Loan and (b) change its Lending Office from time to time by notice to the Administrative Agent and the Borrowers. In such event, the Administrative Agent shall continue to hold the Note, if any, evidencing the Loans attributable to such Lender for the benefit and account of such branch, subsidiary or Affiliate. Each Lender shall be entitled to fund all or any portion of its Commitment in any manner it deems appropriate, consistent with the provisions of Section 2.5.

3.8 **Joint and Several Liability.** Each Borrower acknowledges, agrees, represents and warrants the following:

(a) **Inducement**. The Lenders have been induced to make the Loans to the Borrowers in part based upon the assurances by each Borrower that each Borrower desires that all Obligations under the Loan Documents be honored and enforced as separate obligations of each Borrower, should the Administrative Agent and the Lenders desire to do so.

(b) **Combined Liability**. Notwithstanding the foregoing, the Borrowers shall be jointly and severally liable to the Lenders for all representations, warranties, covenants, obligations and indemnities, including, without limitation, the Loans and the other Obligations, and the Administrative Agent and the Lenders may at their option enforce the entire amount of the Loans and the other Obligations against any one or more of the Borrowers.

(c) **Separate Exercise of Remedies**. The Administrative Agent (on behalf of the Secured Parties) may exercise remedies against each Borrower and its property separately, whether or not the Administrative Agent exercises remedies against any other Borrower or its property. The Administrative Agent may enforce one or more Borrower's obligations without enforcing any other Borrower's obligations and *vice versa*. Any failure or inability of the Administrative Agent to enforce one or more Borrower's obligations shall not in any way limit the Administrative Agent's right to enforce the obligations of the other Borrowers. If the Administrative Agent forecloses or exercises similar remedies under any one or more Loan Documents, then such foreclosure or similar remedy shall be deemed to reduce the balance of the Loans only to the extent of the cash proceeds actually realized by the Lenders from such foreclosure or similar remedy or, if applicable, the Administrative Agent's credit bid at such sale, regardless of the effect of such foreclosure or similar remedy on the Loans secured by such Loan Documents under the applicable state law.

Section 4. CHANGE IN CIRCUMSTANCES

4.1 **Taxes**.

(a) **Payments Free of Taxes**. Any and all payments by or on account of any obligation of any Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of the applicable Borrower) requires the deduction or

withholding of any Tax from any such payment by a Borrower then (i) the applicable Borrower shall be entitled to make such deduction or withholding, (ii) the applicable Borrower shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and (iii) if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.1) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) **Payment of Other Taxes by the Borrower**. Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) **Tax Indemnification**. The Borrowers shall, and do hereby, jointly and severally, indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.1) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the applicable Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) **Indemnification by the Lenders**. Without prejudice to, or duplication of, Section 11.7, each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (x) any Indemnified Taxes attributable to such Lender (but only to the extent that the applicable Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of such Borrower to do so), (y) any Taxes attributable to such Lender's failure to comply with the provisions of Section 12.11(e) relating to the maintenance of a Participant Register and (z) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Credit Agreement or any other Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this Section 4.1(d).

(e) **Evidence of Payments**. As soon as practicable after any payment of Taxes by a Borrower to a Governmental Authority pursuant to this Section 4.1, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) **Status of Lenders.**

(i) Any Lender entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the applicable Borrower and the Administrative Agent, at the time or times reasonably requested by such Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by such Borrower and the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by a Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.1(f)(ii)(A), (ii)(B), and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to such Borrower or the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon such Borrower's or the Administrative Agent's reasonable request), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower or the Administrative Agent (in such number of copies as shall be requested such Borrower or the Administrative Agent) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon such Borrower's or the Administrative Agent's reasonable request), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W- 8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

(ii) executed copies of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a "10 percent shareholder" of such Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Internal Revenue Code (a "U.S. Tax Compliance Certificate") and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable); or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W- 8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the applicable Borrower or the Administrative Agent (in such number of copies as shall be requested by such Borrower or the Administrative Agent) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon such Borrower's or the Administrative Agent's reasonable request), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the applicable Borrower or the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by such Borrower as may be necessary for such Borrower or the Administrative Agent to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Credit Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify each Borrower or the Administrative Agent in writing of its legal inability to do so.

(g) **Treatment of Certain Refunds**. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.1 (including by the payment of additional amounts pursuant to this Section 4.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 4.1(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 4.1(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 4.1(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) **Survival**. Each party's obligations under this Section 4.1 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, Lender, the termination of the Commitments and the repayment, satisfaction or discharge of the Obligations.

4.2 **Illegality.** If any Lender reasonably determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans or other Obligations, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars or to determine or charge interest rates based upon a Benchmark rate, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make or continue the affected Loans or the other Obligations, shall be suspended until such Lender notifies the Borrowers and the Administrative Agent that the circumstances giving rise to such determination no longer exist. Upon the prepayment of any such affected Loans, the Borrower shall also pay accrued interest on the principal amount so prepaid. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

4.3 **Inability to Determine Rates.** (i) If the Administrative Agent is unable to determine the applicable SOFR-Based Rate in respect of a Loan for any reason, or any law, regulation or governmental order, rule or determination makes it unlawful or impractical for the Administrative Agent to fund or maintain such Loan or to continue such funding or maintaining, the Administrative Agent shall give notice of such changed circumstances to the Borrowers and (i) all Term SOFR Loans shall be converted to Prime Loans on the date specified in the Administrative Agent's notice, and (ii) the Borrowers shall not be entitled to elect the applicable SOFR-Based Rate (whether at the time when the applicable Loan was made, upon conversion from

a Prime Loan to such Loan, or upon continuation of such Loan) until the Administrative Agent determines that it would no longer be unable, unlawful or impractical to do so, and

(ii) if at any time the Administrative Agent shall notify the Borrowers that any applicable SOFR-Based Rate in respect of a Loan will not adequately reflect the cost to the Administrative Agent of making, maintaining or continuing such Loan, (A) all SOFR Loans shall be converted to Prime Loans on the date specified in the Administrative Agent's notice, and (B) the Borrowers shall not be entitled to elect the applicable SOFR-Based Rate (whether at the time when the applicable Loan was made, or upon conversion from a Prime Loan to such Loan, or upon continuation of such Loan) until the Administrative Agent determines that the circumstances causing such suspension no longer exist. Upon any such conversion, the applicable Borrower shall also pay any additional amounts required pursuant to Sections 4.4 and 4.5, if applicable.

(a) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent may at any time thereafter amend this Credit Agreement to replace the then current Benchmark with an alternate benchmark rate selected by the Administrative Agent, together with any spread or other adjustment to be applied to such alternate benchmark rate (including any mathematical or other adjustments to the benchmark), giving due consideration to any evolving or then existing convention for determining a rate of interest as a replacement to such current Benchmark for U.S. dollar denominated bilateral bank-originated loans in the U.S. market (the "Benchmark Replacement"). If the Benchmark Replacement as so determined would be less than one percent (1%), the Benchmark Replacement will be deemed to be one percent (1%) for the purposes of this Credit Agreement. Any such amendment will become effective at 5:00 p.m. Pacific Time on the effective date specified in such amendment (such date, the "Benchmark Replacement Date") without any further action or consent of the Borrowers, so long as the Administrative Agent has not received, by the fifteenth calendar day after the Administrative Agent has provided such proposed amendment to the Borrowers, written notice of objection to such amendment from the Borrowers. If the Borrowers object to such amendment to implement the Benchmark Replacement, then the Benchmark Replacement will not be effective hereunder, but from and after the occurrence of the Benchmark Replacement Date, the Borrowers shall not be entitled to elect that the interest rate on Loans be based upon the then current Benchmark (whether at the time when made, upon conversion from a Prime Loan, or upon continuation of a Loan bearing interest based upon such Benchmark) and at such time as the Administrative Agent elects, all Loans bearing interest based upon the then current Benchmark shall be converted into Prime Loans at the end of the applicable Interest Period therefor or sooner if the Lenders cannot continue to maintain such Loan at the current Benchmark (subject to the Borrowers' right to have Loans bear interest based upon the Benchmark Replacement once such rate is implemented hereunder in accordance with the terms of this Section).

(b) As used in this Section 4.3: "Benchmark Transition Event" means the occurrence of one or more of the following events with respect to a then current Benchmark: (A) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component

thereof); (B) a public statement or publication of information by a governmental authority having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); (C) a public statement or publication of information by a governmental authority having jurisdiction over the Administrative Agent or the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark is no longer, or as of a specified future date will no longer be, representative or is not in compliance or aligned, or as a specified future date will be in compliance or aligned, with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; (D) the circumstances set forth in Section 4.3(a)(i) have arisen and such circumstances are unlikely to be temporary; or (E) the Administrative Agent has determined that U.S. dollar denominated bilateral bank-originated loans in the U.S. market are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the then current Benchmark.

(c) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right from time to time to make Conforming Changes. The Administrative Agent will promptly notify the Borrowers of the implementation of any Conforming Changes.

(d) Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 4.3 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in the Administrative Agent's sole discretion and without consent from the Borrowers, except, in each case, as expressly required pursuant to this Section 4.3.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then current Benchmark is a term rate and either (A) the tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that the tenor for such Benchmark is or will be no longer representative, or is not or will no longer be in compliance or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of "Interest Period" (or any similar or analogous definition, if any) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if the tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a

Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of "Interest Period" (or any similar or analogous definition, if any) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

4.4 **Increased Costs and Capital Adequacy**.

(a) **Increased Costs Generally**. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender, (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, commitment, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or (iii) impose on such Lender any other condition, cost or expense (other than Taxes) affecting this Credit Agreement or Loans made by such Lender or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender or other Recipient, the Borrowers shall severally but promptly pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) **Capital Requirements**. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender's holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Credit Agreement, the Commitment of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company, could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time upon written request of such Lender, the Borrowers shall severally but promptly pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

(c) **Certificates for Reimbursement**. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 4.4(a) or Section 4.4(b) and delivered to the Borrowers, shall be conclusive absent manifest error. The Borrowers shall promptly pay such Lender the amount shown as due on any such certificate by the Required Payment Time.

(d) **Delay in Requests**. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than one hundred eighty (180) days prior to the date that such Lender notifies the Borrowers of the

Change in Law giving rise to such increased costs or reductions (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period shall be extended to include the period of retroactive effect).

4.5 **Funding Losses.** Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall severally but promptly pay the Administrative Agent for the account of such Lender such amount or amounts as shall compensate such Lender for, and hold such Lender harmless from, any loss (other than loss of profit, including Applicable Margin), cost or expense incurred by such Lender in obtaining, liquidating or employing deposits or other funds from third parties as a result of (a) any failure or refusal of the Borrowers (for any reasons whatsoever other than a default by the Administrative Agent or any Lender) to accept a Loan after the Borrowers shall have requested such Loan, (b) any prepayment or other payment of a Term SOFR Loan on a day other than the last day of the applicable Interest Period, (c) any other prepayment of a Loan that is otherwise not made in compliance with the provisions of the Credit Agreement, or (d) the failure of the Borrowers to make a prepayment of a Loan after giving notice that such prepayment will be made. A certificate of such Lender setting forth the amount of any such cost, loss or expense, and the basis for the determination thereof and the calculation thereof, shall be delivered to the Borrowers and, in the absence of a manifest error, be conclusive and binding.

4.6 **Survival.** Without prejudice to the survival of any other agreement of the Borrowers hereunder, all of the Borrowers' obligations under this Section 4 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Credit Agreement or any provision hereof. Each Lender shall notify the Borrowers of any event occurring after the termination of this Credit Agreement entitling such Lender to compensation under this Section 4 as promptly as practicable.

4.7 **Mitigation Obligations; Replacement of Lenders**.

(a) **Designation of a Different Lending Office**. If any Lender requests compensation under Section 4.4, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.1, then such Lender shall, at the request of the Borrowers, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.4 or Section 4.1, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) **Replacement of Lenders**. If any Lender requests compensation under Section 4.4, or if the Borrowers are required to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.1, and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 4.7(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the

Borrowers may, at their sole expense and effort, so long as no Event of Default or Potential Default has occurred and is continuing, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.11), all of its interests, rights (other than its existing rights to payments pursuant to Section 4.4 or Section 4.1) and obligations under this Credit Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 12.11;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under this Section 4) from the assignee (to the extent of such outstanding principal) or the Borrowers (in the case of accrued interest, fees and all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 4.4 or payments required to be made pursuant to Section 4.1, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with Applicable Law; and

(v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Section 5. SECURITY

5.1 Liens and Security Interest.

(a) **Collateral Grant.** In order to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, and until payment and performance in full of such Secured Obligations and the expiration or termination of all Commitments hereunder and the termination of the Loan Documents, each Credit Party hereby pledges, transfers, mortgages, charges and collaterally assigns by way of security to the Administrative Agent and grants to the Administrative Agent, in each case for the benefit of the Secured Parties, a first priority security interest in and Lien on all of its right, title and interest in the following, whether now existing or hereafter acquired or arising and wherever located (the "Collateral"):

(i) all of each Borrower's rights to make Capital Calls of the Capital Commitments of each Investor and all other rights, titles, interests, powers and privileges related

to, appurtenant to or arising out of such Borrower's right to require or demand that such Investors make Capital Contributions to such Borrower;

(ii) all of such Borrower's rights, titles, interests and privileges in and to the Capital Commitments, the Uncalled Capital Commitments, Pending Capital Calls and Capital Contributions made by such Investors, whether now owned or hereafter acquired;

(iii) all of such Credit Party's rights, titles, interests, remedies, and privileges under the applicable Limited Liability Company Agreement, Subscription Agreements and Side Letters to make, issue notices with respect to, and enforce, Capital Calls and to receive and enforce the funding of Capital Contributions;

(iv) all of such Credit Party's rights, titles, interests, remedies, and privileges under the Constituent Documents and Subscription Agreements (i) to issue and enforce Capital Calls, (ii) to receive and enforce Capital Contributions and (iii) relating to issuing, enforcing or receiving Capital Calls, Capital Commitments or Capital Contributions;

(v) each Collateral Account, together with all of the Borrowers' rights, titles, and interests (whether now existing or hereafter created or arising) in and to each such account, all sums or other property now or at any time hereafter on deposit therein, credited thereto, or payable thereon, and all instruments, documents, certificates, and other writings evidencing each such account; and

(vi) all proceeds of any and all of the foregoing.

(b) **Reliance**. The Credit Parties acknowledge and agree that the Administrative Agent and each Lender have entered into this Credit Agreement, extended credit hereunder and at the time of each Loan will make such credit extension in reliance on the obligations of the Investors to fund their respective Capital Commitments and accordingly, it is the intent of the parties that such Capital Commitments may be enforced by the Administrative Agent, on behalf of the Secured Parties, pursuant to, and in accordance with, the terms of the Loan Documents, without further action by any Credit Party and notwithstanding any compromise of any such Capital Commitment after the Closing Date, including as provided in 6 Del. C. §17-502(b)(1).

5.2 **The Collateral Accounts; Capital Calls**.

(a) **The Collateral Account.** Each Borrower shall require all of its Investors to wire transfer all monies or sums paid or to be paid by such Investor pursuant to Capital Calls only to such Borrower's Collateral Account. In addition, each Borrower shall deposit into its Collateral Account any payments and monies that it receives directly from its Investors as Capital Contributions.

(b) **Use of Collateral Account**. The Credit Parties may instruct the Account Bank to move funds from the Collateral Accounts (i) upon the Account Bank's receipt of Proper Instructions and (ii) only in compliance with Section 9.14.

(i) The Credit Parties will give a notice to the Account Bank, in form acceptable to the Account Bank, specifying the names and specimen signatures (whether manual, facsimile, PDF or other electronic signature) of persons authorized to give Proper Instructions (collectively, "Authorized Persons" and each is an "Authorized Person"), which notice shall be signed (whether manual, facsimile, PDF or other electronic signature) by an Authorized Person previously certified to the Account Bank. The Account Bank shall be entitled to rely upon the identity and authority of such persons until it receives written notice from an Authorized Person of the Credit Parties to the contrary. The initial Authorized Persons are set forth on Schedule IV attached hereto and made a part hereof (as such Schedule IV may be modified from time to time by written notice from the Credit Parties to the Account Bank). The Account Bank shall be entitled to accept and act upon Proper Instructions sent by unsecured email, facsimile transmission or other similar unsecured electronic methods.

(ii) Upon the occurrence and continuance of (i) an Event of Default or a Specified Default or (ii) a Borrowing Base Deficiency (provided, that, during the continuance of a Borrowing Base Deficiency (but not during the continuance of an Event of Default or a Specified Default), a Borrower shall be permitted to withdraw all or a portion of the Collateral Account Reserve if (A) as of any date, after giving pro forma effect to such withdrawal(s), the sum of the remaining amount in the Collateral Accounts and the Unfunded Capital Commitments, in each case, as of such date would be sufficient to cure such Borrowing Base Deficiency, and (B) such funds so withdrawn are promptly used by such Borrower to make the underlying Investment(s)), the Administrative Agent is authorized to take exclusive control of the Collateral Accounts.

(c) **No Duty**. Notwithstanding anything to the contrary herein contained, it is expressly understood and agreed that neither the Administrative Agent nor any Lender undertakes any duties, responsibilities, or liabilities with respect to the Capital Calls issued by a Credit Party. Neither the Administrative Agent nor any Lender shall be required to refer to the Constituent Documents of a Credit Party, or a Subscription Agreement or any Side Letter, or take any other action with respect to any other matter that might arise in connection with the Constituent Documents of any Credit Party, a Subscription Agreement, a Side Letter or any Capital Call. Neither the Administrative Agent nor any Lender shall have any duty to determine or inquire into any happening or occurrence or any performance or failure of performance of any Credit Party or any of the Investors. None of them shall have any duty to inquire into the use, purpose, or reasons for the making of any Capital Call by any Credit Party or the Investment or use of the proceeds thereof.

(d) **Capital Calls and Disbursements from Collateral Accounts**. The applicable Credit Party will issue Capital Calls at such times as necessary in order to ensure the timely payment of the Obligations. Upon the occurrence and continuance of (i) an Event of Default or a Specified Default or (ii) a Borrowing Base Deficiency, each Borrower hereby irrevocably authorizes and directs the Administrative Agent to charge from time to time the applicable Collateral Account and any other accounts of such Borrower maintained at any Secured Party for amounts not paid when due; provided that (x) solely with respect to a Borrowing Base Deficiency, the Administrative Agent is not authorized to withdraw any Collateral Account Reserve, and (y) promptly after any disbursement of funds from such account to the Secured Parties, the Administrative Agent shall provide notice thereof to the Borrowers.

(e) **No Representations**. Neither the Administrative Agent nor any Secured Party shall be deemed to make at any time any representation or warranty as to the validity of any Capital Call nor shall the Administrative Agent or any Secured Party be accountable for any Credit Party's use of the proceeds of any Capital Contribution.

(f) **No Impairment of Rights**. The rights of the Administrative Agent hereunder shall not be released, diminished, impaired, reduced or adversely affected by (i) any adjustment, indulgence, forbearance or compromise that might be granted or given by the Administrative Agent to any primary or secondary obligor or in connection with any security for the Secured Obligations; (ii) any full or partial release of any security for the Secured Obligations, except in accordance with the provisions of the Loan Documents; (iii) any other action taken or omitted to be taken by the Administrative Agent in connection with the Secured Obligations, in accordance with the provisions of the Loan Documents, whether or not such action or omission prejudices any Credit Party or increases the likelihood that any Collateral Account will be applied to the Secured Obligations; or (iv) notice of any of the foregoing.

(g) **Additional Rights**. The Administrative Agent may, at any time and from time to time, without further consent of or notice to any Credit Party, and with or without valuable consideration (i) release any Person primarily or secondarily liable in respect of the Secured Obligations or any security therefor; (ii) renew, extend or accept partial payments upon, release or permit substitutions for or withdrawals of, any security (other than the applicable Collateral Account) at any time directly or indirectly, immediately or remotely, securing the payment of the Secured Obligations or any part thereof; or (iii) release or pay to any Credit Party, or any other Person otherwise entitled thereto, any amount paid or payable in respect of any such other direct or indirect security for the Secured Obligations, or any part thereof.

(h) **Constituent Documents**. Notwithstanding anything to the contrary in the Constituent Documents of any Credit Party or in any Subscription Agreement, each Credit Party acknowledges and agrees that the Administrative Agent shall have the full power and authority to enforce the Constituent Documents and Subscription Agreements, as applicable, against each Investor, including, but not limited to, all terms of Section 5.3(c) of the Limited Liability Company Agreement of the Merged Entities and Section 2 of the Primary Borrower's Subscription Agreements.

(i) **Qualification to Act as Custodian.** In connection with the maintenance of the Collateral Account(s), the Account Bank represents and warrants that it is qualified to act as a custodian pursuant to Section 26(a)(1) of the Investment Company Act.

5.3 **Agreement to Deliver Additional Collateral Documents.** Each Credit Party shall deliver such security agreements, financing statements, assignments, forms, authorizations and other documents, in form and substance satisfactory to the Administrative Agent, as the Administrative Agent acting on behalf of the Secured Parties may request from time to time for the purpose of granting to, or maintaining or perfecting in favor of, the Administrative Agent, for the benefit of the Secured Parties, first priority Liens and security interests (subject to Permitted Liens) in the Collateral, together with other assurances of the enforceability and first priority of the Secured Parties' Liens and assurances of due recording and documentation of the Filings and Loan Documents or copies thereof, as the Administrative Agent may reasonably require to avoid

material impairment of the first priority Liens and security interests (subject to Permitted Liens) granted or purported to be granted in accordance with this Section 5.

5.4 **Subordination and Management Agreement**.

(a) Upon the occurrence and during the continuance of an Event of Default under Sections 10.1(a) or (h), no Credit Party shall make any payments or advances of any kind, directly or indirectly, on any debts and liabilities to the Investment Manager whether now existing or hereafter arising and whether direct, indirect, several, joint and several, or otherwise, and howsoever evidenced or created (collectively, the "Investment Manager Claims"). All Investment Manager Claims, together with all Liens on assets securing the payment of all or any portion of the Investment Manager Claims shall at all times during the continuance of an Event of Default under Sections 10.1(a) or (h) has occurred and is continuing shall be subordinated to and inferior in right and in payment to the Secured Obligations and all Liens on assets securing all or any portion of the Secured Obligations, and each Credit Party and the Investment Manager agrees to take such actions as are necessary to provide for such subordination between it and the Investment Manager, *inter se*, including but not limited to including provisions for such subordination in the documents evidencing the Investment Manager Claims. The Investment Manager acknowledges and agrees that at any time an Event of Default under Sections 10.1(a) or (h) has occurred and is continuing, the payment of any Investment Manager Claims due and owing to it from any Credit Party shall be subordinated to and inferior in right and payment to the Secured Obligations in all respects. Notwithstanding anything to the contrary in Section 1.2(m), for purposes of this Section 5.4(a) only, an Event of Default under Sections 10.1(a) or (h) shall be "continuing" if it has not been remedied or waived.

(b) Upon the occurrence and during the continuance of (i) an Event of Default; (ii) a Specified Default; or (iii) a Borrowing Base Deficiency, no Credit Party shall make any payments or advances of any kind, directly or indirectly, on any debts and liabilities to any other Credit Party or any Investor whether now existing or hereafter arising and whether direct, indirect, several, joint and several, or otherwise, and howsoever evidenced or created (collectively, the "Other Claims"). All Other Claims, together with all Liens on assets securing the payment of all or any portion of the Other Claims shall at all times during the continuance of a Borrowing Base Deficiency or an Event of Default or Potential Default or during the existence of a mandatory prepayment having been triggered pursuant to Section 3.5(b) that is unpaid shall be subordinated to and inferior in right and in payment to the Secured Obligations and all Liens on assets securing all or any portion of the Secured Obligations, and each Credit Party agrees to take such actions as are necessary to provide for such subordination between it and any other Credit Party, *inter se*, including but not limited to including provisions for such subordination in the documents evidencing the Other Claims.

(c) Notwithstanding anything contained in the Management Agreement to the contrary, so long as this Credit Agreement is in effect, the Management Agreement shall hereby be deemed to be amended to prohibit the Investment Manager from making Capital Calls, and the Investment Manager agrees that it shall not make any Capital Calls so long as this Credit Agreement is in effect.

5.5 **Representations, Warranties and Covenants with Respect to Collateral.** Each Credit Party hereby represents and warrants to the Administrative Agent and the Secured Parties, and covenants with the Administrative Agent and the Secured Parties, that:

(a) it has not heretofore transferred, assigned (by way of security or otherwise), pledged, hypothecated, granted any security interest in, or encumbered all or any portion of the Collateral to any party other than the Administrative Agent or as permitted under Section 9.3 of the Credit Agreement;

(b) it has the full limited partnership, exempted partnership, corporate or limited liability company, as applicable, right and power to make the transfer, pledge and collateral assignment and grant the Liens and security interests granted hereby;

(c) it has reviewed the Filings which the Administrative Agent intends to file with respect to the Collateral and that such Filings are accurate with respect to any information pertaining to it;

(d) it was organized, formed, incorporated and/or registered, as applicable, in (and only in) its jurisdiction of organization, formation, incorporation and/or registration, as applicable, listed in Schedule I hereto;

(e) it hereby authorizes the Administrative Agent to file Filings describing the Collateral as provided herein with the appropriate public filing office(s) in order to perfect the Administrative Agent's first priority security interest in the Collateral, and it hereby authorizes the Administrative Agent to file all continuation statements, amendments or new Filings describing the Collateral as provided herein necessary to maintain the continuing perfection by filing of the Administrative Agent's first priority security interest in the Collateral; and

(f) it shall perform all such acts and promptly and duly execute and deliver all such documents as the Administrative Agent may reasonably request in order to enable the Administrative Agent to file and record every instrument that the Administrative Agent may deem reasonably necessary in order to perfect and maintain the Administrative Agent's first priority liens and security interests in the Collateral (subject to Permitted Liens) and otherwise to obtain, preserve, protect, maintain and confirm the rights and powers of the Administrative Agent in respect of such liens and security interests.

Section 6. CONDITIONS PRECEDENT TO LENDING.

6.1 **Obligations of Lenders.** The obligation of the Lenders to advance the initial Borrowing shall not become effective until the date on which the Administrative Agent shall have received each of the following documents in form and substance satisfactory to the Administrative Agent (and, to the extent specified below, to each Lender) and each of the other conditions listed below is satisfied, the satisfaction of such conditions to be satisfactory to the Administrative Agent (and, to the extent specified below, to each Lender) in form and substance:

(a) **Credit Agreement**. This Credit Agreement, duly executed and delivered by the Credit Parties;

(b) **Note**. A Note or Notes, duly executed and delivered by each Borrower (if required) in accordance with Section 3.1 (it being understood that City National is not requesting a Note on the Closing Date);

(c) **Filings**. (i) Satisfactory reports of searches of Filings (or the equivalent in any applicable foreign jurisdiction, as applicable) in the jurisdiction of organization, formation, incorporation and/or registration, as applicable, of each Credit Party, or where a filing has been or would need to be made in order to perfect the Administrative Agent's first priority Lien on behalf of the Secured Parties in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens on the Collateral exist, or, if necessary, copies of proper financing statements, if any, filed on or before the date hereof necessary to terminate all Liens, security interests and other rights of any Person in any Collateral previously granted; and (ii) unfiled copies of all Filings (or the equivalent in any applicable foreign jurisdiction, as applicable) satisfactory to the Administrative Agent with respect to the Collateral together with written evidence satisfactory to the Administrative Agent that the same have been filed, submitted for filing in the appropriate public filing office(s) in the Administrative Agent's sole discretion, to perfect the Secured Parties' first priority Lien in the Collateral (subject to Permitted Liens);

(d) **Responsible Officer Certificates**. A certificate from a Responsible Officer of each Credit Party, in the form of Exhibit C;

(e) **Constituent Documents**. True and complete copies of the Constituent Documents of the Credit Parties, together with certificates of existence and/or good standing (or other similar instruments) of each Credit Party, in each case certified by a Responsible Officer of such Credit Party to be correct and complete copies thereof and in effect on the Closing Date;

(f) **Management Agreements**. A true and complete copy of each Management Agreement, duly executed by the parties thereto;

(g) **Authority Documents**. Certified resolutions authorizing the entry into the transactions contemplated in the Loan Documents by the Borrowers certified by a Responsible Officer of such Credit Party as correct and complete copies thereof and in effect on the Closing Date;

(h) **Incumbency Certificate**. From each Credit Party, a signed certificate of a Responsible Officer, who shall certify the names of the Persons authorized, on the date hereof, to sign each of the Loan Documents and the other documents or certificates to be delivered pursuant to the Loan Documents on behalf of such Credit Party, together with the true signatures of each such Person; the Administrative Agent may conclusively rely on such certificate until it shall receive a further certificate canceling or amending the prior certificate and submitting the authority and signatures of the Persons named in such further certificate;

(i) **Opinion.** Favorable written opinions of counsel to the Credit Parties in form and substance reasonably satisfactory to the Administrative Agent and its counsel, dated as of the Closing Date;

(j) **Investor Documents**. A copy of each Investor's duly executed Subscription Agreement and Side Letter (if applicable);

(k) **Fees; Costs and Expenses**. Payment of all fees and other amounts due on or prior to the date hereof, and payment of all reasonable expenses required to be reimbursed or paid by the Borrowers hereunder, including the fees and disbursements of the Administrative Agent's special counsel, Loeb & Loeb LLP, which may be deducted from the proceeds of such initial Borrowing to the extent invoiced on or prior to the Closing Date;

(l) **"Know Your Customer" Information and Documents**. (i) Such documentation requested by the Lenders so that the Credit Parties are KYC Compliant and (ii) at least five days prior to the Closing Date, if any Borrower qualifies as a "legal entity customer" under the Beneficial Ownership Regulation, such Borrower shall deliver a Beneficial Ownership Certification in relation to it;

(m) **ERISA Status**. With respect to each Borrower, either (i) a written opinion of counsel to such Credit Party, addressed to the Secured Parties, reasonably acceptable to the Administrative Agent and its counsel, stating that such Borrower should qualify as an Operating Company (or a copy of such opinion addressed to certain or all of the Investors or another Borrower, reasonably acceptable to the Administrative Agent and its counsel, together with a reliance letter with respect thereto, addressed to Secured Parties); or (ii) a certificate, addressed to Secured Parties, signed by a Responsible Officer of such Borrower, stating that the underlying assets of such Borrower do not constitute Plan Assets because less than twenty-five percent (25%) of the total value of each class of equity interests in such Borrower (as determined in accordance with the Plan Asset Regulations) is held by "benefit plan investors" within the meaning of Section 3(42) of ERISA.

(n) **Reserved**.

(o) **Collateral Accounts**. Evidence that the Collateral Accounts have been established;

(p) **Merged Entity.** Evidence that the Primary Borrower and the Merged Entities have consummated the Merger and that all prior Indebtedness of the Merged Entities to City National has been repaid in full (or will be repaid in full with the proceeds of a Loan made hereunder on the Closing Date).

(q) **Additional Information**. Such other information and documents as may be required by the Administrative Agent and its counsel.

In addition, the Administrative Agent and the Lenders shall have completed their due diligence review of the Credit Parties and each of their respective management, controlling owners, systems and operations and the Collateral, in scope and determination satisfactory to the Administrative Agent and the Lenders in their sole discretion.

6.2 **Conditions to all Loans.** The obligation of the Lenders to advance each Borrowing to a Borrower on and after the Closing Date (including, without limitation, the initial Borrowing) is subject to the conditions precedent that:

(a) **Representations and Warranties**. The representations and warranties of the Credit Parties set forth herein and in the other Loan Documents are true and correct in all

material respects (without duplication of any materiality qualifier) on and as of the date of such Borrowing, except to the extent that such representations and warranties relate to an earlier date, in which case, such representations and warranties are true and correct in all material respects (without duplication of any materiality qualifier) as of such earlier date, except that for purposes of this Section 6.2(a), the representations and warranties contained in Section 7.6 shall be deemed to refer to the most recent financial statements furnished pursuant to Section 8.1(a);

(b) **No Default**. No event shall have occurred and be continuing, or would result from the Borrowing, which constitutes an Event of Default or a Potential Default;

(c) **Request for Borrowing**. The Administrative Agent shall have received a completed Request for Borrowing in accordance with Section 2.3(a), together with a Borrowing Base Certificate;

(d) **No Investor Excuses**. Other than as disclosed to the Administrative Agent in writing, the Credit Parties have no knowledge or reason to believe any Investor would be entitled to exercise any withdrawal, excuse or exemption right under the applicable Constituent Documents, its Subscription Agreement or any Side Letter with respect to any Investment being acquired in whole or in part with any proceeds of the related Loan;

(e) **Available Commitment**. After giving effect to the proposed Borrowing, the Principal Obligations will not exceed the Available Commitment;

(f) **Material Adverse Effect**. No Material Adverse Effect has occurred and is continuing; and

(g) **Fees; Costs and Expenses**. Payment of all fees and other amounts due on or prior to the date hereof, and payment of all reasonable expenses required to be reimbursed or paid by the Borrowers hereunder, including the fees and disbursements of the Administrative Agent's special counsel, Loeb & Loeb LLP, and any counsel needed in a foreign jurisdiction, which may be deducted from the proceeds of such Borrowing to the extent invoiced on or prior to the date of such Borrowing.

6.3 **Addition of AIV Borrowers or Parallel Fund Borrowers**. The obligation of the Lenders to advance a Borrowing to a proposed AIV Borrower or Parallel Fund Borrower, as applicable, hereunder is subject to the conditions that the Borrowers shall have given the Administrative Agent at least fifteen (15) Business Days prior written notice and each of the following:

(a) **Approval of AIV Borrower or Parallel Fund Borrower**. In order for an entity to be approved as an AIV Borrower or a Parallel Fund Borrower, as applicable, (i) the Borrowers must obtain the written consent of the Administrative Agent and each Lender, such consent not to be unreasonably withheld, conditioned or delayed; (ii) such entity shall be either an Alternative Investment Vehicle or a Parallel Investment Vehicle, as applicable, of the Primary Borrower; and (iii) the provisions of this Section 6.3 shall be satisfied;

(b) **Joinder and Security of New Borrower Obligations**. The AIV Borrower or Parallel Fund Borrower and their applicable general partners (if any) shall provide to the

Administrative Agent and each of the Lenders duly executed documentation substantially similar, in the reasonable discretion of the Administrative Agent, to that executed by the Borrowers at the Closing Date, including but not limited to a joinder agreement to this Credit Agreement (pursuant to which it agrees to be jointly and severally liable with the Borrowers for all of their Obligations), and such other Loan Documents and Filings as the Administrative Agent may reasonably request;

(c) **Borrower Note**. Upon the request of the Administrative Agent, such AIV Borrower or Parallel Fund Borrower, as applicable, shall execute and deliver a promissory note, in the form of Exhibit I;

(d) **Authorizations of Borrower**. The Administrative Agent shall have received from the AIV Borrower or Parallel Fund Borrower, as applicable, appropriate evidence of the authorization of such Borrower approving the execution, delivery and performance of its Note and any other Loan Documents required of such Borrower, duly adopted by such Borrower, as required by Applicable Law or agreement, and accompanied by a certificate of an authorized Person of such Borrower stating that such authorizations are true and correct, have not been altered or repealed and are in full force and effect;

(e) **Responsible Officer Certificates**. A certificate from a Responsible Officer of each AIV Borrower or Parallel Fund Borrower, as applicable, in the form of Exhibit C;

(f) **Constituent Documents**. True and complete copies of the Constituent Documents of such AIV Borrower or Parallel Fund Borrower, as applicable, together with certificates of existence and good standing (or other similar instruments of such Borrower, in each case certified by a Responsible Officer of such Person to be correct and complete copies thereof and in effect on the date such AIV Borrower or Parallel Fund Borrower, as applicable, becomes a Borrower hereunder and in each case reasonably satisfactory to the Administrative Agent in its sole discretion;

(g) **ERISA Status**. With respect to the initial advance to such AIV Borrower or Parallel Fund Borrower only, either (i) a favorable written opinion of counsel to such AIV Borrower or Parallel Fund Borrower, as applicable, addressed to the Secured Parties, reasonably acceptable to the Administrative Agent and its counsel, regarding the status of such AIV Borrower or Parallel Fund Borrower as an Operating Company (or a copy of such opinion addressed to the Investors, reasonably acceptable to the Administrative Agent and its counsel, together with a reliance letter with respect thereto, addressed to the Secured Parties); or (ii) a certificate, addressed to the Secured Parties, signed by a Responsible Officer of such AIV Borrower or Parallel Fund Borrower that the underlying assets of such Borrower do not constitute Plan Assets because less than twenty-five percent (25%) of the total value of each class of equity interests in such Borrower is held (as determined under the Plan Asset Regulations) by "benefit plan investors" within the meaning of Section 3(42) of ERISA; provided, however, that such opinion or certificate, as applicable, shall be required only if a direct or indirect parent of such AIV Borrower or Parallel Fund Borrower, as applicable, has not previously delivered to the Administrative Agent a favorable written opinion or certificate, as applicable, in respect of such parent;

(h) **Incumbency Certificate**. The Administrative Agent shall have received from the AIV Borrower or Parallel Fund Borrower, as applicable, a signed certificate of a

Responsible Officer of such Borrower which shall certify the names of the Persons authorized to sign the Loan Documents to be delivered pursuant to the terms hereof by such Borrower, together with the true signatures of each such Person (the Administrative Agent may conclusively rely on such certificate until it shall receive a further certificate canceling or amending the prior certificate and submitting the authority and signatures of the Persons named in such further certificate);

(i) **Opinion of Counsel to AIV Borrower or Parallel Fund Borrower**. The Administrative Agent shall have received a favorable written opinion of counsel for the AIV Borrower or Parallel Fund Borrower, as applicable, in form and substance reasonably satisfactory to the Administrative Agent and its counsel;

(j) "**Know Your Customer**" **Information and Documents**. The Lenders shall have received (i) all items required to make such AIV Borrower or Parallel Fund Borrower, as applicable, KYC Compliant; and (ii) if such AIV Borrower or Parallel Fund Borrower, as applicable, qualifies as a "legal entity customer" under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such AIV Borrower or Parallel Fund Borrower, as applicable;

(k) **Fees, Costs and Expenses**. Payment of all fees and other invoiced amounts due and payable by any Borrower on or prior to the date such AIV Borrower or Parallel Fund Borrower, as applicable, becomes a Borrower hereunder and, to the extent invoiced, reimbursement or payment of all expenses required to be reimbursed or paid by any Borrower hereunder, which may be deducted from the proceeds of any related Borrowing;

(l) **Due Diligence Review**. The Administrative Agent shall have completed to its reasonable satisfaction its due diligence review of such AIV Borrower or Parallel Fund Borrower, as applicable, and its respective management, controlling owners, systems and operations;

(m) **Reserved**; and

(n) **Additional Information**. The Administrative Agent shall have received such other information and documents in respect of such AIV Borrower or Parallel Fund Borrower, as applicable, as may be reasonably required by the Administrative Agent and its counsel.

Upon the satisfaction of the requirements of this Section 6.3 described above, the AIV Borrower or Parallel Fund Borrower, as applicable, shall be bound by, and receive the benefits of, the terms and conditions of this Credit Agreement as a Borrower hereunder.

Section 7. REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

To induce the Lenders to make the Loans hereunder, each Credit Party, as applicable, hereby represents and warrants to the Administrative Agent and the Lenders that:

7.1 **Organization and Good Standing.** Each such Credit Party (a) is duly organized, duly formed and registered or duly incorporated, as applicable, (b) validly existing and in good standing under the laws of its jurisdiction of organization, formation, incorporation and/or registration, as applicable, (c) has the requisite power and authority to own its properties and assets

and to carry on its business as now conducted, and (d) is qualified to do business in each jurisdiction where the nature of the business conducted or the property owned or leased requires such qualification except, in the case of this clause (d), where the failure to be so qualified to do business would not have a Material Adverse Effect.

7.2 **Authorization and Power.** Each Credit Party has the exempted limited partnership, partnership, limited liability company or corporate power, as applicable, and requisite authority to execute, deliver, and perform its respective obligations under the Loan Documents to be executed by it, its Constituent Documents, and its Subscription Agreements. Each Credit Party is duly authorized to, and has taken all exempted limited partnership, partnership, limited liability company or corporate action, as applicable, necessary to authorize it to execute, deliver, and perform its obligations under the Loan Documents, its Constituent Documents, and the Subscription Agreements, and is and will continue to be duly authorized to perform its obligations under the Loan Documents, its Constituent Documents and the Subscription Agreements.

7.3 **No Conflicts or Consents.** None of the execution and delivery of the Loan Documents, the consummation of any of the transactions herein or therein contemplated, or the compliance with the terms and provisions hereof or thereof, will contravene or conflict, in any material respect, with any provision of law, statute or regulation to which the Credit Parties are subject or any judgment, license, order or permit applicable to the Credit Parties or the Credit Parties' Constituent Documents or any indenture, mortgage, contract, deed of trust or other agreement or instrument to which a Credit Party is a party or by which a Credit Party may be bound, or to which a Credit Party may be subject. No consent, approval, authorization or order of any court or Governmental Authority, Investor or third party is required in connection with the execution and delivery by the Credit Parties of the Loan Documents or to consummate the transactions contemplated hereby or thereby, including its Constituent Documents, except, in each case, for that which has already been waived or obtained.

7.4 **Enforceable Obligations.** This Credit Agreement and the other Loan Documents to which each Credit Party is a party are the legal and binding obligations of such Credit Party, enforceable in accordance with their respective terms, subject to Debtor Relief Laws and general equitable principles (whether considered a proceeding in equity or at law).

7.5 **Priority of Liens.** The Loan Documents create, as security for the Secured Obligations, valid and enforceable perfected first-priority security interests in and Liens (subject to Permitted Liens) on all of the Collateral in favor of the Administrative Agent for the benefit of the Secured Parties, subject to no other Liens (other than Permitted Liens), except as enforceability may be limited by Debtor Relief Laws and general equitable principles (whether considered in a proceeding in equity or at law). Such security interests in and Liens on the Collateral shall be superior to and prior to the rights of all third parties in such Collateral (other than Permitted Liens), and, other than in connection with any future Change in Law or in the applicable Borrower's name, identity or structure, or its jurisdiction of organization, formation, registration or incorporation, as the case may be, no further recordings or Filings are or shall be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than the filing of continuation statements in accordance with Applicable Law. Each Lien referred to in this Section 7.5 is and shall be the sole and exclusive Lien on the Collateral, other than Permitted Liens.

7.6 **Financial Condition.** Each Borrower has delivered to the Administrative Agent the most recently available copies of the financial statements and reports described in Section 8.1, in each case certified by a Responsible Officer to be true and correct; such financial statements fairly present the financial condition of such Borrower as of the applicable date of delivery. For the avoidance of doubt, such representation relating to the financial statements shall be without qualification, exception or any other statement that has the effect of modifying the opinions therein.

7.7 **Full Disclosure.** There is no fact known to a Credit Party that such Credit Party has not disclosed to the Administrative Agent in writing which could have a Material Adverse Effect. All information heretofore furnished by such Credit Party or the Investment Manager, in connection with the Loan Documents or any transaction contemplated hereby is, and all such information hereafter furnished will be, true and correct in all material respects on the date as of which such information is stated or deemed stated. The information included in the Beneficial Ownership Certification is true and correct in all respects.

7.8 **No Default.** No event has occurred and is continuing which constitutes an Event of Default or a Potential Default.

7.9 **No Litigation.** (i) As of the Closing Date, there are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings in any court or before any arbitrator or Governmental Authority ("Proceedings") pending or threatened, against any Credit Party, other than any such Proceeding that has been disclosed in writing to by such Credit Party to the Administrative Agent, and (ii) as of any date after the Closing Date, there are no such Proceedings pending or threatened, against such Credit Party, other than any such Proceeding that would not, if adversely determined, have a Material Adverse Effect.

7.10 **Material Adverse Effect.** No circumstances exist or changes to any Credit Party have occurred since the date of the most recent financial statements of such Credit Party delivered to the Administrative Agent which would reasonably be expected to result in a Material Adverse Effect.

7.11 **Taxes.** Each Credit Party has timely filed all U.S. federal and other material Tax returns, information statements and reports required to have been filed and has timely paid all U.S. federal and other material Taxes, other than any such Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP. There is no proposed tax assessment against any Credit Party or any basis for such assessment.

7.12 **Principal Office; Jurisdiction of Formation.** (a) Each of the chief executive office, registered office, jurisdiction of organization, formation, incorporation and/or registration, as applicable, and principal place of business of the Credit Parties is correctly listed on Schedule I hereto, and each Credit Party has been at such location since its formation; and (b) the jurisdiction of organization, formation, incorporation and/or registration, as applicable, of each Credit Party is correctly listed on Schedule I hereto and each Credit Party is not organized under the laws of any other jurisdiction.

7.13 **ERISA.** Each Credit Party satisfies an exception under the Plan Asset Regulations so that its underlying assets do not and will not constitute Plan Assets. The execution, delivery and performance of this Credit Agreement and the other Loan Documents, the enforcement of the Obligations directly against the Investors, and the borrowing and repayment of amounts under this Credit Agreement, individually and collectively, do not and will not constitute or otherwise result in a non-exempt prohibited transaction under Section 406(a) of ERISA or Section 4975(c)(1)(A) - (D) of the Internal Revenue Code. No Borrower or member of a Borrower's Controlled Group has established, maintains, contributes to, is obligated to contribute to, or has any liability (contingent or otherwise) with respect to, any Plan, except as could not reasonably be expected to have a Material Adverse Effect.

7.14 **Compliance with Law.** Each Credit Party is and has been in compliance with all Applicable Laws, including, without limitation, Environmental Laws and ERISA, except where non- compliance would not be reasonably likely to have a Material Adverse Effect.

7.15 **Environmental Matters**. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) to the knowledge of any Credit Party, none of the facilities or properties currently or formerly owned, leased or operated by any Credit Party contains or previously contained, any Hazardous Materials in amounts or concentrations or under circumstances that could result in any Environmental Liability;

(b) no Credit Party has received any written or otherwise unequivocal notice of any Environmental Liability which is pending and unresolved;

(c) there has been no Release of, or exposure of any Person to, Hazardous Materials by any Credit Party, in violation of Environmental Law or in amounts or concentrations or under circumstances that could result in any Environmental Liability;

(d) no Proceeding under Environmental Law or related to Hazardous Materials is pending or, to the knowledge of any Credit Party, threatened, against any Credit Party and no Credit Party, nor any real property owned, leased or operated by any Credit Party, is subject to any Lien or any order or decree of any Governmental Authority pursuant to Environmental Law or related to Hazardous Materials; and

(e) no Credit Party has assumed by contract or operation of Law any liability (contingent or otherwise) of any other Person related to Environmental Law or Hazardous Materials.

7.16 **Fiscal Year.** The fiscal year of each Borrower is the calendar year.

7.17 **Investor Documents.** Each Investor has executed a Subscription Agreement which has been provided to the Administrative Agent. Each Side Letter that has been entered has been provided to the Administrative Agent. For each such Investor, applicable Constitute Documents (including, in the case of Person who was originally an investor in a Merged Entity, the applicable Limited Liability Company Agreements) and its Subscription Agreement (and any related Side Letter) set forth its entire agreement regarding its Capital Commitment. As of the

Closing Date, Exhibit A hereto contains calculations of the Available Commitment, which are true and correct in all material respects.

7.18 **Margin Stock.** Such Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan will be used: (a) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock; (b) to reduce or retire any Indebtedness which was originally incurred to purchase or carry any such Margin Stock; or (c) for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation T, U, or X. Following the application of the proceeds of each Borrowing, not more than twenty-five percent (25%) of the value of the assets of the Borrowers on a consolidated basis, subject to any restriction contained in any agreement or instrument between any Borrower and any Lender relating to the Indebtedness, will be Margin Stock. No Credit Party nor any Person acting on behalf of the Credit Parties has taken or will take any action which might cause any Loan Document to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act, in each case as now in effect or as the same may hereafter be in effect. No Loan will be secured at any time by, and the Collateral in which any Credit Party has granted to the Administrative Agent, for the benefit of each of the Secured Parties, a security interest and Lien pursuant to the Loan Documents will not contain at any time any Margin Stock.

7.19 **Investment Company Act.** The Primary Borrower is a non-diversified, closed-end, management investment company under the Investment Company Act. The Primary Borrower has validly elected to be treated as a "*business development company*" pursuant to Section 54 of the Investment Company Act and has not revoked such election. The Primary Borrower either (a) has no material taxable income and has no material income tax liabilities or obligations, or (b) qualifies as a RIC. The Primary Borrower is in compliance with the requirements of the Investment Company Act as they relate to business development companies. The Investment Manager is registered as an investment adviser under the Advisers Act, and is the Primary Borrower's investment manager.

7.20 **No Defenses.** Each Credit Party knows of no default or circumstance which with the passage of time and/or giving of notice, could constitute a breach or default under its Constituent Documents, any Subscription Agreement or Side Letter which would constitute a defense to the obligation of any Investor to make Capital Contributions, and has no knowledge of any claims of offset or any other claims of any Investor against a Credit Party which could diminish or adversely affect the obligations of such Investor to make Capital Contributions and fund Capital Calls.

7.21 **No Withdrawals Without Approval.** No Investor is permitted to withdraw its interest in such Borrower without the consent of such Borrower and the Administrative Agent.

7.22 **Foreign Asset Control Laws.** No Credit Party and none of its Subsidiaries (i) is an "enemy" or an "ally of the enemy" within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), as amended, (ii) is in violation of (A) the Trading with the Enemy Act, as amended, (B) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any

enabling legislation or executive order relating thereto or (C) the Patriot Act, (iii) is a Sanctioned Person, (iv) has more than 10% of its assets in Sanctioned Countries, or (v) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. No part of the Loan proceeds will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country. No Credit Party nor any Affiliate thereof, and, to the knowledge of any Credit Party, no Investor is a Person named on a list published by OFAC or is a Person with whom dealings are prohibited under any OFAC Regulations. To each Credit Party's knowledge, no Investor's funds used in connection with this transaction are derived from illegal activities. The Credit Parties, each of their Subsidiaries, each of the Credit Parties' and their Subsidiaries' respective directors, officers and employees, and, to the knowledge of the Borrowers, each of the Credit Parties' and their Subsidiaries' respective agents and representatives, is in compliance with all applicable Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.

7.23 **Insider.** No Credit Party is an "executive officer," "director," or "person who directly or indirectly or acting through or in concert with one or more persons owns, controls, or has the power to vote more than 10% of any class of voting securities" (as those terms are defined in 12 U.S.C. §375b or in regulations promulgated pursuant thereto) of any Lender, of a bank holding company of which any Lender is a subsidiary, or of any subsidiary, of a bank holding company of which any Lender is a subsidiary, of any bank at which any Lender maintains a correspondent account, or of any bank which maintains a correspondent account with any Lender.

7.24 **Borrowing Base Certificate.** The Borrowing Base Certificate, as it may be updated in writing from time to time by the Borrowers, is true and correct in all material respects.

7.25 **Solvency.** Each Credit Party is, and immediately after consummation of the transactions contemplated by the Loan Documents will be, Solvent. Each Borrower, on a consolidated basis with its Subsidiaries, is, and immediately after consummation of the transactions contemplated by the Loan Documents will be, Solvent.

7.26 **Capital Commitments and Contributions.** All the Investors are set forth on Schedule III hereto and incorporated herein by reference (or on a revised Schedule III delivered to the Administrative Agent), and the true and correct Capital Commitment of each Investor is set forth on Schedule III (or on any such revised Schedule III). No Capital Calls have been delivered to any Investors other than any that have been disclosed in writing to the Administrative Agent. As of the date hereof, the aggregate amount of the Capital Commitments of each Investor is set forth on Schedule III hereto; and the aggregate Unfunded Capital Commitment that could be subject to a Capital Call is set forth on Schedule III hereto.

7.27 **Organizational Structure.** The structure of the Credit Parties is accurately depicted on Schedule I hereto in all material respects. The only partners of each Borrower are as depicted on Schedule I hereto. The Primary Borrower has not formed any Alternative Investment Vehicles or Parallel Investment Vehicles that are not depicted on Schedule I hereto (or on an updated Schedule I delivered by the Primary Borrower to the Administrative Agent upon formation of such Alternative Investment Vehicle or Parallel Investment Vehicle, as applicable).

7.28 **No Brokers.** None of the Credit Parties nor the Investment Manager has dealt with any broker, investment banker, agent or other Person (except for the Administrative Agent, the Lenders and any Affiliate of the foregoing) who may be entitled to any commission or compensation in connection with the Loan Documents, the Loans or a transaction under or pursuant to this Credit Agreement or the other Loan Documents.

7.29 **Properties.** Each Credit Party has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for any defects that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Credit Party owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and, to the knowledge of such Credit Party, the use thereof by such Credit Party does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

7.30 **Reserved.**

7.31 **Investments.** No Investments made by any Borrower or any of their Subsidiaries, directly or indirectly, are in violation of, or would cause a default under, the terms of the Constituent Documents of such Borrower.

Section 8. AFFIRMATIVE COVENANTS OF THE CREDIT PARTIES

So long as the Lenders have any commitment to lend and until payment and performance in full of the Secured Obligations (other than contingent indemnification obligations not then due), each Credit Party, as applicable, agrees that:

8.1 **Financial Statements, Reports and Notices.** Such Borrower shall deliver to the Administrative Agent sufficient copies for each Lender the following:

(a) **Financial Reports.**

(i) **Annual Reports**. As soon as possible, but no later than one hundred twenty (120) days after the end of the fiscal year for such Borrower, the audited combined balance sheet and related statements of operations, income, partners', members' or shareholders' equity and cash flows of such Borrower and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form (if applicable) the figures for the previous fiscal year, all reported on by a firm of nationally recognized independent certified public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such combined financial statements present fairly in all material respects the financial condition and results of operations of each Borrower and its Subsidiaries on a combined basis in accordance with GAAP consistently applied and, subject to normal year end audit adjustments and the absence of footnotes.

(ii) **Quarterly Reports**. As soon as possible, but no later than sixty (60) days after the end of each of the first three fiscal quarters of such Borrower, the unaudited combined balance sheet and related statements of operations, income, partners', members' or

shareholders' equity and cash flows of such Borrower and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Responsible Officer of such Borrower, as applicable, as presenting fairly in all material respects the financial condition and results of operations of such Borrower and its Subsidiaries on a combined basis in accordance with GAAP consistently applied, subject to normal year end audit adjustments and the absence of footnotes.

(iii) **Investor Reports**. Concurrently with the delivery to Investors, copies of all material Investment and Investor reports provided by any Credit Party to the Investors collectively (excluding, for the avoidance of doubt, items tailored or customized for particular Investors).

(b) **Compliance Certificate**. As soon as possible, but no later than the date any financial statements are due pursuant to Section 8.1(a), a compliance certificate (the "Compliance Certificate") in the form of Exhibit D, certified by a Responsible Officer of the Borrowers to be true and correct, (i) stating whether any Event of Default or any Potential Default exists; (ii) stating whether the Borrowers are in compliance with the limitation on Indebtedness set forth in Section 9.9, and providing calculations demonstrating such compliance; (iii) stating that, to the knowledge of the Borrowers, no Exclusion Event has occurred with respect to any Included Investor (that has not previously been disclosed to the Administrative Agent in writing); and (iv) setting forth: (A) in the case of a Compliance Certificate delivered in connection with a fiscal quarter-end report by the Borrowers, a description of the Investments acquired, sold or otherwise disposed of by the Borrowers during such fiscal quarter; (B) in the case of a Compliance Certificate delivered in connection with a fiscal year-end report by the Borrowers, a description of the Investments acquired, sold or otherwise disposed of by the Borrowers during such fiscal year, and a statement of the capital account of each Investor; (C) the aggregate Unfunded Capital Commitments of the Investors and, separately, the aggregate Unfunded Capital Commitments of the Included Investors; (D) the calculations for the Available Commitment as of the date of delivery of such Compliance Certificate; (E) specifying changes, if any, in the names or notice information for any Investor; and (F) all new and substitute Investors who have not satisfied each of the requirements set forth in Section 9.4.

(c) **Capital Calls**. (i) Concurrently with the issuance of each Capital Call, the Borrowers shall notify the Administrative Agent of the making of such Capital Call and shall provide information as to the timing and amount of such Capital Call to the extent available along with copies of each Capital Call delivered to the Investors; and (ii)(A) a report of all Investors failing to fund their Capital Contributions no later than the fifth (5th) Business Day following the date when such Capital Contributions are initially due pursuant to the related Capital Call therefor and (B) promptly upon the request of the Administrative Agent, updates as to the status of such Investors' failure to fund such Capital Contributions.

(d) **Notice of Default**. Within one (1) Business Day of becoming aware of the existence of an Event of Default or Potential Default, the Borrowers shall furnish to the Administrative Agent a written notice specifying the nature and period of existence thereof and any action which the Credit Parties taking or proposes to take with respect thereto.

(e) **Notice of Certain Withdrawals**. Promptly, but no later than the Business Day following receipt thereof, copies of any notice of withdrawal or request for excuse or exemption by any Investor pursuant to the applicable Limited Liability Company Agreement, its Subscription Agreement or Side Letter.

(f) **Investor Events**. Within five (5) Business Days of becoming aware thereof, notice that (i) an Exclusion Event has occurred with respect to any Included Investor or any other Investor has violated or breached any material term of the applicable Constituent Documents or the applicable Subscription Agreement; and (ii) there has been a change in the name or notice information of any Investor.

(g) **ERISA Certification**. (i) For each Borrower that provided a certificate of a Responsible Officer pursuant to clause (ii) of Section 6.1(m) of this Credit Agreement, prior to admitting one or more ERISA Investors which would result in 25% or more of the total value of any class of equity interests in such Borrower (as determined in accordance with the Plan Asset Regulations) being held by "benefit plan investors" within the meaning of Section 3(42) of ERISA, such Borrower shall deliver a favorable written opinion of counsel to such Borrower addressed to the Secured Parties, reasonably acceptable to the Administrative Agent and its counsel, regarding the status of such Borrower as an Operating Company (or a copy of such opinion addressed to certain or all of the Investors or another Borrower, reasonably acceptable to the Administrative Agent and its counsel, together with a reliance letter with respect thereto, addressed to Secured Parties); and (ii) with respect to each Borrower, for so long as there is any ERISA Investor in such Borrower, such Borrower shall provide to the Administrative Agent, no later than sixty (60) days after the end of each Annual Valuation Period in the case of clause (1) below or thirty (30) days after the end of such Borrower's fiscal year in the case of clause (2) below, a certificate signed by a Responsible Officer of such Borrower that (1) such Borrower has remained and still is an Operating Company or (2) the underlying assets of such Borrower do not and will not constitute Plan Assets because less than 25% of the total value of each class of equity interests in such Borrower (as determined in accordance with the Plan Asset Regulations) is held by "benefit plan investors" within the meaning of Section 3(42) of ERISA.

(h) **Borrowing Base Certificate**. The Borrowers will provide an updated Borrowing Base Certificate certified by a Responsible Officer of the Borrowers to be true and correct in all material respects (1) setting forth a calculation of the Available Commitment, in reasonable detail as of the date of delivery of such Borrowing Base Certificate and (2) specifying changes, if any, in the names of Investors and listing Investors of the Borrowers who have not satisfied the conditions of Section 9.4(a), as applicable, at each of the following times: (i) in connection with any new Request for Borrowing by a Borrower; (ii) within one (1) Business Day following (A) any Borrower becoming aware of any Included Investor becoming an Excluded Investor or (B) any Transfer of any Included Investor's Capital Commitment; (iii) concurrently with each Compliance Certificate as contemplated in Section 8.1(b); (iv) within three (3) days following the issuance of any Capital Calls to the Investors together with copies of such Capital Call notices in accordance with Section 8.1(c); and (v) any other day in which there is a change in the Available Commitment. Each Borrowing Base Certificate delivered hereunder will constitute an updated Exhibit A hereto.

(i) **Litigation**. Promptly, written notice to the Administrative Agent of any Proceeding pending or, to the knowledge of the Borrowers, threatened against a Credit Party or the Investment Manager that could, individually or in the aggregate, result in damages in excess of $750,000.

(j) **Other Reporting**. Simultaneously with the delivery to any Investor, copies of any notice of default, notice of election or exercise of any rights or remedies under the Subscription Agreements, the Limited Liability Company Agreement or the Constituent Documents, any notices relating in any way to any Investor's Capital Commitment, any notice relating in any way to the misconduct of any Credit Party, and all other material financial statements, appraisal reports, notices, and other matters at any time or from time to time furnished to any Investor.

(k) **New Investors or Amended Investor Documents**. Within three (3) Business Days of execution thereof, copies of the Subscription Agreement (and any related Side Letter) or any transfer documentation of any new Investor or written evidence of an increase in the Capital Commitment of any Investor or any amendments to any Investor's Side Letter, including but not limited to any documents related to an Investor's election to opt into the provisions of any other Investor's Side Letter pursuant to a "most favored nations" clause.

(l) **Notice of Material Adverse Effect**. Promptly upon knowledge thereof, written notice of any event if such event could reasonably be expected to result in a Material Adverse Effect.

(m) **Change in Beneficial Ownership**. Promptly, but no later than the Business Day following receipt thereof, notice of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in of such certification.

(n) **Environmental Notices**. Promptly, but no later than five (5) Business Days following notice thereof, notify the Administrative Agent in writing of: (i) any Environmental Liability, any violation of Environmental Law or any Release of or exposure of any Person to Hazardous Materials, in each case which could reasonably be expected to result in a Material Adverse Effect; and (ii) any Lien or threatened Lien on any real property owned by any Credit Party which Lien relates to Environmental Law or Hazardous Materials.

(o) **Capital Return Notices**. Simultaneously with the delivery to any Investor, copies of any Capital Return Notices provided to such Investors.

(p) **Investor Information**. Promptly upon the receipt thereof, copies of all financial statements, reports and other material information and other material correspondence received by any Credit Party and/or the Investment Manager from any Investor, including, without limitation, notices of default, notices relating in any way to an Investor's funding obligation and any notice containing any reference to misconduct of the Investment Manager or any Borrower.

(q) **Collateral Account Reserve**. Promptly, written notice of any Collateral Account Reserve required to be established, together with documentation evidencing such obligation.

(r) **Repo Transactions**. Promptly (and in any event within five (5) Business Days), written notice of the entry into any Repo Transaction.

(s) **Other Information**. Promptly, from time to time, (i) such other information concerning the business properties, or financial condition of any Credit Party as the Administrative Agent shall reasonably request and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable "know your customer" requirements under the Patriot Act, other applicable Anti-Terrorism Laws, Anti-Corruption Laws and the Beneficial Ownership Regulation.

8.2 **Payment of Obligations.** Each Credit Party shall pay and discharge all Indebtedness and other obligations before any such obligation becomes delinquent, if such failure could reasonably be expected to result in a Material Adverse Effect.

8.3 **Maintenance of Existence and Rights.** Each Credit Party shall preserve and maintain its existence. Each Credit Party shall further preserve and maintain all of its rights, privileges, and franchises necessary in the normal conduct of its business and in accordance with all valid regulations and orders of any Governmental Authority the failure of which could reasonably be expected to result in a Material Adverse Effect.

8.4 **Books and Records; Access.** Following five (5) Business Days' prior written notice, each Credit Party shall give the Administrative Agent, the Lenders, or any of them access during ordinary business hours to visit its premises, and permit such person to examine, copy, or make excerpts from, any and all books, records, and documents of the Credit Parties in the possession of any Credit Party and relating to the Credit Parties' affairs, and to inspect any of the properties and to discuss the Credit Parties' affairs, finances and condition with its officers, in each case no more than once a year (unless an Event of Default has occurred and is continuing).

8.5 **Compliance with Law.** Each Credit Party shall observe and comply with all Applicable Laws and all orders of any Governmental Authority, including without limitation, Environmental Laws, Anti-Terrorism Laws, Anti-Corruption Laws, Sanctions, and ERISA, and maintain in full force and effect all material Governmental Approvals applicable to the conduct of its business, in each case (other than with respect to Anti-Terrorism Laws, Anti-Corruption Laws, Sanctions) except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Borrowers will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Credit Parties and their directors, officers, employees and agents with applicable Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.

8.6 **Authorizations and Approvals.** Each Credit Party shall promptly obtain, from time to time at its own expense, all such Governmental Approvals as may be required to enable such Credit Party to comply with its obligations, under the Loan Documents and its Constituent Documents and to conduct its business in the customary fashion.

8.7 **Maintenance of Liens.** Each Credit Party shall perform all such acts and execute all such documents as the Administrative Agent may reasonably request in order to enable the Administrative Agent and the Secured Parties to file and record every instrument that the Administrative Agent may deem necessary in order to perfect and maintain the Secured Parties'

first priority Liens on the Collateral and otherwise to preserve and protect the rights of the Secured Parties.

8.8 **Compliance with Constituent Documents.** Each Credit Party shall comply with all material provisions of its Constituent Documents.

8.9 **Investor Default.** At all times when an Event of Default has occurred and is continuing and any Investor has failed to fund any Capital Contribution when due or otherwise defaulted on any of its obligations to such Borrower, then such Borrower shall exercise its available remedies as to such Investor only with the written consent of the Administrative Agent, at the direction of the Required Lenders.

8.10 **Taxes.** Each Credit Party will timely file all U.S. federal income and other material Tax returns, as applicable, and will timely pay all U.S. federal income and other material Taxes, as applicable, other than any such Taxes that will be contested by appropriate proceedings and for which adequate reserves will be maintained in accordance with GAAP.

8.11 **Reserved.**

8.12 **Returned Capital.** The Borrowers shall promptly following notification to the Investors of any Returned Capital: (i) notify the Administrative Agent in writing of such Returned Capital; (ii) deliver to the Administrative Agent a revised Borrowing Base Certificate modified by the Borrowers reflecting the changes to the Capital Commitments and the Unfunded Capital Commitments, resulting from the distribution of the Returned Capital; and (iii) deliver to the Administrative Agent copies of all Capital Return Notices and a Capital Return Certification duly executed by the applicable Borrowers certifying that such Returned Capital of the applicable Investor has been added back into the applicable Investor's Unfunded Capital Commitment and confirming the Unfunded Capital Commitment of the applicable Investor after giving effect to the Returned Capital. The effective date on which an Investor's Unfunded Capital Commitment increases by Returned Capital for purposes of this Credit Agreement shall be the date on which the Borrowers have delivered to the Administrative Agent duly completed copies of the items required by this Section 8.12.

8.13 **Operations and Properties.** Each Credit Party shall act prudently and in accordance with customary industry standards in managing or operating its assets, properties, business, and investments. The Borrowers shall keep in good working order and condition (ordinary wear and tear excepted) all of its assets and properties that are necessary to the conduct of its business.

8.14 **Insurance.** The Borrowers shall maintain, with financially sound and reputable insurance companies, workmen's compensation insurance, liability insurance, and insurance on its present and future properties, assets, and businesses against such casualties, risks, and contingencies, and in such types and amounts, as are consistent with customary practices and standards of its industry in the same or similar locations.

8.15 **Further Assurances.** Each Credit Party shall make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications, and additional agreements, undertakings, conveyances, transfers, assignments,

financing statements, or other assurances, and shall take any and all such other action, as the Administrative Agent may, from time to time, deem necessary or desirable in connection with this Credit Agreement or any of the other Loan Documents, the obligations of the Credit Parties hereunder or thereunder for better assuring and confirming unto the Secured Parties all or any part of the security for any of such obligations as contemplated herein.

8.16 **Maintenance of Independence.** Each Credit Party shall at all times (a) conduct and present themselves as separate entities and maintain all business organization formalities; (b) maintain separate books and records; (c) conduct all transactions with Affiliates on an arm's length basis and otherwise in accordance with Section 9.22; and (d) not commingle its funds with funds of other Persons, including Affiliates.

8.17 **Investor Financial and Confirmation of Unfunded Capital Commitments.** Upon request from the Administrative Agent, the Borrowers shall provide to the Administrative Agent any financial information from the Investors reasonably requested by the Administrative Agent and that Investors are obligated to provide to the Borrowers.

8.18 **Solvency.** The financial condition of (a) each Credit Party shall be such that such Credit Party is Solvent and (b) each Borrower, on a consolidated basis with its Subsidiaries, shall be such that such Borrower, on a consolidated basis with its Subsidiaries, is Solvent.

8.19 **Compliance with Loan Documents and Constituent Documents.** Each Credit Party shall fully comply with any and all covenants and provisions of each Loan Document executed by it. Each Credit Party shall comply with all provisions of its Constituent Documents.

Section 9. NEGATIVE COVENANTS

So long as any Lender has any Commitment and until payment and performance in full of the Secured Obligations (other than contingent indemnification obligations not then due), each Credit Party, as applicable, agrees that:

9.1 **Credit Party Information.** No Credit Party shall change its name, chief executive office, principal place of business, or jurisdiction of organization, formation, incorporation and/or registration, as applicable, unless: (a) such Credit Party has provided the Administrative Agent with at least 10 days' prior written notice; (b) such Credit Party remains KYC Compliant immediately after giving effect to such change; and (c) immediately after giving effect to such change, the Administrative Agent is satisfied that it retains a first priority perfected security interest in the Collateral.

9.2 **Mergers, Etc.** No Credit Party shall take any action (a) to merge or consolidate with or into any Person, unless such Credit Party is the surviving entity, or (b) that will dissolve or terminate such Credit Party.

9.3 **Negative Pledge .** No Credit Party shall create, permit or suffer to exist any Lien (whether based on common law, statute, other law or contract and whether junior or equal or superior in priority to the Liens created by the Loan Documents) on its assets other than Permitted Liens.

9.4 **Transfer of Interests; Admission of Investors**.

(a) **Transfers by Investors**. The Credit Parties shall not permit any Transfer of any interest in a Borrower other than (i) in compliance with this Section 9.4 or (ii) with the written consent of the Administrative Agent. Such Borrower shall provide prior written notice to the Administrative Agent of any Transfer by any Investor of such Borrower of all or a portion of any interest in such Borrower under the applicable Constituent Documents and Subscription Agreements at least five (5) Business Days before the proposed Transfer, and shall, promptly upon receipt thereof, deliver to the Administrative Agent copies of any proposed assignment agreement and other documentation delivered to, or required of such Investor by, the such Borrower. In order for a new Investor to be deemed to be an Included Investor, such new Investor must satisfy the criteria therefor as set out in this Credit Agreement. If the transfer of an Investor interest to a new Investor would result in a mandatory prepayment pursuant to Section 3.5(b) (due to the transferee not being designated as an Included Investor or otherwise), such mandatory prepayment shall be calculated and paid to the Lenders prior to the effectiveness of the transfer and such prepayment shall be subject to Section 4.5. Subject to compliance with the preceding sentence and Section 9.4(b), any assignment by an Included Investor shall be permitted. Any transfer of any interest in such Borrower by any non-Included Investor to any other Person shall be permitted without the consent of the Administrative Agent or Lenders, subject to compliance with Section 9.4(b).

(b) **Sanctions Compliance.** Any admission of an assignee of an interest in any Borrower or as a substitute Investor and any admission of a Person as a new investor of such Borrower, shall be subject to such Person's compliance with Sanctions regulations and being KYC Compliant.

9.5 **Constituent Documents.** No Credit Party shall alter, amend, modify, terminate, or change any provision of any Management Agreement, any Borrower's Constituent Documents, any Subscription Agreement or any Side Letter, or enter into any new Side Letter (each, a "Proposed Amendment"), if such Proposed Amendment would (a) affect the Credit Party's, the general partner's or managing member's, as applicable, of such Credit Party or any Investor's (as applicable) debts, duties, obligations, and liabilities, or the rights, titles, security interests, Liens, powers and privileges of such Person (as applicable), in each case, relating to any Capital Calls, Capital Contributions, Capital Commitments, Uncalled Capital Commitments or any other Collateral or any time period applicable thereto, (b) suspend, reduce or terminate any Investor's Uncalled Capital Commitments or obligation to fund Capital Calls, (c) remove or amend (or affect in a similar manner) any of the provisions thereof related to a "Subscription Facility" (as such term is defined in the applicable Limited Liability Company Agreement) or "Credit Facility" (as such term is defined in the Subscription Agreements entered into with the Primary Borrower), (d) otherwise have a material adverse effect on the rights, titles, first priority security interests and Liens, and powers and privileges of any of the Secured Parties hereunder, (d) amend any Capital Call Cut-Off Date such that it occurs on or prior to the Stated Maturity Date, or (f) remove or amend (or affect in a similar manner) the Indebtedness limitations provided in their Constituent Documents (each, a "Material Amendment"). With respect to any Proposed Amendment, such Credit Party shall notify the Administrative Agent of such proposal. The Administrative Agent shall within ten (10) Business Days of the date on which it has received notification determine, in its sole discretion without the requirement of obtaining the input of the Lenders and on its good

faith belief, whether or not such Proposed Amendment would constitute a Material Amendment and shall promptly notify the Borrowers of its determination. In the event that the Administrative Agent determines that such Proposed Amendment is a Material Amendment, the approval of the Required Lenders and the Administrative Agent shall be required (unless the approval of all Lenders is otherwise required hereunder), and the Administrative Agent shall promptly notify the Lenders of such request for such approval, distributing, as appropriate, the Proposed Amendment and any other relevant information provided by such Credit Party. Subject to Section 12.1, the Lenders shall, within ten (10) Business Days from the date of such notice from the Administrative Agent, deliver their approval or denial thereof. In the event that the Administrative Agent determines that the Proposed Amendment is not a Material Amendment, such Credit Party may make such Proposed Amendment without the consent of any Lender. In the event any Constituent Document or any provision thereof of any Credit Party is altered, amended, modified or terminated in any respect whatsoever, such Credit Party shall provide prior written notice thereof to the Administrative Agent and, within one (1) Business Day of the effectiveness of such alteration, amendment, modification or termination, shall provide the Administrative Agent with copies of each executed, filed or otherwise effective document relating thereto.

9.6 **Reserved.**

9.7 **Limitation on Withdrawals.** No Credit Party shall permit any Investor to withdraw its interest in any Borrower without the prior written consent of the Lenders; provided that a transfer of an interest in accordance with Section 9.4 shall not be considered a withdrawal for purposes of this Credit Agreement.

9.8 **Alternative Investment Vehicles and Parallel Investment Vehicles; Transfers of Capital Commitments**.

(a) **Alternative Investment Vehicles and Parallel Investment Vehicles**. No Borrower shall (i) transfer the Uncalled Capital Commitments of any Investor to any Alternative Investment Vehicle or Parallel Investment Vehicle, (ii) cause Capital Contributions to be made to an Alternative Investment Vehicle or Parallel Investment Vehicle, or (iii) transfer title to any Investment or portion thereof to an Alternative Investment Vehicle or Parallel Investment Vehicle, in each case, unless such entity shall have joined the Credit Facility as a Borrower in accordance with Section 6.3.

(b) **Other Transfers of Unfunded Capital Commitments**. No Borrower shall cause Capital Contributions to be made to any Affiliate of a Credit Party that is not a Credit Party hereunder or directly to any Investment.

9.9 **Limitation on Indebtedness.** The Borrowers shall not incur additional Indebtedness besides (x) the Credit Facility, and (y) Permitted Indebtedness. The Borrowers shall not incur Indebtedness in excess of the limitations thereon provided in their Constituent Documents.

9.10 **Capital Commitments.** No Credit Party shall: (i) cancel, suspend, reduce, excuse, defer or abate the Capital Commitment or Uncalled Capital Commitment of any Investor (other than as expressly provided for in the applicable Limited Liability Company Agreement under

circumstances where the Credit Parties have no discretion (*i.e.*, the applicable Investor is entitled to such an excuse or withdrawal under the terms of the applicable Constituent Document or Subscription Agreement as a matter of right); provided that, the Borrowers have made advance prepayment of any resulting mandatory prepayment hereunder after giving effect to such cancellation, suspension, reduction, excuse, deferral or abatement) without the prior written consent of all Lenders which may be withheld in their sole discretion; or (ii) relieve, excuse, delay, postpone, compromise or abate any Investor from the making of any Capital Contribution (including, for the avoidance of doubt, in connection with any particular investment of such Credit Party), the proceeds of which are to be applied to repayment of the Obligations.

9.11 **Capital Calls.** No Credit Party shall make any contractual or other agreement with any Person which shall restrict, limit, penalize or control its ability to make Capital Calls or the timing thereof.

9.12 **ERISA Compliance.** No Borrower or member of a Borrower's Controlled Group shall establish, maintain, contribute to, have any obligation to contribute to, or otherwise incur any liability (contingent or otherwise) with respect to, any Plan, except as would not reasonably be expected to have a Material Adverse Effect. No Credit Party shall fail to satisfy an exception under the Plan Asset Regulations which failure causes the assets of such Credit Party to be deemed Plan Assets. No Credit Party shall take any action, or omit to take any action, which would constitute or otherwise give rise to a non-exempt prohibited transaction under Section 4975(c)(1)(A), (B), (C) or (D) of the Internal Revenue Code or Section 406(a) of ERISA that would subject the Administrative Agent or any of the Lenders to any tax, penalty, damages or any other claim or relief under Section 4975 of the Internal Revenue Code or ERISA.

9.13 **Limitations on Distributions.** No Borrower shall make, pay or declare (and no Credit Party shall cause to be made, paid or declared) any Distribution (as defined below) at any time during the existence and continuation of an Event of Default, a Specified Default or a Borrowing Base Deficiency. "Distribution" means any distributions (whether or not in cash) on account of any equity interest in a Borrower, including as a dividend or other distribution.

9.14 **Limitation on Withdrawals.** Without the prior written consent of the Required Lenders, no Credit Party shall make, or cause the making of, any withdrawal or transfer of funds from any Collateral Account if a Borrowing Base Deficiency, an Event of Default, or a Specified Default has occurred and is continuing, other than (a) solely with respect to a Borrowing Base Deficiency, a withdrawal or transfer of a Collateral Account Reserve in accordance with Section 5.2(b) and (b) a transfer to the Administrative Agent for the purpose of paying Obligations owing hereunder.

9.15 **Deemed Capital Contributions.** The Borrowers shall not reinvest current cash flow from Investments and/or net proceeds from Investment dispositions if (a) an Event of Default has occurred and is continuing, or (b) such reinvestment would reduce the Unfunded Capital Commitment of any Investor and cause a Borrowing Base Deficiency, unless with respect to this clause (b), prior to such reinvestment, the Borrowers shall make a prepayment sufficient to ensure pro forma compliance with Section 3.5(b).

9.16 **Use of Proceeds.** Each Borrowers will not request any Loan, and each Borrower shall not use, and shall not knowingly permit its Subsidiaries and Affiliates, and its or their respective directors, officers, employees and agents to use, the proceeds of any Loan, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) to fund, finance or facilitate any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country, (iii) in any other manner that would result in the violation of any Sanctions applicable to any party hereto, or (iv) other than in accordance with Section 2.8.

9.17 **Investment Company**. The Primary Borrower shall continue to engage in its investment business in accordance with its Constituent Documents, as such may be supplemented or amended from time to time, comply with all contractual obligations and Applicable Law (including, without limitation, Regulations U and X and other applicable regulations of the Board of Governors of the Federal Reserve System) and maintain at all times its status as non-diversified, closed-end investment company under the Investment Company Act. At all times, the Primary Borrower shall maintain its status and qualification as a "business development company" under the Investment Company Act, and so long as the Primary Borrower has any material taxable income or would otherwise have any material income tax liabilities or obligations, the Primary Borrower shall maintain its status and qualification as a RIC under the Internal Revenue Code. No Credit Party or any of its respective Subsidiaries is, except with respect to the Primary Borrower as a business development company under the Investment Company Act, subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

9.18 **Hazardous Materials.** There shall be no Release of Hazardous Materials by any Credit Party, or at any real property owned by any Credit Party, that could reasonably be expected to result in a Material Adverse Effect.

9.19 **Capital Returns.** No Credit Party shall return any funds to the Investors that may be the subject of a Capital Call without concurrently delivering to the Administrative Agent a copy of each related Capital Return Notice and a Capital Return Certification.

9.20 **Fiscal Year and Accounting Method.** No Borrower shall change its fiscal year or materially alter its method of accounting without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, delayed or conditioned, unless otherwise required to do so by the Internal Revenue Code (and if so required the applicable Borrower shall immediately notify the Administrative Agent in writing of such change).

9.21 **Dissolution.** Without the prior written consent of all Lenders (in their sole discretion), no Credit Party shall take any action to terminate, wind-up or dissolve.

9.22 **Transactions with Affiliates.** No Credit Party shall, nor shall it permit any of its Subsidiaries to, sell, lease or otherwise transfer any of its property or assets to, or purchase, lease or otherwise acquire any property or assets from, or make any contribution towards, or reimbursement for, any taxes payable by any Person or any of its Subsidiaries in respect of income

of such Credit Party, or otherwise engage in any other transactions with, any of its Affiliates (including any other Credit Party), except transactions in the ordinary course of business at prices and on terms and conditions not less favorable to such Credit Party or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties.

9.23 **Deposits to Collateral Accounts.** No Credit Party shall direct, authorize or otherwise permit any proceeds, monies or sums paid by the Investors pursuant to any Capital Call to be deposited, credited or otherwise included in any account other than to the applicable Collateral Account. No Credit Party shall, and shall not cause any of its Subsidiaries to, deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collateral Accounts cash or cash proceeds other than Capital Contributions.

Section 10. EVENTS OF DEFAULT

10.1 **Events of Default.** An "Event of Default" shall exist if any one or more of the following events (collectively, "Events of Default") shall occur (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) the Borrowers shall fail to pay when due after the expiration of any applicable grace period specified with respect thereto (i) any Principal Obligations, including, without limitation, any failure to pay any amount required under Section 3.5(b); or (ii) any interest or any fee, expense, indemnity or other payment required under any Loan Document, and such failure under this clause (ii) shall continue for two (2) Business Days;

(b) any representation or warranty made or deemed made by or on behalf of the Credit Parties under any Loan Document, or in any certificate or statement furnished or made to the Administrative Agent or the Lenders or any one of them by the Credit Parties, shall prove to be untrue or inaccurate in any material respect as of the date made, and such breach shall continue uncured for thirty (30) days;

(c) default shall occur in the performance of: (i) any of the covenants or agreements contained herein (other than the covenants contained in Sections 3.5(b), 8.1, 8.11, and Sections 9.1 through 9.23) by the Credit Parties; or (ii) the covenants or agreements of the Credit Parties contained in any other Loan Documents executed by such Person, and in each case, if such default is susceptible to cure, such default shall continue uncured to the satisfaction of the Administrative Agent for a period of thirty (30) days, in each case after the earlier of: (x) the Borrowers obtaining knowledge thereof or (y) receipt by the Borrowers of notice of such default from the Administrative Agent;

(d) default shall occur in the performance of any of the covenants or agreements of any Credit Party contained in Sections 3.5(b), 8.11, and Sections 9.1 through 9.23 (subject to any applicable grace periods provided in such Sections);

(e) default shall occur in the performance of Section 8.1 of this Credit Agreement (subject to any applicable grace periods provided in such Section) and such default shall continue uncured for three (3) Business Days;

(f) any of the Loan Documents executed by the Credit Parties: (i) shall cease, in whole or in part, to be legal, valid, binding agreements enforceable against the Credit Parties, as the case may be, in accordance with the terms thereof; (ii) shall in any way be terminated or become or be declared ineffective or inoperative; or (iii) shall in any way whatsoever cease to give or provide the respective first priority Liens, security interest, rights, titles, interest, remedies, powers, or privileges intended to be created thereby;

(g) (i) an event of default shall occur with respect to the payment of any Indebtedness of the Credit Parties in excess of, individually or in the aggregate, $1,800,000 and, subject to Section 10.1(g)(ii), such event of default shall continue uncured for fifteen (15) days; or (ii) notwithstanding anything to the contrary in Section 10.1(g)(i), any Indebtedness described in the foregoing clause (g)(i) shall become due before its stated maturity by acceleration of the maturity thereof or shall become due by its terms and shall not be promptly paid or extended;

(h) any Credit Party shall (i) become a debtor under any Debtor Relief Law; (ii) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor, sequestrator, conservator, liquidator or similar official of itself or of all or a substantial part of its assets; (iii) admit in writing that it is unable to pay its debts as they become due; (iv) make a general assignment for the benefit of creditors; (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or (vi) take any partnership, exempted partnership, limited liability company or corporate action for the purpose of effecting any of the foregoing; provided that if an insolvency proceeding is commenced against such Credit Party, such proceeding is not dismissed or stayed within sixty (60) days;

(i) any final judgment(s) for the payment of money in excess of $750,000 in the aggregate shall be rendered against any Credit Party and such judgment shall remain undischarged for a period of forty-five (45) consecutive days unless (i) execution is effectively stayed, (ii) such judgment is covered by insurance or (iii) a bond or cash collateral is posted with the court against such judgment (and any related Lien is removed);

(j) Reserved.

(k) the issuance to any Credit Party or a reasonable basis exists for the issuance to any Credit Party of any administrative order by any Governmental Authority under any Environmental Law, or the issuance to any Credit Party of any injunctive order by any court under any Environmental Law, that, in the Administrative Agent's reasonable judgment, will result in a Material Adverse Effect;

(l) an event shall occur that causes a dissolution or liquidation of any Credit Party or proceedings shall be commenced by any Person seeking the dissolution or liquidation of any Credit Party that remains uncured within ten (10) Business Days;

(m) any Change of Control shall occur;

(n) one or more Investors fail to fund Capital Calls in an aggregate amount in excess of $6,000,000 (on a cumulative basis) when due and such failure shall not be cured within fifteen (15) Business Days of the due date therefor (without regard to any cure or notice periods

contained in the applicable Constituent Document) (it being acknowledged that such calculation will occur on a cumulative Capital Call basis, rather than a per Capital Call basis);

(o) the Investment Manager or any Subsidiary thereof which is an Investor in a Borrower (i) fails to fund any of its Capital Calls when due and such failure shall not be cured within three (3) Business Days therefor (without regard to any cure or notice periods contained in the applicable Limited Liability Company Agreement); (ii) shall repudiate, challenge, or declare unenforceable its Capital Commitment or its obligation to make Capital Contributions pursuant to a Capital Call; or (iii) breaches its obligations under a Limited Liability Company Agreement, and such default shall continue uncured beyond any cure or grace period under the terms of the applicable Limited Liability Company Agreement;

(p) any Management Agreement shall cease to be in full force and effect or the Investment Manager resigns or is removed from said role; and

(q) the occurrence of a Key Person Event.

10.2 **Remedies Upon Event of Default.** If an Event of Default shall have occurred and is continuing, then the Administrative Agent may (and shall at the direction of the Required Lenders): (i) suspend the Commitments of the Lenders; (ii) terminate the Commitments of the Lenders hereunder and declare the occurrence of the Maturity Date; (iii) declare the principal of, and all interest then accrued on, the Obligations to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate, advertisement or other notice of any kind (other than notice of such declaration) all of which the Credit Parties hereby expressly waive, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iv) exercise any right, privilege, or power set forth in Section 5 hereof or in the other Loan Documents, including, but not limited to, the initiation of Capital Calls of the Uncalled Capital Commitments; (v) suspend the obligation of the Lenders to maintain SOFR Loans; and/or (v) without notice of default or demand, pursue and enforce any of the Administrative Agent's or the Lenders' rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any Applicable Law or agreement; provided that if any Event of Default specified in Section 10.1(h) shall occur, the principal of, and all interest on, the Obligations shall thereupon become due and payable concurrently therewith, without any further action by the Administrative Agent or the Lenders, or any of them, and without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind, all of which each of the Credit Parties hereby expressly waives.

(a) **Actions with Respect to the Collateral**. The Administrative Agent, on behalf of the Secured Parties, is hereby authorized, in the name of the Secured Parties or the name of any Credit Party, at any time or from time to time during the existence of an Event of Default, to: (i) initiate one or more Capital Calls in order to pay the Secured Obligations then due and owing or for any other purpose contemplated by the Credit Agreement (which Capital Calls may be in excess of the amount owing under the Credit Agreement if required in order to comply with ERISA or otherwise result in payment in full of the Secured Obligations), (ii) notify any or all parties obligated to any Credit Party (including the Investors) to make all payments due or to become due with respect to their Capital Commitments directly to the Administrative Agent on behalf of the

Secured Parties or to an account other than the Collateral Accounts, (iii) take or bring in any Credit Party's name, or the name of the Secured Parties, all steps, actions, suits, or proceedings deemed by the Administrative Agent necessary or desirable to effect possession or collection of payments of the Capital Commitments, (iv) complete any contract or agreement of any Credit Party in any way related to payment of any of the Capital Commitments, (v) make allowances or adjustments related to the Capital Commitments, (vi) compromise any claims related to the Capital Commitments, (vii) provide instruction and direction to Account Bank as to the application of monies in the Collateral Accounts, and apply such monies to the payment of the Obligations, (viii) sell the Collateral or any part thereof, upon giving at least ten (10) days' prior notice to the Borrowers of the time and place of sale (which notice each Credit Party and the Administrative Agent agree is commercially reasonable), for cash or upon credit or for future delivery, and the Credit Parties hereby waive all rights, if any, of marshalling the Collateral and any other security for the Obligations, and at the option and in the complete discretion of the Administrative Agent, either at public sale or at private sale, in which event such notice shall also contain the terms of the proposed sale, and the Credit Parties shall have until the time of such proposed sale in which to redeem the Collateral or to procure a purchaser willing, ready and able to purchase the Collateral on terms more favorable to the Credit Parties and the Administrative Agent, and if such a purchaser is so procured, then the Administrative Agent shall sell the Collateral to the purchaser so procured, (ix) bid for and to acquire, unless prohibited by Applicable Law, free from any redemption right, the Collateral, or any part thereof, and, in lieu of paying cash therefor, the Administrative Agent may make settlement for the selling price by crediting the net selling price, if any, after deducting all costs and expenses of every kind, upon the outstanding principal amount of the Obligations, in such order and manner as the Administrative Agent, in its discretion, may deem advisable, (x) exercise all rights, remedies and recourse granted in the Loan Documents and any other instruments executed to provide security for or in connection with the payment and performance of the Obligations or existing at common law or equity (including those granted by the UCC, and the right of offset), (xi) issue credit in its own name or the name of any Borrower, (xii) demand payment and performance of all due and payable Secured Obligations from the funds in or credited to any Collateral Account; (xiii) withdraw, collect and receive any and all funds on deposit in or payable to any Collateral Account and apply all or any portion of the funds in or credited to any Collateral Account to the Secured Obligations; (xiv) surrender or present for notation of withdrawal the passbook, certificate, or other documents issued to the applicable Borrower in connection with the Collateral Account; or (xv) exercise any other right, privilege, power, or remedy provided to any Credit Party under its respective Constituent Documents and the Subscription Agreements with respect to the Capital Commitments and such rights and remedies in clauses (i) through (xv) above: (a) shall be cumulative and concurrent; (b) may be pursued separately, successively or concurrently against any or all Credit Parties and any other party obligated under the Obligations, or against the Collateral, or any of such Collateral, or any other security for the Obligations, or any of them, at the sole discretion of the Administrative Agent; (c) may be exercised as often as occasion therefor shall arise, it being agreed by the Credit Parties that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; and (d) are intended to be and shall be, non-exclusive. Regardless of any provision hereof, in the absence of gross negligence or willful misconduct by the Administrative Agent or the Secured Parties as determined by a court of competent jurisdiction by a final and non-appealable judgment, neither the Administrative Agent nor the Secured Parties shall be liable for failure to collect or for failure to exercise diligence in

the collection, possession, or any transaction concerning, all or part of the Capital Calls or the Capital Commitment or sums due or paid thereon, nor shall they be under any obligation whatsoever to anyone by virtue of the security interests and Liens relating to the Capital Commitment, subject to the Internal Revenue Code. Further, neither the Administrative Agent nor the Secured Parties shall be responsible in any way for any depreciation in the value of the Collateral nor have any duty or responsibility whatsoever to take any steps to preserve any rights of any Credit Party in the Collateral or under the Constituent Documents. Neither Administrative Agent nor the Secured Parties has assumed, and nothing contained herein or in any other Loan Document shall be declared to have imposed upon Administrative Agent or the Secured Parties, any Borrower's duties or Secured Obligations except that the Administrative Agent shall be bound by the provisions of the Limited Liability Company Agreements in exercising rights or remedies thereunder assigned to the Administrative Agent hereunder. The Administrative Agent shall give the Borrowers notice of actions taken pursuant to this Section 10.2(b) concurrently with, or promptly after, the taking of such action, but its failure to give such notice shall not affect the validity of such action, nor shall such failure give rise to defenses to the Borrowers' obligations hereunder. Notwithstanding the above, during the continuance of an Event of Default, the Credit Parties shall be authorized to issue Capital Calls only with the consent of the Administrative Agent in its sole discretion. The Administrative Agent is hereby authorized to take any actions specified in this clause (b) in pursuance of the powers granted to it pursuant to the irrevocable power of attorney granted to it by each Credit Party pursuant to Section 10.2(c).

(b) **Additional Action by the Administrative Agent**. After the occurrence and during the continuance of an Event of Default, issuance by the Administrative Agent on behalf of the Secured Parties of a receipt to any Person obligated to pay any Capital Contribution shall be a full and complete release, discharge, and acquittance to such Person to the extent of any amount so paid to the Administrative Agent for the benefit of the Secured Parties so long as such amounts shall not be invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person under any insolvency law, state or federal law, common law or equitable doctrine. The Administrative Agent, on behalf of the Secured Parties, is hereby authorized and empowered, after the occurrence and during the continuance of an Event of Default, on behalf of any Credit Party, to endorse the name of any Credit Party upon any check, draft, instrument, receipt, instruction, or other document or items, including, but not limited to, all items evidencing payment upon a Capital Contribution of any Person to any Credit Party coming into the Administrative Agent's possession, and to receive and apply the proceeds therefrom in accordance with the terms hereof. The Administrative Agent, on behalf of the Secured Parties, is hereby granted an irrevocable power of attorney by each Credit Party, exercisable after the occurrence and during the continuance of an Event of Default, which is coupled with an interest and given by way of security to secure the performance of the Secured Obligations, to (i) execute, deliver and perfect all documents and do all things that the Administrative Agent considers to be reasonably required to carry out the acts and exercise the powers set forth in Section 10.2(b) hereof, and (ii) execute all checks, drafts, receipts, instruments, instructions, or other documents, agreements, or items on behalf of any Credit Party, either before or after demand of payment of the Secured Obligations, as shall be deemed by the Administrative Agent to be necessary or advisable, in the sole discretion of the Administrative Agent, to protect the first priority security interests and Liens in the Collateral or the repayment of the Secured Obligations, and neither the Administrative Agent nor the Secured Parties, in the absence of gross negligence or willful misconduct, shall incur any liability in connection with or arising from its exercise of such power

of attorney. Neither the Administrative Agent nor the Secured Parties, in the absence of gross negligence or willful misconduct, shall incur any liability in connection with or arising from its exercise of such power of attorney.

The application by the Administrative Agent of such funds shall, unless the Lenders shall agree otherwise in writing, be the same as set forth in Section 3.5(c). The Credit Parties acknowledge that all funds so transferred into the Collateral Accounts shall be the property of the applicable Borrower, subject to the first priority, exclusive security interest of the Administrative Agent therein.

10.3 **Lender Offset.** If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized, at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by a Lender or any such Affiliate to or for the credit or the account of the Borrowers against any and all of the obligations of the Borrowers now or hereafter existing under the Loan Documents to such Lender or any of their respective Affiliates, irrespective of whether or not such Lender or any such Affiliate shall have made any demand under any Loan Document and although such obligations of any Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 3.5(c) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section 10.3 are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.4 **Performance by the Administrative Agent.** Should any Credit Party fail to perform any covenant, duty, or agreement contained herein or in any of the Loan Documents, and such failure continues beyond any applicable cure period, the Administrative Agent may, but shall not be obligated to, perform or attempt to perform such covenant, duty, or agreement on behalf of such Person. In such event, the Credit Parties shall, at the request of the Administrative Agent, promptly pay any amount expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent at its designated Agency Services Address, together with interest thereon at the Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that neither the Administrative Agent nor the Lenders assume any liability or responsibility for the performance of any duties of the Credit Parties, or any related Person hereunder or under any of the Loan Documents or other control over the management and affairs of any Credit Party, or any related Person, nor by any such action shall

the Administrative Agent or the Lenders be deemed to create a partnership arrangement with any Credit Party, or any related Person.

10.5 **Good Faith Duty to Cooperate.** In the event that the Administrative Agent or Required Lenders elect to commence the exercise of remedies pursuant to Section 10.2 or 10.3 as a result of the occurrence of any Event of Default, the Credit Parties agree to cooperate in good faith with the Administrative Agent to enable the Administrative Agent to issue Capital Calls and enforce the payment thereof by the Investors, including but not limited to providing contact information for each Investor within two (2) Business Days of request.

10.6 **Subrogation, Etc.** Notwithstanding a foreclosure upon any of the Collateral or exercise of any other remedy by the Administrative Agent on behalf of the Secured Parties upon the occurrence and during the continuance of an Event of Default: (i) no Credit Party shall be subrogated thereby to any rights of Administrative Agent for the benefit of the Secured Parties against the Collateral or any other security for the Secured Obligations, or any Credit Party, or any property of any Credit Party; (ii) nor shall any Credit Party be deemed to be the owner of any interest in the Secured Obligations; and (iii) nor shall any Credit Party exercise any rights or remedies with respect to any Credit Party or the Collateral or any other security for the Secured Obligations or any of them or the property of any Credit Party until the Secured Obligations have been paid to Administrative Agent for the benefit of the Secured Parties and is fully performed and discharged (other than contingent indemnification obligations for which no claim has been made), unless otherwise requested in writing to do so by the Administrative Agent.

Section 11. AGENCY PROVISIONS

11.1 Appointment and Authorization of Administrative Agent.

(a) **Authority**. Each Lender, Bank Product Provider and Hedge Product Provider (including each Lender or Affiliate of a Lender in its capacity as a potential Bank Product Provider and a potential Hedge Product Provider and any Person that is an assignee, participant, secured party or other transferee with respect to the interest of such Lender in any Principal Obligation or otherwise under this Credit Agreement) (collectively with such Lender, a "Lender Party") hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Credit Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms hereof and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, nor shall the Administrative Agent have or been deemed to have any fiduciary relationship with any Lender Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Loan Documents or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between

independent contracting parties. The provisions of this Section 11 are solely for the benefit of the Administrative Agent and the Lenders and none of the Credit Parties, any Investor, or any Affiliate of the foregoing (each, a "Borrower Party") shall have any rights as a third-party beneficiary of the provisions hereof (except for the provisions that explicitly relate to the Credit Parties in Section 11.10).

(b) **Release of Collateral**. The Secured Parties irrevocably authorize the Administrative Agent (without any further consent of the Secured Parties), at the Administrative Agent's option and in its sole discretion, to release any security interest in or Lien on any Collateral granted to or held by the Administrative Agent: (i) upon termination of this Credit Agreement and the other Loan Documents, termination of the Commitments and payment in full of all of the Secured Obligations (other than contingent obligations for which no claim has yet been made), including all fees and indemnified costs and expenses that are then due and payable pursuant to the terms of the Loan Documents; and (ii) if approved by the Lenders pursuant to the terms of Section 12.1. Upon the request of the Administrative Agent, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this Section 11.1(b).

11.2 **Delegation of Duties.** The Administrative Agent may execute any of its duties hereunder or under the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of legal counsel, accountants, and other professionals selected by the Administrative Agent concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible to any Lender for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care, nor shall it be liable for any action taken or suffered in good faith by it in accordance with the advice of such Persons. The exculpatory provisions of this Section 11 shall apply to any such sub-agent of the Administrative Agent.

11.3 **Exculpatory Provisions.** Neither the Administrative Agent nor any of its affiliates, nor any of their respective officers, directors, employees, agents or attorneys-in-fact (each such person, an "Agent-Related Person"), shall be liable for any action taken or omitted to be taken by it under or in connection herewith or in connection with any of the other Loan Documents (except for its own gross negligence or willful misconduct) or be responsible in any manner to any Lender Party for any recitals, statements, representations or warranties made by any of Borrower Parties contained herein or in any of the other Loan Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Administrative Agent under or in connection herewith or in connection with the other Loan Documents, or enforceability or sufficiency therefor of any of the other Loan Documents, or for any failure of any Borrower Party to perform its obligations hereunder or thereunder. No Agent-Related Person shall be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Credit Agreement, or any of the other Loan Documents or for any representations, warranties, recitals or statements made herein or therein or made by any Borrower Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent-Related Person to the Lenders or by or on behalf of the Borrower Parties to the Agent-Related Person or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans

or of the existence or possible existence of any Potential Default or Event of Default or to inspect the properties, books or records of the Borrower Parties. The Administrative Agent is not a trustee for the Lenders and owes no fiduciary duty to the Lenders. Each Lender Party recognizes and agrees that the Administrative Agent shall not be required to determine independently whether the conditions described in Sections 6.2(a) or 6.2(b) have been satisfied and, when the Administrative Agent disburses funds to the Borrowers, it may rely fully upon statements contained in the relevant requests by a Borrower Party.

11.4 **Reliance on Communications.** The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, email, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Borrower Parties, independent accountants and other experts selected by the Administrative Agent with reasonable care). The Administrative Agent may deem and treat each Lender as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with Administrative Agent in accordance with Section 12.11(c). The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Loan Documents unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Loan Documents in accordance with a request of the Required Lenders (or to the extent specifically required, all of the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

11.5 **Notice of Default. T**he Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or a Borrower Party referring to the Loan Document, describing such Potential Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice, and the Administrative Agent shall take such action with respect to such Potential Default or Event of Default as shall be reasonably directed by the Required Lenders and as is permitted by the Loan Documents.

11.6 **Non-Reliance on the Administrative Agent and Other Lenders.** Each Lender expressly acknowledges that no Agent-Related Person has made any representations or warranties to it and that no act by any Agent-Related Person hereafter taken, including any review of the affairs of any Borrower Party, shall be deemed to constitute any representation or warranty by the Agent-Related Person to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower Parties and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will,

independently and without reliance upon any Agent-Related Person or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower Parties which may come into the possession of any Agent-Related Person.

11.7 **Indemnification.** Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify, upon demand, each Agent-Related Person (to the extent not reimbursed by a Borrower Party and without limiting any obligation of the Borrower Parties to do so), ratably in accordance with the applicable Lender's respective Lender's Pro Rata Share, and hold harmless each Agent-Related Person from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following payment in full of the Secured Obligations) be imposed on, incurred by or asserted against it in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by it under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Person's gross negligence or willful misconduct, or related to another Lender; provided, further, that no action taken in accordance with the directions of the Required Lenders or all Lenders, as applicable, shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 11.7. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower Parties. The agreements in this Section 11.7 shall survive the termination of the Commitments, payment of all of the Secured Obligations hereunder and under the other Loan Documents or any documents contemplated by or referred to herein or therein, as well as the resignation or replacement of the Administrative Agent.

11.8 **The Administrative Agent in Its Individual Capacity.** The Administrative Agent (and any successor acting as the Administrative Agent) and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Borrower Party (or any of their Subsidiaries or Affiliates) as though the Administrative Agent were not the Administrative Agent or a Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, the Administrative

Agent or its Affiliates may receive information regarding the Borrower Parties or their Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to the Loans made and all obligations owing to it, the Administrative Agent acting in its individual capacity shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

11.9 **Successor Administrative Agent**.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers and subject to the consent of the Borrowers (provided no Event of Default has occurred and is continuing at the time of such resignation), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the "Resignation Effective Date"), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) Reserved.

(c) With effect from the Resignation Effective Date, (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent's resignation or removal hereunder and under the other Loan Documents, the provisions of this Section 11 and Section 12.5 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted

to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

11.10 **Reliance by the Borrowers.** The Borrowers shall be entitled to rely upon, and to act or refrain from acting on the basis of, any notice, statement, certificate, waiver or other document or instrument delivered by the Administrative Agent to the Borrowers, so long as the Administrative Agent is purporting to act in its respective capacity as the Administrative Agent pursuant to this Credit Agreement, and the Borrowers shall not be responsible or liable to any Lender (or to any Participant or to any Assignee), or as a result of any action or failure to act (including actions or omissions which would otherwise constitute defaults hereunder) which is based upon such reliance upon the Administrative Agent. The Borrowers shall be entitled to treat the Administrative Agent as the properly authorized Administrative Agent pursuant to this Credit Agreement until the Borrowers shall have received notice of resignation, and the Borrowers shall not be obligated to recognize any successor Administrative Agent until the Borrowers shall have received written notification satisfactory to them of the appointment of such successor.

11.11 **Administrative Agent May File Proofs of Claim.** In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties hereunder) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Secured Party, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent hereunder.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Secured Party or to authorize the Administrative Agent to vote in respect of the claim of any Secured Party in any such proceeding.

11.12 **Bank Product Obligations and Secured Hedging Agreements.** By virtue of a Lender's execution of this Credit Agreement or an assignment agreement pursuant to Section 12.11, as the case may be, any Affiliate of such Lender with whom any Borrower or any other Credit Party has entered into a Bank Product Agreement or Secured Hedging Agreement shall be deemed a Lender party hereto for purposes of any reference in a Loan Document to the parties for whom the Administrative Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate's right to share in payments and collections out of the Collateral. In connection with any such distribution of payments and collections, or any request for the release of the Administrative Agent's Liens in connection with the termination of the Commitments and the payment in full of the Obligations, the Administrative Agent shall be entitled to assume no amounts are due to any Bank Product Provider or Hedge Product Provider unless such Bank Product Provider or Hedge Product Provider has notified the Administrative Agent in writing of the amount of any such liability owed to it prior to such distribution or payment or release of Liens.

11.13 **Erroneous Payments.**

(a) If the Administrative Agent notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party such Lender (any such Lender, Secured Party or other recipient, a "Payment Recipient") that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an "Erroneous Payment") and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party such Lender hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the

Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.13(b).

(c) Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Credit Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an "Erroneous Payment Return Deficiency"), upon the Administrative Agent's notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the "Erroneous Payment Impacted Class") in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the "Erroneous Payment Deficiency Assignment") at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver a Lender Assignment and Assumption Agreement with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Credit Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register

its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion and subject to Section 12.11, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Credit Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the "Erroneous Payment Subrogation Rights").

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Credit Party for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on "discharge for value" or any similar doctrine.

(g) Each party's obligations, agreements and waivers under this Section 11.13 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Section 12. MISCELLANEOUS

12.1 **Amendments.** Neither this Credit Agreement (including the exhibits hereto) nor any other Loan Document to which any Credit Party is a party, nor any of the terms hereof or thereof, may be amended, waived, discharged or terminated, unless such amendment, waiver, discharge, or termination is in writing and signed by the Administrative Agent (based upon the approval of the Required Lenders), or the Required Lenders, on the one hand, and such Credit Party on the other hand; and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent; provided that no such amendment, waiver, discharge, or termination shall, without the consent of:

(a) each Lender affected thereby:

(i) reduce, extend or increase the amount or alter the term of the Commitment of such Lender, alter the provisions relating to any fees (or any other payments) payable to such Lender, or accelerate the obligations of such Lender to advance its portion of any Borrowing, as contemplated in Section 2.5 (it being understood that a waiver of any condition precedent set forth in Section 6 shall not constitute a reduction, extension or increase of any Commitment of any Lender);

(ii) extend the time for payment for the principal of or interest on the Obligations, or fees or costs, or reduce the principal amount of the Obligations (except as a result of the application of payments or prepayments), or reduce the rate of interest borne by the Obligations (other than as a result of waiving the applicability of the Default Rate), or otherwise affect the terms of payment of the principal of or any interest on the Obligations or fees or costs hereunder;

(iii) release any Liens granted under the Loan Documents, except as otherwise contemplated herein or therein, and except in connection with the transfer of interests in any Borrower permitted hereunder or in any other Loan Document; and

(b) all Lenders:

(i) except as otherwise provided by Section 9.5 or 9.12, permit the cancellation, excuse or reduction of the Uncalled Capital Commitment or Capital Commitment of any Included Investor;

(ii) amend the definition of "Available Commitment", "Included Investor", "Maturity Date", "Principal Obligations", or the definition of any of the defined terms used therein;

(iii) change the percentages specified in the definition of Required Lenders herein or any other provision hereof specifying the number or percentage of the Lenders which are required to amend, waive or modify any rights hereunder or otherwise make any determination or grant any consent hereunder;

(iv) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under (or in respect of) the Loan Documents; or

(v) amend the terms of Section 3.4(c), Section 3.5(b) or this Section 12.1.

The Administrative Agent agrees that it will notify the Lenders of any proposed modification or amendment to any Loan Document, and deliver drafts of any such proposed modification or amendment to the Lenders, prior to the effectiveness of such proposed modification or amendment. Notwithstanding the above, no provisions of Section 11 may be amended or modified without the consent of the Administrative Agent and (B) to the extent any provision contained in Section 8 and Section 9 specify the requirements for waivers or amendments of the Affirmative Covenants and Negative Covenants listed therein, then any

amendment to such provision shall require the consent of the Lenders or the Administrative Agent that are specified therein as required for a waiver or amendment thereof. Any amendment, waiver or consent not specifically addressed in this Section 12.1 or otherwise shall be subject to the approval of Required Lenders.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above: (1) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersede the unanimous consent provisions set forth herein; (2) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding; and (3) the Administrative Agent may, in its sole discretion, agree to the modification or waiver of any of the other terms of this Credit Agreement or any other Loan Document or consent to any action or failure to act by any Credit Party, if such modification, waiver, or consent is of an administrative nature.

If the Administrative Agent shall request the consent of any Lender to any amendment, change, waiver, discharge, termination, consent or exercise of rights covered by this Credit Agreement, and not receive such consent or denial thereof in writing within ten (10) Business Days of the making of such request by the Administrative Agent, as the case may be, such Lender shall be deemed to have denied its consent to the request.

Notwithstanding anything herein to the contrary, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that (x) the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Loan may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender.

12.2 **Sharing of Offsets.** If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender's receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Section 4 or Section 12.5) greater than its Pro Rata Share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of obligations owing them; provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

(ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Credit Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrowers or any of their Subsidiaries (as to which the provisions of this paragraph shall apply).

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

12.3 **Sharing of Collateral.** To the extent permitted by Applicable Law, each Lender and the Administrative Agent, in its capacity as a Lender, agrees that if it shall, through the receipt of any proceeds from a Capital Call or the exercise of any remedies under any Loan Documents, receive or be entitled to receive payment of a portion of the aggregate amount of principal, interest and fees due to it under this Credit Agreement which constitutes a greater proportion of the aggregate amount of principal, interest and fees then due to such Lender under this Credit Agreement than the proportion received by any other Lender in respect of the aggregate amount of principal, interest and fees due with respect to any Obligations to such Lender under this Credit Agreement, then such Lender or the Administrative Agent, in its capacity as a Lender, as the case may be, shall purchase participations in the Obligations under this Credit Agreement held by such other Lenders so that all such recoveries of principal, interest and fees with respect to this Credit Agreement, the Notes and the Obligations thereunder held by the Lenders shall be *pro rata* according to each Lender's Commitment (determined as of the date hereof and regardless of any change in any Lender's Commitment caused by such Lender's receipt of a proportionately greater or lesser payment hereunder). Each Lender hereby authorizes and directs the Administrative Agent to coordinate and implement the sharing of collateral contemplated by this Section 12.3 prior to the distribution of proceeds from Capital Calls or proceeds from the exercise of remedies under the Loan Documents prior to making any distributions of such proceeds to each Lender or the Administrative Agent, in their respective capacity as the Lenders.

12.4 **Waiver.** No failure to exercise, and no delay or omission in exercising, on the part of the Administrative Agent or the Lenders, any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other further exercise thereof or the exercise of any other right or power. A waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the Loan Documents shall be in addition to all other rights provided by law. No modification or waiver of any provision of any of the other Loan Documents, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand. Subject to the terms of this Credit Agreement (including, without limitation, Section 12.1), the Administrative Agent acting on behalf of all Lenders, and the Credit Parties may from time to time enter into agreements amending

or changing any provision of this Credit Agreement or the rights of the Lenders or the Credit Parties hereunder, or may grant waivers or consents to a departure from the due performance of the obligations of the Credit Parties hereunder, any such agreement, waiver or consent made with such written consent of the Administrative Agent being effective to bind all the Lenders, except as provided in Section 12.1. A waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

12.5 **Payment of Expenses; Indemnity**.

(a) **Cost and Expenses**. The Borrowers shall jointly and severally pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates (including, but not limited to, the reasonable and documented fees, charges and disbursements of any counsel for the Administrative Agent and the cost of any appraisal or audit), in connection with the preparation, negotiation, execution, delivery and administration of the Loan Documents and any amendments, modifications, addition of Investors, amendments to any Limited Liability Company Agreement, joinder, or waivers of the provisions hereof or thereof (whether or not the transactions contemplated shall be consummated), and (ii) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender and the cost of any appraisal or audit) in connection with the enforcement or protection of its rights (A) in connection with the Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) **Indemnification by the Borrowers**. The Borrowers shall jointly and severally indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims, obligations, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) (collectively, the "Indemnified Liabilities"), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrowers or any other Credit Party), other than such Indemnitee and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including, without limitation, the Credit Facility), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned, leased or operated by any Credit Party or any Subsidiary thereof, or any Environmental Liability related in any way to any Credit Party or any Subsidiary thereof, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (v) any claim, investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, any Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant's fees, provided that such indemnity shall not, as

to any Indemnitee, be available to the extent that such losses, claims, obligations, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by any Credit Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from a claim not involving an act or omission of any Credit Party and that is solely between Indemnitees (other than against the Administrative Agent in their capacities as such). This Section 12.5(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, liabilities and related expenses arising from any non-Tax claim.

(c) **Reimbursement by the Lenders**. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under Section 12.5(a) or Section 12.5(b) to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender's Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender's share of the Principal Obligations at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent).

(d) **Waiver of Consequential Damages, Etc**. To the fullest extent permitted by Applicable Law, the Borrowers and each other Credit Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, the Loan Documents or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with the Loan Documents or the transactions contemplated hereby or thereby.

(e) **Payments**. All amounts due under this Section 12.5 shall be payable promptly after demand therefor.

(f) **Survival**. Each party's obligations under this Section 12.5 shall survive the termination of the Loan Documents and payment of the Obligations hereunder.

12.6 **Notice**.

(a) **Notices Generally**. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing (except where telephonic instructions or notices are expressly authorized herein to be given) and shall be deemed to be effective: (i) if by hand delivery, telecopy or other facsimile transmission, on the day

and at the time on which delivered to such party at the address or fax numbers specified below; (ii) if by mail, on the day that it is received after being deposited, postage prepaid, in the United States registered or certified mail, return receipt requested, addressed to such party at the address specified below; (iii) if by FedEx or other reputable express mail service, on the next Business Day following the delivery to such express mail service, addressed to such party at the address set forth below; (iv) if by telephone, on the day and at the time communication with one of the individuals named below occurs during a call to the telephone number or numbers indicated for such party below; or (v) if by email, as provided in Section 12.6(b).

If to a Credit Party:

At the address specified with respect thereto on Schedule I hereto.

If to City National as the Administrative Agent or a Lender:

City National Bank
400 Park Avenue, 7th Floor
New York, NY 10022
Attention: Adam Strauss
Telephone: 917-322-0635
Email: Adam.Strauss@cnb.com

With a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10017
Attention: Peter Beardsley
Telephone: (212) 407-4278
Facsimile: (212) 658-9332
Email: pbeardsley@loeb.com

If to any other Lender:

At the address and number(s) set forth below the signature of such Lender on the signature page hereof or on the Lender Assignment and Assumption Agreement or Joinder Agreement of such Lender.

Any party hereto may change its address for purposes of this Credit Agreement by giving notice of such change to the other parties pursuant to this Section 12.6. With respect to any notice received by the Administrative Agent from any Borrower or any Investor not otherwise addressed herein, the Administrative Agent shall notify the Lenders promptly of the receipt of such notice, and shall provide copies thereof to the Lenders.

(b) **Electronic Communication**. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such

Lender has notified the Administrative Agent that it is incapable of receiving such notices by electronic communication. Any Credit Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

12.7 **Governing Law.** This Credit Agreement and any other Loan Document (except, as to any other Loan Document, as expressly set forth therein), and any claim, controversy or dispute arising under or related to or in connection therewith, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

12.8 **Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury.** Any suit, action or proceeding against any party hereto with respect to the Loan Documents or any judgment entered by any court in respect thereof, may be brought in the courts of the State of New York, or in the United States Courts located in the Borough of Manhattan in New York City, pursuant to Section 5-1402 of the New York General Obligations Law, and each party hereto hereby submits to the non- exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Each party hereto hereby irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by another party hereto by registered or certified mail, postage prepaid, to such party's address set forth in Section 12.6. Each party hereto hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Loan Documents brought in the courts located in the State of New York, Borough of Manhattan in New York City, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THE LOAN DOCUMENTS, WHICH WAIVER IS INFORMED AND VOLUNTARY.

12.9 **Invalid Provisions.** If any provision of this Credit Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Credit Agreement, such provision shall be fully severable and this Credit Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Credit Agreement, and the remaining provisions of this Credit Agreement shall remain in full

force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Credit Agreement, unless such continued effectiveness of this Credit Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein. If any provision of this Credit Agreement shall conflict with or be inconsistent with any provision of any of the other Loan Documents, then the terms, conditions and provisions of this Credit Agreement shall prevail.

12.10 **Entirety.** The Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

12.11 **Successors and Assigns; Participations**.

(a) **Successors and Assigns Generally**. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrowers nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 12.11(b), (ii) by way of participation in accordance with the provisions of Section 12.11(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 12.11(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 12.11(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

(b) **Assignments by the Lenders**. Any Lender may at any time assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that, in each case, any such assignment shall be subject to the following conditions:

(i) **Minimum Amounts.**

(A) in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and/or the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender, no minimum amount need be assigned; and;

(B) in any case not described in Section 12.11(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding hereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Lender Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Lender Assignment and Assumption Agreement, as of such "Trade Date") shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing,

the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed); provided that the Borrowers shall be deemed to have given their consent five (5) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrowers in a written notice to the Administrative Agent received prior to such fifth (5th) Business Day.

(ii) **Proportionate Amounts**. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Credit Agreement with respect to the Loan or the Commitment assigned.

(iii) **Required Consents**. No consent shall be required for any assignment except to the extent required by Section 12.11(b)(i)(B) and, in addition:

(A) the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, (y) such assignment is to a Lender or an Affiliate of a Lender or (z) such assignment is to a Federal Reserve Bank or otherwise required by Applicable Law; provided, that the Borrowers shall be deemed to have consented to any such assignment unless they shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and provided, further, that the Borrowers' consent shall not be required during the primary syndication of the Credit Facility; and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender with a Commitment or an Affiliate of such Lender.

(iv) **Lender Assignment and Assumption Agreement**. The parties to each assignment shall execute and deliver to the Administrative Agent a Lender Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500 for each assignment; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire if requested by the Administrative Agent.

(v) **No Assignment to Certain Persons**. No such assignment shall be made to (A) any Credit Party or any Credit Party's Subsidiaries or Affiliates or (B) to any Defaulting Lender or any of its Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof.

(vi) **No Assignment to Natural Persons**. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(vii) **Certain Additional Payments**. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment,

purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full share of all Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Credit Agreement until such compliance occurs.

(viii) **Consequences of Assignment**. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 12.11(c), from and after the effective date specified in each Lender Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Lender Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Lender Assignment and Assumption Agreement, be released from its obligations under this Credit Agreement (and, in the case of a Lender Assignment and Assumption Agreement covering all of the assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 4 and Section 12.5 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this paragraph shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.11(d).

(c) **Register**. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices in Los Angeles, California, a copy of each Lender Assignment and Assumption Agreement and each Lender Joinder Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) **Participations**. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrowers or any of the Borrowers' Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided

that (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.5(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in Section 12.1 that directly affects such Participant and could not be affected by a vote of the Required Lenders. The Borrowers agree that each Participant shall be entitled to the benefits of Section 4.1 and Section 4.4 (subject to the requirements and limitations therein, including the requirements of Section 4.1(g) (it being understood that the documentation required under Section 4.1(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.11(b); provided that such Participant (A) agrees to be subject to the provisions of Section 4.7 as if it were an assignee under Section 12.11(b) and (B) shall not be entitled to receive any greater payment under Section 4.1 and 4.4, with respect to such participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers' request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 4.7(b) with respect to any Participant. To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of Section 10.3 as though it were a Lender; provided that such Participant agrees to be subject to Section 12.2 as though it were a Lender.

(e) **Participant Register**. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under the Loan Documents (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f) **Certain Pledges**. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee for such Lender as a party hereto.

(g) **Addition of Lenders**. With the prior written consent of the Administrative Agent in its sole discretion, at the request of the Borrowers, a new lender may join the Credit Facility as a Lender by delivering a Lender Joinder Agreement to the Administrative Agent, and such new Lender shall assume all rights and obligations of a Lender under this Credit Agreement and the other Loan Documents; provided that:

(i) the Commitment of the new Lender shall be in addition to the Commitment of the existing Lenders in effect on the date of such new Lender's entry into the Credit Facility, and the Maximum Commitment shall be increased in a corresponding amount;

(ii) the Commitment of the new Lender shall be in a minimum amount of $5,000,000, or such lesser amount agreed to by the Borrowers and the Administrative Agent; and

(iii) the parties shall execute and deliver to the Administrative Agent a Lender Joinder Agreement, any amendment hereto determined necessary or appropriate by the Administrative Agent in connection with such Lender Joinder Agreement, the Borrowers shall execute such new Notes as the Administrative Agent or any Lender may request, and the new Lender shall deliver payment of a processing and recordation fee of $3,500 to the Administrative Agent, which amount the Administrative Agent may waive in its sole discretion; and

(iv) the references to "Lender" in the Loan Documents shall be construed to include all such Lenders, severally but collectively.

(h) **Disclosure of Information**. Any Lender may furnish any information concerning any Credit Party in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.17.

12.12 **Defaulting Lenders**.

(a) **Defaulting Lender Adjustments**. Notwithstanding anything to the contrary contained in this Credit Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) **Waivers and Amendments**. Such Defaulting Lender's right to approve or disapprove any amendment, waiver or consent with respect to this Credit Agreement shall be excluded as set forth in the definition of Required Lenders and Section 12.1.

(ii) **Defaulting Lender Waterfall**. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting

Lender (whether voluntary or mandatory, at maturity, pursuant to Section 10 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.2 shall be applied at such time or times as may be determined by the Administrative Agent as follows: *first*, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; *second*, as the Borrowers may request (so long as no Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Credit Agreement, as determined by the Administrative Agent; *third*, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released *pro rata* in order to satisfy such Defaulting Lender's potential future funding obligations with respect to Loans and funded participations under this Credit Agreement; *fourth*, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Credit Agreement; *fifth*, so long as no Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Credit Agreement; and *sixth*, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made at a time when the conditions set forth in Section 6.2 were satisfied or waived, such payment shall be applied solely to pay the Loans owed to, all Non-Defaulting Lenders on a *pro rata* basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders *pro rata* in accordance with their Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) **Certain Fees.** Each Defaulting Lender shall be entitled to receive interest for any period during which such Lender is a Defaulting Lender only to extent allocable to the sum of the outstanding principal amount of the Loans funded by it. No Defaulting Lender shall be entitled to receive any Upfront Fees for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b) **Defaulting Lender Cure**. If the Borrowers and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded to be held *pro rata* by the Lenders in accordance with their Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a

waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender.

12.13 **All Powers Coupled with Interest.** All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of any Loan Document shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain unpaid, the Commitment remains in effect or the Credit Facility has not been terminated.

12.14 **Headings.** Section headings are for convenience of reference only and shall in no way affect the interpretation of this Credit Agreement.

12.15 **Survival.** All representations and warranties made by the Credit Parties herein shall survive delivery of the Notes and the making of the Loans.

12.16 **Full Recourse.** The payment and performance of the Secured Obligations shall be fully recourse to the applicable Borrower and its properties and assets. The Principal Obligations shall not be recourse to any general partner of a Borrower (to the extent applicable) or any Investor and neither the Administrative Agent nor any Lender shall have the right to pursue any claim or action against any general partner (to the extent applicable) except for any claim or action for actual damages of the Administrative Agent or the Lenders or specific performance as a result of any breach of a contractual obligation under a Loan Document, fraud, willful misrepresentation or willful misappropriation of proceeds from the Credit Facility in which event there shall be full recourse against such general partner. Nothing contained in this Section or in any of the other provisions of the Loan Documents shall be construed to limit, restrict, or impede the obligations, the liabilities, and indebtedness of the Borrowers, or of any Investor to make its Capital Contributions to the relevant Borrower in accordance with the terms of the applicable Limited Liability Company Agreement and Subscription Agreement.

12.17 **Availability of Records; Confidentiality.** (a) Each of the Administrative Agent and the Lenders agree to maintain the confidentiality of the Transaction Information (as hereinafter defined), the Investor Information (as hereinafter defined) and the Other Information (as hereinafter defined) (the Transaction Information, the Investor Information and the Other Information being hereinafter referred to as the "Confidential Information"), except that the Administrative Agent may provide to the Lenders, and that the Administrative Agent and each Lender may provide to any Affiliate of a Lender or Participant or Assignee or proposed Participant or Assignee and each of their respective officers, directors, employees, advisors, auditors, counsel, rating agencies and agents or any other Person as deemed necessary or appropriate in any Lender's reasonable judgment this Credit Agreement, all Loan Documents, Borrowing Base Certificates, and all other documents, certificates, opinions, reports, and other material information of every nature or description delivered in connection with a Loan Document, and information as to all transactions contemplated thereunder (collectively, "Transaction Information"), provided such party is advised of the confidential nature of such Transaction Information, and may communicate all oral information, at any time submitted by or on behalf of any Borrower Party or received by the Administrative Agent or a Lender in connection with the Loans, the Commitments or any Borrower Party or any Other Information; provided further that, prior to any such delivery or

communication, the Lender, Affiliate of a Lender, Participant, or Assignee, or proposed Participant or Assignee or such other Person, as the case may be, shall agree in writing to preserve the confidentiality of all data and information which constitutes Transaction Information or Other Information; (b) the Credit Parties, the Administrative Agent and the Lenders (i) acknowledge and agree that (x) the identities of the Investors, the amounts of their respective Capital Commitments and details regarding their investments under the Limited Liability Company Agreements or other Constituent Documents (collectively, the "Investor Information") have been and will be delivered on a confidential basis; and (y) information with respect to Investments has been and will be delivered on a confidential basis; (ii) acknowledge and agree that such Investor Information and information with respect to Investments are confidential information; and (iii) agree that such Investor Information and information with respect to Investments shall be subject to the provisions of this Section 12.17; and (c) anything herein to the contrary notwithstanding, the provisions of this Section 12.17 shall not preclude or restrict any such party from disclosing any Confidential Information: (i) to their respective accountants, lawyers and regulators, (ii) to the Investors (it being understood and agreed that the Credit Parties may only disclose the details of the transaction (and not any Loan Document) without the consent of the other parties hereto) (iii) with the prior written consent of, with respect to Transaction Information, all parties hereto, and with respect to any other Confidential Information, the Credit Parties; (iv) upon the order of or pursuant to the rules and regulations of any Governmental Authority having or reasonably claiming to have jurisdiction over such party or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (v) in connection with any audit by an independent public accountant of such party, provided such auditor thereto agrees to be bound by the provisions of this Section 12.17; (vi) to examiners or auditors of any applicable Governmental Authority which examines such party's books and records while conducting such examination or audit; or (vii) as otherwise specifically required by Applicable Law. For purposes of this Section, "Other Information" means all information received from any Credit Party relating to the Credit Parties, their Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by a Credit Party or any of its Subsidiaries. Notwithstanding the foregoing, the parties hereto (and each of their respective employees, representatives, or other agents) may disclose to any and all other persons, without limitation of any kind, the U.S. federal, state, and local tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such tax treatment and tax structure.

12.18 **USA Patriot Act Notice.** Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Credit Party in accordance with the Patriot Act.

12.19 **Multiple Counterparts.** This Credit Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Credit Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Credit Agreement by facsimile or in

electronic (i.e., "pdf" or "tif") format shall be effective as delivery of a manually executed counterpart of this Credit Agreement.

12.20 **Term of Agreement.** This Credit Agreement shall remain in effect from the Closing Date through and including the date upon which all Secured Obligations (other than contingent indemnification obligations for which no claim has yet been made) arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full and all Commitments have been terminated. No termination of this Credit Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Credit Agreement which survives such termination.

12.21 **Conflicts**. The Borrowers acknowledge that the Secured Parties and their Affiliates may be providing financing or other services to other companies in respect of which Borrowers or their Affiliates may have conflicting interests. The Borrowers acknowledges that the Secured Parties, the Administrative Agent and their Affiliates have no obligation to use in connection with the transactions contemplated herein, or to furnish to the Borrowers, confidential information obtained from such other companies.

12.22 **Inconsistencies with Other Documents**. In the event there is a conflict or inconsistency between this Credit Agreement and any other Loan Document, the terms of this Credit Agreement shall control; provided that any provision of the Loan Documents that imposes additional burdens on any Credit Party or further restricts the rights of any Credit Party or any of its Affiliates or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Credit Agreement and shall be given full force and effect.

12.23 **Acknowledgement Regarding Any Supported QFCs** . To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, "QFC Credit Support" and each such QFC a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents

that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 12.23, the following terms have the following meanings:

(i) "BHC Act Affiliate" of a party means an "affiliate" (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii) "Covered Entity" means any of the following:

(A) a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B) a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iv) "Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(v) "QFC" has the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW.

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and year first above written.

BORROWERS:

WILLOW TREE CAPITAL CORPORATION, as Primary Borrower

By: [signature]
Name: Mark Klingensmith
Title: Authorized Signatory and Chief Financial Officer

Acknowledged solely for purposes of Section 5.4:

INVESTMENT MANAGER:

WILLOW TREE CAPITAL CORP ADVISORS LLC, a Delaware limited liability company, as Investment Manager

By: [signature]
Name: Mark Klingensmith
Title: Authorized Signatory

ADMINISTRATIVE AGENT:

CITY NATIONAL BANK, as Administrative Agent

By:______________________________________
Name: Adam Strauss
Title: Senior Vice President

LENDERS:

CITY NATIONAL BANK, as a Lender

By: ______________________________
Name: Adam Strauss
Title: Senior Vice President